SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
PLANET TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PLANET TECHNOLOGIES, INC.
96 Danbury Road
Ridgefield, Connecticut 06877
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 1, 2006
DEAR SHAREHOLDERS:
     Notice is hereby given that the Annual Meeting of Shareholders of Planet Technologies, Inc., a California corporation (the “Company”), will be held on August 1, 2006, at 10:00 a.m. local time, at 800 Silverado Street, Second Floor, La Jolla, California 92037 for the following purpose:
     1. To approve the change in the state of incorporation of the Company from California to Delaware by merging the Company into its wholly owned subsidiary, Allergy Control Products, Inc. (“ACP”), a Delaware corporation pursuant to the Agreement and Plan of Merger between the Company and ACP;
     2. To elect seven (7) directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified;
     3. To approve the Company’s 2000 Stock Option Plan, as amended, to increase the aggregate number of shares of common stock reserved for issuance under such plan from 350,000 to 2,000,000;
     4. To approve the engagement of J.H. Cohn LLP, its independent registered public accounting firm, for the fiscal year ending December 31, 2006; and
     5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
     The Board of Directors of the Company has approved each of the proposals and recommends that you vote IN FAVOR of each of the proposals as described in the attached materials. Before voting, you should carefully review all of the information contained in the attached proxy statement and in particular you should consider the matters discussed under “Risk Factors” under certain of the Proposals listed above.
     All shareholders are cordially invited to attend the Annual Meeting. Only shareholders of record at the close of business on June 16, 2006, are entitled to notice of and to vote at the Annual Meeting and any adjustments thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be available at the meeting.

Sincerely, Scott L. Glenn

San Diego, California
July ___, 2006
ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME. THE DEADLINE FOR THE RETURN OF YOUR PROXY IS July 31, 2006.

EXHIBIT LIST

Exhibit “A” — Planet Form 10-KSB Filed With SEC May 15, 2006	A-1
Exhibit “B” — Planet Form 10-QSB Filed with the SEC May 22, 2006	B-1
Exhibit “C” — Form of Certificate of Incorporation	C-1
Exhibit “D” — Bylaws of Delaware Corporation	D-1
Exhibit “E” — Agreement and Plan of Merger	E-1

PLANET TECHNOLOGIES, INC.
96 Danbury Road
Ridgefield, Connecticut 06877
PROXY STATEMENT
SUMMARY TERM SHEET
     THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT, YOU SHOULD READ THE ENTIRE PROXY STATEMENT CAREFULLY, AS WELL AS THE ADDITIONAL DOCUMENTS TO WHICH IT REFERS.
THE ANNUAL MEETING

Date, Time and Place of Annual Meeting	The Annual Meeting will be held on August 1, 2006, beginning at 10:00 a.m., PST, at 800 Silverado Street, Second Floor, La Jolla, CA 92037.

Record Date: Shareholders Entitled to Vote; Quorum	Only holders of record of Planet common stock on June 16, 2006, are entitled to notice of and to vote at the Annual Meeting. As of the record date, there were shares of Planet common stock outstanding. The presence, in person or by proxy, of the holders of a majority of our common stock will constitute a quorum.

Vote Required	The seven persons with the most number of votes will be elected directors pursuant to Proposal 2; and assuming a quorum is present, the affirmative vote of a majority of the shares represented and voting, either present in person or represented by proxy at the meeting are required to vote in favor of Proposals 3 and 4 for such proposals to pass. The affirmative vote of the holders of a majority of the outstanding shares of the Company as of the Record Date are required to pass Proposal 1.

Recommendation of Board of Directors	Our Board of Directors unanimously approved each of the Proposals to be considered at the Annual Meeting. The Board recommends that the stockholders vote “FOR” each proposal.
PROPOSAL 1 — CONVERSION FROM CALIFORNIA CORPORATION TO DELAWARE CORPORATION

Reason for Conversion	Management believes that reincorporation in Delaware would be beneficial to the Company because Delaware corporate law is more comprehensive, widely used and extensively interpreted than other state corporate laws, including California corporate law. In addition, management believes that Delaware law is better suited than California law to protect shareholder’s interests in the event of a non-solicited takeover attempt.

Vote Required to Approve the Conversion:	The affirmative vote of a majority of the outstanding shares of common stock (either in person or by proxy) is required to approve the Delaware Reincorporation. A properly executed proxy marked “ABSTAIN” with respect to such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
PROPOSAL 2 — ELECTION OF DIRECTORS

Nominees	There are seven board nominees for the seven board positions presently authorized by the Company’s current bylaws. The names of the nominees are H. M. Busby; Scott L. Glenn; Eric B. Freedus, Ellen Preston; Michael Trinkle, Michael Walsh and Edward Steube. Should the Shareholders approve Proposal 2, these seven board nominees, if elected pursuant to this proposal, would serve as directors of the Delaware Company.

Voting	Shares represented by executed proxies will vote, if authority to do so is not withheld, for the election of the nominees. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.
PROPOSAL 3 — AMENDMENT TO THE 2000 STOCK OPTION PLAN

Description of the 2000 Plan, as Amended	The Company proposes to increase the number of shares reserved for issuance under the 2000 Plan from 350,000 shares to 2,000,000 shares. The purpose of the increase is to reserve an adequate number of shares of Common Stock for awards pursuant to the 2000 Plan sufficient to accommodate the retention of the current Board of Directors and executive officers of the Company, and in the future, other key employees, officers and directors. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company.

Tax Consequences	For Federal Income Tax purposes, the grant to an optionee of a non-incentive option generally will not constitute a taxable event to the optionee or to the Company. Similarly, for Federal Income Tax purposes, in general, neither the grant nor the exercise of an incentive option will constitute a taxable event to the optionee or to the Company, assuming the incentive option qualifies as an “Incentive Stock Option” under Internal Revenue Code Section 422.

Vote Required to Approve	Assuming a quorum is present, the affirmative vote of a majority of the shares represented and voting, either present in person or represented by proxy at the meeting are required to vote in favor.
PROPOSAL 4 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Engagement of Accountant	We have approved retaining J.H. Cohn LLP to serve as our independent registered public accounting firm for the 2006 fiscal year and we seek stockholder ratification of that decision.

Vote Required to Approve	Assuming a quorum is present, the affirmative vote of a majority of the shares represented and voting, either present in person or represented by proxy at the meeting are required to vote in favor.

PLANET TECHNOLOGIES, INC.
96 Danbury Road
Ridgefield, Connecticut 06877
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON August 1, 2006
INFORMATION CONCERNING SOLICITATION AND VOTING
INTRODUCTION
General Information
     The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Planet Technologies, Inc., a California corporation (the “Company” and “Old Planet”), for use at the Annual Meeting of Shareholders to be held on August 1, 2006 at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 800 Silverado Street, Second Floor, La Jolla, California 92037. The Company intends to mail this proxy statement and accompanying proxy card on or about July 3, 2006, to all shareholders entitled to vote at the Annual Meeting.
Solicitation
     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.
Voting Rights and Outstanding Shares
     For purposes of the Annual Meeting, a quorum means a majority of the outstanding shares entitled to vote. Holders of record of the Company’s Common Stock at the close of business on June 16, 2006 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on June 16, 2006, the Company had outstanding and entitled to vote                                              shares of Common Stock. In determining whether a quorum exists at the Annual meeting, all shares represented in person or by proxy, including abstentions and broker non-votes, will be counted.
     Except as provided below, on all matters to be voted upon at the Annual Meeting, each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held. With respect to the election of directors, shareholders may exercise cumulative voting rights, i.e., each shareholder entitled to vote for the election of directors may cast a total number of votes equal to the number of directors to be elected multiplied by the number of such shareholder shares (on an as converted basis), and may cast such total of votes for one or more candidates in such proportions as such shareholder chooses.
     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
How to Vote
     Please sign, date and return the enclosed proxy card promptly. If your shares are held in the name of a bank, broker, or other holder of record (that is, in “street name”) you will receive instructions from the holder of record that you must follow for your shares to be voted.

Revocability of Proxies
     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 96 Danbury Road, Ridgefield, Connecticut 06877, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.
Votes Required to Approve Proposals
     Shares represented by executed proxies that are not revoked will be voted in accordance with the instructions in the proxy, or in the absence of instructions, in accordance with the recommendations of the Board of Directors. Assuming a quorum is present at the Annual Meeting, the following table sets forth the votes required to approve each Proposal:

Proposal	Vote Required to Approve
Proposal 1 (Convert to Delaware corporation)	The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company as of the Record Date are required to vote in favor.

Proposal 2 (Elect directors)	The seven persons with the most number of votes will be elected.

Proposal 3 (Amend 2000 Stock Option Plan)	Assuming a quorum is present, the affirmative vote of a majority of the shares represented and voting, either present in person or represented by proxy at the meeting are required to vote in favor.

Proposal 4 (Ratify Appointment of Independent Registered Public Accounting Firm)	Assuming a quorum is present, the affirmative vote of a majority of the shares represented and voting, either present in person or represented by proxy at the meeting are required to vote in favor.

Other Business	Assuming a quorum is present, the affirmative vote of a majority of the shares represented and voting, either present in person or represented by proxy at the meeting are required to vote in favor.
Board Recommendations
     The Board of Directors unanimously approved each of the Proposals to be considered at the Annual Meeting and recommends that shareholders also vote IN FAVOR OF approval of each Proposal.
Shareholder Proposals for 2007 Annual Meeting of Shareholders
     The deadline for submitting a shareholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2007 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 27, 2007. Shareholders are also advised to review the Company’s current Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.
STATEMENT REGARDING FORWARD-LOOKING INFORMATION
     This proxy statement contains forward-looking statements that involve substantial risks and uncertainties. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. You should read forward-looking statements carefully because they may discuss our future expectations, contain projections of the Company’s future results of operations or of our financial position or state other forward-looking information. The Company believes that it is important to communicate its future expectations to their investors. However, there may be events in the future that the Company is not able to accurately predict or control. The factors listed above in the sections captioned “Risk Factors,” as well as any cautionary language in this proxy statement, provide examples of risks, uncertainties and events that may cause the actual results to differ materially from any expectations they describe. Actual results or outcomes may differ materially from those predicted in the forward-looking statements due to the risks and uncertainties inherent in their business, including risks and uncertainties in:

•	market acceptance of and continuing demand for its products;

•	the Company’s ability to protect its intellectual property;

•	the impact of competitive products, pricing and customer service and support;

•	the Company’s ability to obtain additional financing to support their operations;

•	obtaining and maintaining regulatory approval where required; AND

•	changing market conditions.
     When considering forward-looking statements in this proxy statement, you should keep in mind the cautionary statements in “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” sections and other sections of our periodic reports filed with the Securities and Exchange Commission.
GENERAL QUESTIONS REGARDING THE PROXY
     Q: WHAT DO I NEED TO DO NOW?
     A: After carefully reading and considering the information contained in this proxy statement, please complete, sign and date your proxy and return it in the enclosed return envelope as soon as possible, so that your shares may be represented at the annual meeting of the Company shareholders. If you sign, date and return your proxy card but do not include instructions on how to vote your proxy, we will vote your shares IN FAVOR of each proposal described in this proxy statement. You may attend the annual meeting, if you are a Company shareholder and vote your shares in person rather than voting by proxy.
     Q: IF MY BROKER HOLDS MY SHARES IN “STREET NAME,” WILL MY BROKER VOTE MY SHARES FOR ME?
     A: Generally, your Broker will vote the shares in line with management’s recommendation regarding election of directors and other corporate matters. However, as to certain matters, including the proposal to increase the number of authorized common stock shares, it is likely your broker will vote your shares only if you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker.
     Q: WHAT HAPPENS IF I DO NOT VOTE?
     A: If you do not submit a proxy or vote at your annual meeting, your shares will not be counted for the purpose of determining the presence of a quorum and your inaction will have no effect on the outcome of the proposals. If you submit a proxy and affirmatively elect to abstain from voting, your shares will be counted for the purpose of determining the presence of a quorum but will not be voted at the annual meeting.
     Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?
     A: Yes. You can change your vote at any time before your proxy is voted at the Company’s annual meeting. You can do this in one of three ways:
•	timely delivery of a valid, later-dated proxy by mail;

•	revoking your proxy by written notice to the corporate secretary of the Company; or

•	voting in person by written ballot at the Company annual meeting.
     If you have instructed a broker to vote your shares, you must follow the directions from your broker on how to change that vote.
     Q: WHAT IS THE DEADLINE FOR THE RETURN OF MY PROXY?
     A. The Company must receive your Proxy no later than July 31, 2006.

     Q: ARE THERE ANY RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT?
     A: We have listed in the section entitled “Risk Factors” the risks among others that you should consider in deciding whether to vote for Proposal No. 1 described in this proxy statement.
     Q: WHOM SHOULD I CALL WITH QUESTIONS?
     A: If you have any questions about the Merger or about any of the other proposals described in this proxy statement or the enclosed proxy, you should contact:
Planet Technologies, Inc.
96 Danbury Road
Ridgefield, Connecticut
(800) 255-3749
Attention: Scott L. Glenn
     You may also obtain additional information about the Company from documents filed with the SEC by accessing EDGAR, the SEC’s online filing system at www.sec.gov.
PROPOSAL 1
CONVERSION FROM A CALIFORNIA CORPORATION TO A DELAWARE CORPORATION
INTRODUCTION
     The Company is presently a California corporation with two classes of shares outstanding. The Board has unanimously approved and recommends that the holders of the Company’s outstanding shares approve the merger of the Company with and into Allergy Control Products, Inc., a Delaware corporation and wholly owned subsidiary of the Company. The Delaware corporation will be the surviving corporation in the merger under the name Planet Technologies, Inc. The sole purpose of the merger is to change the Company’s jurisdiction of incorporation from California to Delaware. Throughout this Proposal Two, the term the “Company” refers to Planet Technologies, Inc., the existing California corporation, and the term “New Planet” refers to the new Delaware corporation that is the proposed successor to the Company. The principal executive offices of both the Company and New Planet are located at 96 Danbury Road, Ridgefield, Connecticut 06877, and the telephone numbers of both the Company and New Planet is (800) 255-3749.
     Earlier this year, we considered reincorporating to Delaware and undertook a review of the advantages and disadvantages of changing our state of incorporation from California to Delaware. As discussed in “Principal Reasons for the Proposed Reincorporation,” management believes that reincorporation in Delaware would be beneficial to the Company because Delaware corporate law is more comprehensive, widely used and extensively interpreted than other state corporate laws, including California corporate law.
     In addition, management believes that Delaware law is better suited than California law to protect shareholder’s interests in the event of a non-solicited takeover attempt. We are not, however, aware that any person is currently attempting to acquire control of the Company, to obtain representation on our Board of Directors or to take any action that would materially affect the governance of the Company. In this regard, we are not proposing any material changes to our organizational documents to adopt any anti-takeover strategies in connection with the reincorporation.
     On June 8, 2006, our board met with management and its advisors to discuss the advantages and disadvantages of reincorporating in Delaware, the mechanics of reincorporating and possible changes to our organizational document associated with a reincorporation. The Board unanimously determined that the reincorporation was in the best interest of the Company and approved a resolution to move forward with the reincorporation process. On June 8, 2006, our Board unanimously approved the Agreement and the Plan of Merger (the “Merger Agreement”).

     Because New Planet will be governed by the Delaware General Corporation Law (“DGCL”) and will have new organizational documents, if the reincorporation proposal is approved, the proposed reincorporation will result in certain changes in your rights as a shareholder. These differences are summarized under the sections entitled “Comparison of the Charters and Bylaws of the Company and New Planet” and “Significant differences between the corporation laws of California and Delaware.”
     Our board has unanimously approved and, for the reasons described below, recommended that you approve the proposal to reincorporate the Company’s state of incorporation from California to Delaware. If approved by shareholders, we expect that the reincorporation merger will become effective as soon as practicable (the “Effective Date”) following our meeting of shareholders. If shareholders do not approve the reincorporation merger, we would not consummate the reincorporation merger and we would continue to operate as a California corporation.
     IN ORDER FOR THE PROPOSED REINCORPORATION TO BE EFFECTIVE, A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK MUST APPROVE PROPOSAL TWO. SEE “VOTE REQUIRED FOR REINCORPORATION PROPOSAL AND BOARD OF DIRECTORS RECOMMENDATION” BELOW. YOU ARE URGED TO READ CAREFULLY THIS SECTION OF THE PROXY STATEMENT, INCLUDING THE RELATED APPENDICES, BEFORE VOTING ON THE REINCORPORATION MERGER.
MECHANICS
     The proposed reincorporation would be effected pursuant to the Merger Agreement in substantially the form attached as Exhibit “E”. The discussion of the reincorporation merger and the Merger Agreement set forth below is qualified in its entirety by reference to the Merger Agreement. Upon completion of the reincorporation merger, the company will cease to exist and New Planet, which would be the surviving corporation in the reincorporation merger, would continue to operate our business under the name Planet Technologies, Inc.
     Upon the Effective Date, each outstanding share of common stock of the Company will be automatically converted into one share of common stock of New Planet. Each stock certificate representing issued and outstanding shares of common stock of the Company will continue to represent the same number of shares of common stock of New Planet. If the Company and New Planet effect the Reincorporation Merger, you would not need to exchange your existing stock certificates of the company for stock certificates of New Planet. You may, however, exchange your certificates if you so choose.
     A vote in favor of the Merger serves as ratification of the Delaware Certificate attached hereto as Exhibit “C.” The Certificate provides for a total of 50,000,000 authorized shares; 45,000,000 common stock shares with a $0.01 par value, and 5,000,000 preferred stock shares with a $1.00 par value. Presently, Old Planet has a total authorized shares of 25,000,000; 20,000,000 common stock shares and 5,000,000 preferred stock shares. As such with approval of the Merger, New Planet will have an additional 25,000,000 of authorized common stock shares.
     The purpose of the increase in the number of authorized Common Shares is to assure that we have sufficient Shares available for general corporate purposes including, without limitation, equity financings, acquisitions, establishing strategic relationships with corporate partners, providing equity incentives to new and existing employees, payments of stock dividends, or effecting stock splits or other recapitalizations. We may seek additional capital from several sources, including the sale of our Common Shares. As of the date hereof, we have no plans to issue all or any significant percentage of the additional Common Shares to be authorized by the Certificate of Incorporation.
     The common stock of the Company traded on the over-the-counter market in the so-called OTC Bulletin board (“OTC Board”) and, after the Reincorporation Merger, New Planet’s common stock will continue to be traded on the OTC Board without interruption, under the same symbol “PLNT” as the shares of common stock of Old Planet are currently traded.
     Pursuant to the Merger Agreement, the Company and New Planet promise to take all actions that Delaware law and California law require for the Company and New Planet to effect the reincorporation merger.
     The reincorporation merger would only make a change in the legal domicile of the Company and certain other changes of a legal nature which are described in this proxy statement. The reincorporation merger would not result in any change in the name, business, management, fiscal year, consolidated assets or liabilities or location of the principal offices of the Company. We believe that the proposed reincorporation will not affect any of our material contracts with any third parties and that our rights and obligations under such material contractual arrangements will continue and be assumed by the surviving corporation.

     If the reincorporation merger is effected, all employee benefit plans of the Company (including all stock option plans) will be assumed and continued by the surviving corporation. Approval of the reincorporation merger will also constitute approval of the assumption of these plans by New Planet.
     Each stock option issued and outstanding pursuant to such plans would be converted automatically into a stock option award with respect to the same number of shares of common stock of the surviving corporation, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award.
     VOTE REQUIRED FOR REINCORPORATION PROPOSAL AND BOARD OF DIRECTORS RECOMMENDATION.
     California law requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company to approve the Merger Agreement pursuant to which the Company and New Planet would effect the reincorporation merger. Approval of the reincorporation merger Proposal would also constitute an approval of the Merger Agreement and therefore the reincorporation merger. A vote in favor of the reincorporation proposal is also effectively a vote in favor of the Delaware Certificate and the Delaware Bylaws. If the shareholders approve the Merger Agreement and the reincorporation merger becomes effective, the Delaware Certificate and the Delaware Bylaws attached hereto as Exhibits “C” and “D” would respectively become the Certificate of Incorporation and Bylaws of the surviving corporation.
     THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED AND RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED REINCORPORATION. THE EFFECT OF AN ABSTENTION OR A BROKER NON VOTE IS THE SAME AS THAT OF A VOTE AGAINST THE REINCORPORATION PROPOSAL.
PRINCIPAL REASONS FOR THE REINCORPORATION
     For many years, Delaware has followed a policy of encouraging corporations to incorporate in that state. More than 58% of Fortune 500 companies are incorporated in Delaware. In furtherance of Delaware’s policy to encourage corporations in that state, Delaware has been a leader in adopting, construing and implementing comprehensive and flexible corporate laws that have been responsive to the evolving legal and business needs of corporations organized under Delaware law. The Board and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. Management also believes that Delaware law is better suited than California law to protect shareholder’s interests in the event of an unsolicited takeover attempt. We are not aware that any person is currently attempting to acquire control of the Company, to obtain representation on our Board of Directors or take any action that would materially affect the governance of the Company.
     Additionally, our management believes that, as a Delaware corporation, the Company would be better able to continue to attract and retain qualified directors and officers than it would be able to as a California corporation in part because Delaware law provides more predictability with the issue of liability of directors and officers than California law does. The increasing frequency of claims against directors and officers that are litigated has greatly expanded the risks to directors and officers of exercising their respective duties. The amount of time and money required to respond to and litigate such claims can be substantial. Although California law and Delaware law both permit a corporation to include a provision in the corporation’s Articles or Certificate, as the case may be, that in certain circumstances reduces or limits the monetary liability of directors for breaches of their fiduciary duty of care, Delaware as stated above, provides to directors and officers more predictability than California does and, therefore, provides directors and officers of a Delaware corporation a greater comfort as to their risk of liability than the comfort afforded under California law. Our Board, therefore believes that the proposed reincorporation may be a significant factor in continuing to attract and retain such individuals, and in freeing them to make corporate decisions on their own merits and for the benefit of shareholders, rather than out of a desire to avoid personal liability. For additional discussion of this matter, see “Significant Differences Between the Corporation Laws of California and Delaware — Indemnification and Limitation of Liability.”
     Our management has considered the following benefits of Delaware’s corporate legal framework in deciding to propose reincorporating in Delaware:
•	The DGCL, which is generally acknowledged to be the most advanced and flexible corporate statute in the country;

•	The Delaware General Assembly, which each year considers and adopts statutory amendments that the corporation law section of the Delaware State Bar Association proposes in an effort to ensure that the corporate statute continues to be responsive to the changing needs of businesses;

•	The Delaware Court of Chancery, which handles complex corporate issues with the level of experience and a degree of sophistication and understanding unmatched by any other court in the country, and the Delaware Supreme Court which is highly regarded;

•	The well-established body of case law construing Delaware law, which has developed over the last century and which provides businesses with a greater predictability than most, if not all, other jurisdictions provide; and

•	The responsiveness and efficiency of the division of corporations of the Secretary of State of Delaware, which uses computer technology that is on the cutting edge.
     Any direct benefit that Delaware law provides to corporations indirectly benefits the shareholders, who are the owners of the corporations. For the reasons discussed in this Proxy Statement, we believe that the Company and our shareholders will benefit in the near and longer term from reincorporating in Delaware.
COMPANY
     The reincorporation will effect only a change in the legal domicile of the Company and certain other changes of a legal nature, including those described in this proxy statement. The reincorporation will NOT result in any change in the name, business, management, fiscal year, assets or liabilities, or location of the principal facilities of the Company. The current directors and officers of the Company will become the directors and officers of New Planet. All employee benefits and stock options of the Company will be assumed and continued by New Planet, and each option or right to purchase shares of the Company Common Stock will automatically be converted into an option or right to purchase the same number of shares of New Planet Common Stock at the same price per share, upon the same terms, and subject to the same conditions. Other employee benefit arrangements of the Company will also be continued by New Planet upon the terms and subject to the conditions currently in effect. As noted above, after the merger the shares of New Planet Common Stock will continue to be quoted without interruption on the OTC Board under the same symbol PLNT. The Company believes that the Reincorporation will not affect any of its material contracts with any third parties and that the Company’s rights and obligations under such material contractual arrangements will continue and be assumed by New Planet
     Although in some circumstances California law provides shareholders with the right to dissent from certain corporate reorganizations and receive cash for their shares, California does not permit dissenter’s rights in connection with the proposed reincorporation.
ANTI-TAKEOVER IMPLICATIONS
     Delaware, like many other states, permits a corporation to adopt a number of measures through the amendment of the corporate charter or bylaws which are designed to reduce a corporation’s vulnerability to unsolicited takeover attempts. It should be noted, however, the reincorporation was NOT proposed to prevent such a change in control, and the Board is not aware of any present attempt to acquire control of the Company, or to obtain representation on the Board.
     Certain differences between California and Delaware law, which would be effective upon consummation of the reincorporation merger without further action of our Board or shareholders, could have a bearing on unapproved takeover attempts. Section 203 of the DGCL, which New Planet does not intend to opt out of, restricts “certain business combinations” with “interested shareholders” for three years following the date that a person becomes an interested shareholder, unless the Board approves the business combination. For a discussion of the differences between the laws of California and Delaware that may affect the shareholders see “Significant Differences Between the Corporation Laws of California and Delaware” discussed below.
     The Board believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company, to New Planet, and to the owners of their securities because, among other reasons, a non-negotiated takeover bid: (i) may be timed to take advantage of temporarily depressed share prices; (ii) may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; and (iii) may involve the acquisition of only a controlling interest in the corporation’s shares, without affording all shareholders the opportunity to receive the same economic benefits.
     By contrast, in a transaction in which a potential acquiror must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of the corporation’s business, technology, and other assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in the corporation’s business not yet reflected in the share price, and equality of treatment of all shareholders.
     Despite the belief of the Board as to the benefits to shareholders of the reincorporation merger, it may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by New Planet’s board of directors, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market value or over their cost bases in such shares. As a result, shareholders who might wish to participate in an unsolicited tender offer may not have an opportunity to do so. In addition, to the extent that provisions of Delaware law enable the board of directors to resist a takeover or a change in control of New Planet, such provisions could make it more difficult to change New Planet’s existing board of directors and management.
COMPARISON OF THE CHARTERS AND BYLAWS OF THE COMPANY AND NEW PLANET
     There are significant similarities between the Delaware Certificate and the Company’s current amended and restated articles of incorporation (the “California Articles”). For example neither the Delaware Certificate nor the California Articles provide for a classified Board of Directors.
     We have also provided that the Delaware Certificate and Delaware Bylaws contain certain provisions that will enable shareholders of New Planet to have rights similar to those that are automatically applicable to Old Planet but that are not required by Delaware law. Specifically, under California law holders of ten percent of the Company’s shares have the right to call special meetings of shareholders; the Delaware Bylaws would provide shareholders of New Planet the same right. In addition, under California law, shareholders have the right to take action in lieu of a meeting by unanimous written consent; shareholders of New Planet will have the same right because the Delaware Certificate does not preclude shareholders from acting by written consent.
     The following discussion is a summary of the material differences between the California Articles and bylaws (“California Bylaws”) of Old Planet and the Delaware Certificate and Delaware Bylaws. All statements herein are qualified in their entirety by reference to the respective corporation laws of California and Delaware and the full text of the California Articles and California Bylaws and the Delaware Certificate and Delaware Bylaws. Approval by our shareholders of the reincorporation merger will automatically result in the adoption of all the provisions set forth in the Delaware Certificate and the Delaware Bylaws. A copy of the Delaware Certificate is attached hereto as Appendix D and a copy of the Delaware Bylaws is attached hereto as Exhibit D. The California Articles and California Bylaws are on file with the SEC and are available from the Company upon request.
Cumulative Voting.
     Cumulative voting entitles a shareholder to cast as many votes as there are directors to be elected, multiplied by the number of shares registered in such shareholders name. The shareholder may cast all of such votes for a single nominee or may distribute them among any two or more nominees. Under California law, shareholders of the corporation have the right to cumulative voting unless the corporation has outstanding shares listed on the New York Stock Exchange or the American Stock Exchange, or has outstanding securities qualified for trading on the NASDAQ national market and the corporation opts out of cumulative voting. Shareholders of the Company currently have the right to cumulative voting.
     Under Delaware law, cumulative voting in the election of directors is not permitted unless specifically provided for in a Company’s charter or bylaws. The Delaware Certificate will not provide the cumulative voting. Therefore, shareholders would not have the right to cumulative voting if the reincorporation proposal is approved.
Filling Vacancies on the Board of Directors
     Under California law, any vacancy on the Board other than one created by removal of a director may be filled by the Board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the Board only if so authorized by a corporation’s articles of incorporation or by a bylaw provision approved by the corporation’s shareholders. Neither the California Articles nor the California Bylaws permit directors to fill vacancies created by the removal of a director, except under certain limited circumstances.
     Under Delaware law, vacancies and newly created directorships may be filled by a majority of directors then in office, even if less than a quorum, or by a sole remaining director, unless otherwise provided in a corporation’s Certificate of Incorporation or Bylaws (or unless the Certificate of Incorporation directs that a particular class of stock is to elect such director(s), in which case a majority of the directors elected by such class, or a sole remaining director so elected, shall fill such vacancy or newly created directorship). The Delaware Bylaws provide that any vacancy, including any vacancy created by the removal of a director by the shareholders of New Planet, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.
Monetary Liability of Directors.
     The California Articles and the Delaware Certificate both provide for the elimination of personal monetary liability of directors to the fullest extent permissible under the law of the respective states. The provision eliminating monetary liability of directors set forth in the Delaware Certificate is potentially more expansive than the corresponding provision in the California Articles due to differences between California and Delaware law. For a more detailed explanation of the foregoing, see “Significant Differences Between the Corporation Laws of California and Delaware — Limitation of Liability and Indemnification,” below.
Indemnification.
     The Delaware Certificate permits New Planet to indemnify its officers and directors to the fullest extent permitted under Delaware law. The Delaware Bylaws require New Planet to indemnify and hold harmless each person who was or is a party, or threatened to be made a party, or is involved in any proceeding by reason of the fact that he or she is or was, or has agreed to become, a director, officer, employee or agent of New Planet, or is or was serving at the request of New Planet as a director, officer, or employee, or in a similar capacity with another entity, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, (including attorney’s fees), judgments, fines and amounts paid in settlement reasonably incurred and suffered by or for him or her in connection with such proceeding or in any related appeal, provided that if the proceeding was initiated by the indemnified person, such proceeding must be authorized by the board of directors of the corporation.
     Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, Delaware law authorizes a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.
     The California Articles authorized the Company to provide indemnification of agents for breach of duty to the Company and its shareholders and the California Bylaws require the Company to indemnify its directors to the fullest extent not prohibited under California law. In addition, the California Bylaws allow the Company to indemnify its officers, employees and agents pursuant to California law.
     For a further discussion of indemnification see the paragraph below entitled “Significant Differences Between the Corporation Laws of California and Delaware — Indemnification and Limitation of Liability.”
Bylaw Amendments.
     Under California law, the Bylaws may be amended by either the affirmative vote of the majority of the outstanding shares entitled to vote, or subject to certain limitations, by approval of the Board. The California Articles provide that the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws, other than a Bylaw changing the maximum or minimum number of directors or changing whether the Board is fixed or variable, which may only be adopted by the affirmative vote of the holders of at least a majority of the votes entitled to be cast in any annual election of directors.
     The Delaware Certificate provides that the Bylaws may be adopted, repealed, altered or amended by either the affirmative vote of the holders of at least a majority of the votes entitled to be cast in any annual election of directors or by approval of the Board.
SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE
     The following provides a summary of major substantive differences between the Corporation Laws of California and Delaware. It is not an exhaustive description of all differences between the two states’ laws.

Shareholder Approval of Certain Business Combinations
     Delaware. Under Section 203 of the Delaware General Corporation Law, a Delaware corporation is prohibited from engaging in a “business combination” with an “interested stockholder” for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, 15% or more of the corporation’s outstanding voting shares (including any rights to acquire shares pursuant to an option, warrant, agreement, arrangement, or understanding, or upon the exercise of conversion or exchange rights, and shares with respect to which the person or entity has voting rights only). The three-year moratorium imposed by Section 203 on business combinations does not apply if (i) prior to the date on which such stockholder becomes an interested stockholder the board of directors of the subject corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder; (ii) upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least 85% of the corporation’s voting shares outstanding at the time the transaction commenced (excluding from the 85% calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person or entity becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholders’ meeting by 66 2/3% of the outstanding voting shares not owned by the interested stockholder. Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, the Board intends that New Planet be, and New Planet has elected to be, governed by Section 203.
     The Company believes that Section 203 will encourage any potential acquiror to negotiate with New Planet’s board of directors. Section 203 also might have the effect of limiting the ability of a potential acquiror to make a two-tiered bid for New Planet in which all stockholders would not be treated equally. Shareholders should note, however, that the application of Section 203 to New Planet will confer upon the board of directors the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium for New Planet’s shares over the then-current market price. Section 203 would also discourage certain potential acquirors unwilling to comply with its provisions.
     California. California law provides that, in the case of a cash and certain other mergers of a California corporation with another corporation, where the latter corporation or certain of its affiliates own shares having more than 50% but less than 90% of the voting power of that first corporation, the merger must be approved by all of the first corporation’s shareholders or the California Commissioner of Corporations must determine after a hearing that the terms and conditions of the merger are fair. This provision of California law may have the effect of making a “cash-out” merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 of the Delaware General Corporation Law does provide protection to stockholders against coercive two-tiered bids for a corporation in which the stockholders are not treated equally.
Classified Board of Directors
     A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year.
     Delaware. Delaware law permits a corporation to establish a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered three-year terms of office, with only one class of directors standing for election each year. New Planet’s Certificate of Incorporation and Bylaws do not provide for a classified board.
     California. Under California law, certain publicly traded companies may adopt a classified board of directors by adopting amendments to their charter or bylaws, which amendments must be approved by the shareholders. Old Planet’s Articles of Incorporation and Bylaws do not currently provide for a classified board.
Removal of Directors
     Delaware. Under Delaware law, any director or the entire board of directors of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of at least a majority of the outstanding shares entitled to vote at an election of directors. New Planet’s Certificate of Incorporation and Bylaws do not provide for a classified board, and, therefore, directors can be removed with or without cause.
     California. Under California law, any director or the entire board of directors may be removed with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal, or not consenting in writing to such removal, would be sufficient to elect the director under cumulative voting.

Limitation of Liability
     California law and Delaware law both permit a corporation to adopt a charter provision eliminating or limiting, with exceptions, the monetary liability of a director to the corporation or its shareholders for breach of the director’s duty.
     Delaware. New Planet’s Certificate of Incorporation eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as directors to the fullest extent permitted by Delaware law, as that law exists currently and as it may be amended in the future. Under Delaware law, such a provision may not eliminate or limit a director’s monetary liability for: (i) breaches of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit. This provision in New Planet’s Certificate of Incorporation also does not eliminate or limit a director’s liability for violations of federal law (such as the federal securities laws) and certain state laws (including state securities laws), or affect the availability of non-monetary remedies such as injunctive relief or rescission.
     California. California law permits California corporations to include, in their charters, a provision eliminating or limiting the monetary liability of the corporation’s directors to the corporation or its shareholders for breaches of their duties as directors, subject to exceptions that are similar but not identical to the exceptions specified by Delaware law. Old Planet’s Articles of Incorporation presently includes a comparable provision under California law. In some circumstances, monetary liability of directors and officers could arise under California law and Old Planet’s Articles of Incorporation and Bylaws that would be eliminated under Delaware law and New Planet’s Certificate of Incorporation and Bylaws.
Indemnification
     California and Delaware each have laws, similar in some respects but not identical, regarding indemnification by a corporation of its officers, directors, employees, and agents. Old Planet has indemnification agreements with its officers and directors indemnifying them to the fullest extent not prohibited under California law, and New Planet anticipates, if the Reincorporation is approved, entering into similar agreements with its officers and directors. Although the law in this regard is not certain, shareholders who vote in favor of the Delaware Reincorporation, and thereby approve the new indemnification agreements, may be prevented from challenging the validity of the indemnification agreements in a subsequent court proceeding.
     The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of Old Planet made prior to the Reincorporation. Nevertheless, the Board has recognized in considering the Reincorporation that the individual directors have a personal interest in obtaining the application of Delaware law to such indemnity and limitation of liability issues affecting them and the Company. In the event liabilities arise from events occurring after Reincorporation, the application of Delaware law and the New Planet Certificate of Incorporation and Bylaws would result in an additional expense to the Company to the extent that any director or officer is actually indemnified in circumstances where indemnification would not be available under California law and the Old Planet Articles of Incorporation and Bylaws. The Board believes, however, that the overall effect of the Reincorporation is to provide a corporate legal environment that enhances the Company’s ability to attract and retain high quality outside directors and thus benefits the interests of the Company and its shareholders.
     For a discussion of the indemnification provisions in California’s Articles and California Bylaws and New Planet’s Certificate of Incorporation and Bylaws, see the paragraph above entitled “The Charter and Bylaws of Old Planet and New Planet — Indemnification.”
     There is no pending or, to the Company’s knowledge, threatened litigation to which any of its directors is a party in which the rights of the Company or its shareholders would be affected if the Company currently were subject to the provisions of Delaware law rather than California law and the Old Planet indemnification agreements.
     Delaware. Delaware law generally permits the indemnification of expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in the defense or settlement of a direct, derivative, or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors or a committee of the board, by independent legal counsel, or by the stockholders, that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe the conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any action by the corporation, including any derivative action, in which the person was adjudged liable.

     Delaware law requires indemnification of reasonable defense expenses incurred by a director or officer, in any such proceeding, to the extent the director or officer was successful in the defense of the proceeding. Expenses incurred by an officer or director in defending an action may be advanced before the conclusion of a proceeding, under Delaware law, if the individual undertakes to repay such amounts if it ultimately is determined that he or she is not entitled to indemnification. In addition, Delaware law authorizes a corporation to purchase insurance for the benefit of its officers and directors whether or not the corporation would have the power to indemnify against the liability covered by the policy but subject to limits imposed by insurance law.
     California. California law permits a California corporation to indemnify any director, officer, employee, or agent of the corporation for expenses, monetary damages, fines, and settlement amounts to the extent, as determined by a majority vote of a disinterested quorum of directors, independent legal counsel, disinterested shareholders, or the court in which the proceeding is pending, that the individual acted in good faith and in a manner he or she believed to be in the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe the conduct was unlawful. California law does not permit indemnification if the person is held liable to the corporation, including in a derivative action, except to the extent that an appropriate court concludes that despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnification for those expenses that the court deems proper.
     California law requires indemnification of reasonable defense expenses incurred by a director, officer, employee or agent, in any such proceeding, to the extent the director, officer, employee or agent was successful in the defense of the proceeding. Expenses incurred by an officer, director, employee or agent in defending an action may be advanced before the conclusion of a proceeding, under California law, if the individual undertakes to repay such amounts if it ultimately is determined that he or she is not entitled to indemnification. In addition, California law authorizes a corporation to purchase insurance for the benefit of its officers, directors, employees, and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy but subject to limits imposed by insurance law.
Inspection of Shareholder List and Books and Records
     Both California and Delaware law allow any shareholder to inspect the shareholder list for a purpose reasonably related to such person’s interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation’s shareholder list by persons holding an aggregate of 5% or more of the corporation’s voting shares, or shareholders holding an aggregate of 1% or more of such shares who have filed a Schedule 14A with the SEC. Finally, California law permits any shareholder, on written demand to the corporation, to inspect the corporation’s accounting books and records and minutes of proceedings of the shareholders and Board and committees of the Board for any purpose reasonably related to the shareholder’s interest as such. Delaware law also permits any stockholder of record, upon compliance with procedures specified in the Delaware General Corporation Law, to inspect a list of stockholders entitled to vote at a meeting and the corporation’s other books and records for any proper purpose reasonably related to such person’s interest as a stockholder. However, Delaware law contains no provision comparable to the absolute right of inspection provided by California law to certain shareholders.
Dividends and Repurchases of Shares
     California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus, and the like. The concepts of par value, capital, and surplus exist under Delaware law. The Company has never paid a cash dividend, and New Planet does not anticipate paying cash dividends in the immediate future.
     Delaware. Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.
     California. Under California law, a corporation may not make any distribution to its shareholders unless either: (i) the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution, or (ii) immediately after giving effect to such distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses, and deferred charges) would be at least equal to 125% of its liabilities (not including deferred taxes, deferred income, and other deferred credits), and the corporation’s current assets would be at least equal to its current liabilities (or 125% of its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.
Shareholder Voting
     Amendment of Charter Documents. Under California and Delaware law, the provisions of a corporation’s charter document may be amended by the affirmative vote of the holders of a simple majority of the outstanding shares entitled to vote on such an amendment. California law permits the board of directors to amend the corporation’s articles of incorporation after shares have been issued without a vote of shareholders in certain circumstances, including to adopt an amendment effecting a stock split where a corporation has only one class of shares. Delaware law contains no comparable provision.
     Statutory Mergers. Delaware law does not require the vote of the stockholders of a Delaware parent corporation whose subsidiary is involved in a merger with another corporation unless the parent corporation itself is a “constituent corporation” in the merger. Under California law, the vote of the shareholders of a California parent corporation is required in certain circumstances when the California corporation’s subsidiary merges with another corporation. Those circumstances include the situation in which shares of the California parent corporation are issued to the shareholders of the acquired company and the shareholders of the California parent corporation immediately prior to the merger own less than 83.3% of the California parent corporation’s shares immediately following the merger.
     Both California and Delaware law generally require that the holders of a majority of the shares of the constituent corporations in a statutory merger approve the merger. However, Delaware law does not require a vote of stockholders of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (i) the merger agreement does not amend the corporation’s existing certificate of incorporation; (ii) each share of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (iii) either no shares of common stock of the surviving corporation and no shares, securities, or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities, or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 83.3% of the voting power of the surviving or acquiring corporation or its parent entity.
Action by Written Consent
     Delaware. Under Delaware law, and unless otherwise provided in a Delaware corporation’s certificate of incorporation, any action that may be taken at a stockholders’ meeting may be taken without a meeting if a written consent, setting forth the action so taken, is signed by the holders of outstanding stock having sufficient votes to take such action at a meeting at which all shares entitled to vote on such action were present and voting. New Planet’s Certificate of Incorporation does not contain any provision limiting the ability of stockholders to take action by written consent.
     California. Under California law, and unless otherwise provided in a California corporation’s articles of incorporation, any action that may be taken at a shareholders’ meeting may be taken without a meeting if a written consent, setting forth the action so taken, is signed by the holders of outstanding shares having sufficient votes to take such action at a meeting at which all shares entitled to vote on such action were present and voting. California’s Articles do not contain any provision limiting the ability of shareholders to take action by written consent.
Appraisal Rights
     Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights, pursuant to which such shareholder may receive cash in the amount of the fair market value of his, her or its shares in lieu of the consideration he, she or it would otherwise receive in the transaction.
     Delaware. Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and such appraisal rights are not available: (i) with respect to the sale, lease, or exchange of all or substantially all of the assets of a corporation; (ii) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations; or (iii) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under Delaware law.
     California. The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange generally do not have such appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right, or transfer of such shares is restricted by the corporation or any law or regulation. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 83.3% of the voting power of the surviving or acquiring corporation or its parent entity. California law generally affords appraisal rights in sale of assets reorganizations. Under California dissenters’ law, fair market value is measured as of the day before the first announcement of the terms of a merger, excluding any appreciation or depreciation in stock value as a result of the proposed action.
Fairness Opinion Requirement
     California law provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to the shareholders. This fairness opinion requirement does not apply to a corporation that does not have shares held of record by at least 100 persons, or to a transaction that has been qualified under selected provisions of California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party’s proposal and a later proposal is made by another party at least ten days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent, or proxy, or to withdraw any tendered shares. Delaware law has no comparable provision.
Dissolution
     Delaware. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote thereon. Only if the dissolution is initially approved by the board of directors may the dissolution be approved by a simple majority of the outstanding shares of the corporation’s stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions. New Planet’s Certificate of Incorporation contains no such supermajority voting requirement.
     California. Under California law, shareholders holding 50% or more of the total voting power of the corporation may elect to require a corporation’s dissolution, with or without the approval of the corporation’s board of directors, and this right may not be modified by the articles of incorporation. In any demand for voluntary dissolution by only 50% of the voting power of a California corporation, the Company or, if the Company does not elect to purchase, the shareholders not voting for dissolution of the corporation may avoid the dissolution of the corporation by purchasing for cash at fair value the shares owned by the parties initiating the dissolution proceeding. In addition, California law provides that 50% or more of the directors in office or shareholders holding 33 1/3% or more of the total outstanding shares may file a complaint in Superior Court for involuntary dissolution on any one or more of the grounds specified under California law.
Interested Director Transactions
     Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable simply because of such interest, provided that certain conditions are met, such as obtaining required disinterested board approval, fulfilling the requirements of good faith and full disclosure, or proving the fairness of the transaction. With minor exceptions, the conditions are similar under California and Delaware law.

Loans to Officers and Employees
     Delaware. Under Delaware law, a Delaware corporation may make loans to, guarantee the obligations of, or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.
     California. Under California law, any loan or guaranty to or for the benefit of a director or officer of the corporation or its parent requires approval of the corporation’s shareholders unless an employee benefit plan authorizing the loan or guaranty was approved by shareholders owning a majority of the outstanding shares of the corporation. However, under California law, shareholders of any corporation with 100 or more shareholders of record may approve a bylaw authorizing the board of directors alone to approve loans or guaranties to or on behalf of officers (whether or not such officers are directors) if the board of directors determines that any such loan or guaranty may reasonably be expected to benefit the corporation. Old Planet’s Bylaws include such a provision. Old Planet’s Bylaws authorize loans to officers and directors in accordance with California law.
     Both Old Planet and New Planet (assuming the Reincorporation is consummated) are prohibited from making loans to their respective officers and directors pursuant to Section 402 of the Sarbanes-Oxley Act of 2002.
Shareholder Derivative Suits
     Delaware. Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his, her or its stock thereafter devolved upon him, her or it by operation of law. Delaware does not have a bonding requirement.
     California. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
     The following is a discussion of certain United States federal income tax considerations that may be relevant to the Company’s shareholders who receive shares of New Planet Common Stock in exchange for their shares of the Company Common Stock as a result of the Reincorporation. The discussion addresses only the specific United States federal income tax consequences set forth below and does not address any other federal, state, local or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Reincorporation or any other transaction, including any transaction undertaken in connection with the Reincorporation. The discussion does not address all of the tax consequences of the Reincorporation that may be relevant to particular shareholders of the Company, such as dealers in securities, or those shareholders who acquired their shares upon the exercise of options, nor does it address the tax consequences to holders of options or other rights to acquire shares of the Company Common Stock. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, AND FOREIGN TAX LAWS.
     Subject to the limitations, qualifications, and exceptions described herein, and assuming the Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Code, the following tax consequences generally will result:
     (a) No gain or loss will be recognized by holders of the Company Common Stock upon receipt of New Planet Common Stock pursuant to the Reincorporation;
     (b) The aggregate tax basis of the New Planet Common Stock received by each shareholder in the Reincorporation will be equal to the aggregate tax basis of the Company Common Stock surrendered in exchange therefor; and
     (c) The holding period of the New Planet Common Stock received by each shareholder of the Company will include the period for which such shareholder held the Company Common Stock surrendered in exchange therefor, provided that the Company Common Stock was held by the shareholder as a capital asset at the time of the Reincorporation.
     The Company has not requested a ruling from the Internal Revenue Service, nor an opinion from its outside legal counsel, with respect to the federal income tax consequences of the Reincorporation under the Code. In any case, such an opinion would neither bind the IRS nor preclude it from asserting a contrary position.

     State, local, or foreign income tax consequences to shareholders may vary from the federal tax consequences described above.
     The Company should not recognize gain or loss for federal income tax purposes as a result of the Reincorporation, and New Planet should succeed, without adjustment, to the federal income tax attributes of the Company.
SECURITIES ACT CONSEQUENCES
     The shares of the New Planet common stock to be issued in exchange for shares of the Company common stock are not being registered under the Securities Act of 1933. In that regard, New Planet is relying on Rule 145(a)(2) under the Securities Act, which provides that a merger which has “as its sole purpose” a change in the domicile of a corporation does not involve the sale of securities for purposes of the Securities Act of 1933, and on interpretations of that rule by the SEC, which indicate that the making of certain changes in the Company’s Articles of Incorporation which could otherwise be made only with the approval of the shareholders of either corporation does not render Rule 145(a)(2) inapplicable.
     After the Reincorporation, New Planet will continue to file periodic reports and other documents with the SEC and provide to its stockholders the same type of information that the Company has previously filed and provided. Stockholders holding restricted shares of the Company common stock will have shares of New Planet common stock that are subject to the same restrictions on transfer as those to which their present shares are subject, and their stock certificates, if surrendered for replacement certificates representing shares of New Planet common stock, will bear the same restrictive legend as appears on their present stock certificates. For purposes of computing compliance with the holding period requirement of Rule 144 under the Securities Act of 1933, stockholders will be deemed to have acquired their shares of New Planet common stock on the date full payment of the purchase price was made for the shares of the Company common stock. In summary, New Planet and its stockholders will be in the same respective positions under Rule 144 after the merger as were the Company and its shareholders prior to the merger.
INTEREST OF CERTAIN PERSONS IN, OR IN OPPOSITION TO, MATTERS TO BE ACTED UPON
As the Company anticipates that the officers and directors of New Planet (who are currently the officers and directors of the Company) will enter into new indemnification agreements, they may be deemed to have a personal interest in the Delaware Reincorporation. Other than as set forth in the preceding sentence, no person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associate of the foregoing persons has any substantial interest, direct or indirect, in the Company’s change of state of incorporation that differs from that of other shareholders of the Company. No director of the Company opposed the Delaware Reincorporation.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL ONE.
PROPOSAL 2
ELECTION OF DIRECTORS
     There are seven (7) nominees for the seven Board positions presently authorized by the Company’s current Bylaws. Each director to be elected will hold office until the next Annual Meeting of Shareholders and until his/her successor is elected and has qualified, or until such director’s earlier death, resignation or removal.
     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.
     In any election of directors, the candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company up to the authorized number of positions on the Board.
Nominees
     The names of the nominees and certain information about each person is set forth below:

Name	Age	Principal Occupation
Scott L. Glenn	56	Chairman of the Board of Directors, President and Chief Executive Officer and Business Executive
Eric B. Freedus	56	Director, Attorney
H.M. Busby	67	Director, Private Investor
Michael Trinkle	53	Business Executive
Ellen M. Preston	51	Business Consultant
Edward Steube	62	Director, Chief Executive Officer of Subsidiary
Michael Walsh	46	Director, Business Executive
     All of the nominees are currently Directors of the Company. Directors of the Company are elected annually and there are no agreements with respect to nominating or electing any director in the future.
     Scott L. Glenn was elected to the Board and appointed Chairman, President and Chief Executive Officer of Planet in November 2004. Since October 2000 he, or an affiliated entity controlled by him, has been the Manager and a member of Allergy Free, LLC. Mr. Glenn is also the Managing Partner of Windamere Venture Partners and its investment funds (Windamere I, LLC, Windamere II, LLC, and Windamere III, LLC), and has been since 1996. He also currently serves as a director and founder of GlobalEdge, Inc. (a medical education company), Kanisa Pharmaceuticals (an oncology drug development company), Cadence Pharmaceuticals (drug development company for hospital based drugs), Veras Pharmaceuticals (pediatric drug development company), Somaxon Pharmaceuticals (psychiatric drug development company), and Conception Technologies through SR Technology Associates (management company for Windamere Funds that holds a forty percent (40%) interest in Conception Technologies). Previously, from 1988 until 1995, Mr. Glenn served as President/CEO, and then Chairman of Quidel Corporation, a leading point of care diagnostic business. Before serving in those capacities from 1983 through 1988, Mr. Glenn was vice president of development/operations of Quidel. From 1984 to 1992, Mr. Glenn served in numerous management positions, including Division/General Manager at Allergan Pharmaceuticals, Inc. Mr. Glenn has a Bachelor of Science degree in Finance and Accounting from California State University at Fullerton.
     Eric B. Freedus was elected to the Board in January 2005. Mr. Freedus has been an attorney in private practice since 1974 and is currently the president of the law firm of Frank and Freedus, APC. Mr. Freedus currently focuses his law practice in the area of special education litigation. Mr. Freedus received his undergraduate degree from the State University of New York at Buffalo in 1971 and his law degree from the University of Toledo in 1974.
     H. M. “Mac” Busby has been a director of the Company since August 1997 when he was elected by the members of the Board of Directors to fill a vacancy on the Board. Mr. Busby was President and Chief Executive Officer and Chief Financial Officer of the Company from February 2003 until November 2004. In May 2003, Mr. Busby was appointed Secretary of the Company. Mr. Busby began his career in 1966 at Wisconsin Centrifugal, Inc. which included the position of Manager of Industrial and Public Relations. Mr. Busby has also served as Vice President of Human Relations and Administration for MCA Financial, Inc., a subsidiary of MCA, Inc. Mr. Busby was Chairman of Sun Protective International and Sun-Gard USA. Mr. Busby earned his B.S. in Business Administration from Indiana University.
     Michael A. Trinkle currently serves as President of Conception Technologies, LP, a medical device company focused on reproductive medicine, and has held the position since 1993. Mr. Trinkle was also a member of Allergy Free, LLC, and served as its President from August 2001 to March 31, 2004. During the 15 years prior to joining Conception Technologies, LP, Mr. Trinkle was employed by Allergan Pharmaceuticals where he held management positions in the areas of operations, sales, marketing, and quality assurance. Mr. Trinkle was elected to the Board in November 2004.
     Ellen M. Preston was a member of Allergy Free, LLC, since October 2000. In addition to being a member of Allergy Free, LLC, since 1998, Ms. Preston has been a business consultant advising medical device companies in the areas of strategic market assessment, business development, brand development and strategy, and communications. From 2000 until 2002, Ms. Preston was a venture partner with Windamere Venture Partners. While with Windamere Venture Partners, Ms. Preston was a founder of Dexcom, Inc., a corporation engaged in the development of an implantable glucose sensor, and founded Miramedica, Inc. a company specializing in computer-aided detection. Ms. Preston served as interim president of Miramedica, Inc., which was sold to Kodak in 2003. From 1997-1998, Ms. Preston was Vice President of Sales and Marketing for Amira Medical, Inc. She held a similar position with Biopsys Medical, Inc. from 1996-1997. Ms. Preston was elected to the Board in November 2004.

     Edward Steube served as Chief Executive Officer and Director of Allergy Control Products since 2002. Prior to Joining ACP, he was a member of executive management of New York Bancorp, and prior to that a Principal in the investment banking division of Kidder Peabody and Co, Inc., a subsidiary of GE Capital. Mr. Steube has a B.A. from Princeton University.
     Michael Walsh was most recently Executive Chairman at Prometheus Laboratories, a specialty pharmaceutical company, where he also held the positions of President, Chief Operating Officers, and Chief Executive Officer. Previously, Mr. Walsh was with Quidel Corporation in a number of senior executive roles including Director of Worldwide Marketing and Business Development and Director of European Operations. Mr. Walsh has a B.S. from the University of Notre Dame and an M.B.A. from Pepperdine University.
Board Committees and Meetings
     The Board of Directors has an Audit Committee, a compensation Committee and Nominating Committee. During 2005, the Board of Directors met and approved the following charters and policies: Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, Security Trading Policy and Corporate Ethics and Governance Policy.
     During 2005, each Board member attended 75% or more of the aggregate of the meetings of the Board, and of the meetings of the committees on which he or she served, held during the period for which he or she was a member, respectively.
     The Audit Committee has reviewed and discussed and audited financial statements with management, and the Audit Committee has discussed with the independent registered accounting firm the matters required to be discussed under SAS 61. Further the Audit Committee has received the written disclosure and the letter from the independent registered accounting firm required in the Independence Standards Board Standard #1 and has discussed with the independent registered accounting firm their independence. The Audit Committee is comprised of Mike Trinkle and H.M. Busby. Mr. Busby, as former Chief Financial Officer of Planet, serves as the committee’s financial expert. Mr. Trinkle and Mr. Busby may not be considered independent directors because Mr. Trinkle is the president of Conception Technologies, an affiliate of Mr. Glenn, and Mr. Busby is the former CEO of Planet.
     A copy of the Company’s Charter of the Audit Committee is available for your review at www.allergycontrol.com.
Nominating and Governance Committee
     Nominating and Corporate Governance Committee
     The function of the Nominating and Corporate Governance Committee is to assist the Board of Directors by (i) reviewing and recommending changes in certain policies regarding the nomination of directors to the Board for its approval; (ii) identifying individuals qualified to become directors; (iii) evaluating and recommending for the Board’s selection nominees to fill positions on the Board; and (iv) recommending changes in the Company’s corporate governance policies to the Board for its approval. The Committee’s policy is to identify potential nominees based on properly submitted suggestions from any source and has established procedures to do so. In addition, the Board may determine that it requires a director with a particular expertise or qualification and will actively recruit such a candidate. Shareholders wishing to propose a director candidate for nomination must provide timely notice of such nomination in accordance with the Company’s By-laws. The Nominating and Corporate Governance Committee held one (1) meeting during fiscal 2005 and also held informal discussions. The current members of the Committee are Michael Trinkle and Scott Glenn. Mr. Glenn is not an independent director. Mr. Trinkle may not be considered an independent director because Mr. Trinkle is the president of Conception Technologies, an affiliate of Mr. Glenn.
     A copy of the Company’s Charter of the Nominating and Governance Committee is available for your review at www.allergycontrol.com .
Code of Conduct and Ethics
     Our Board of Directors has adopted a Code of Ethics that applies to all of our Directors, officers and employees. The Code is available in print, without charge, to any stockholder who requests a copy by writing to us at Planet Technologies, Inc., c/o Allergy Control Products, Inc., 96 Danbury Road, Ridgefield, Connecticut 06877, Attention: Investor Relations. Each of our Directors, officers, including our Chief Executive Officer, Chief Financial Officer and all of our principal executive officers and employees is required to be familiar with the Code of Ethics and to certify compliance annually. There have not been any waivers of the Code of Ethics relating to any of our executive officers or Directors in the past year.

Section 16(a) Beneficial Ownership Reporting
     Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s directors and executive officers and persons who won more than ten percent (10%) of a registered class of the company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with all copies of Section 16(a) forms they file.
     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were filed.
ADDITIONAL INFORMATION
Management
     Set forth below is information regarding management of the Company.

Name	Age	Position
Scott L. Glenn	55	Chairman of the Board of Directors, President and Chief Executive Officer and Business Executive
Francesca DiNota	43	Chief Financial Officer, Secretary, Chief Accounting Officer
Edward J. Steube	62	Director, Chief Executive Officer of Subsidiary
     For biographical information of Scott L. Glenn and Edward J. Steube please refer to the section of this proxy listing the nominees for the board of directors of the Company.
     From 1998 through early 2005, Francesca DiNota served in various positions, lastly as Vice President and Chief Financial Officer of Optima, Inc., a privately held ophthalmic goods manufacturer and distributor. Prior to that, Ms. DiNota worked as a certified public accountant for Capossela, Cohen, LLC, a regional public accounting firm. Ms. DiNota graduated from Iona College with a BBA in accounting. Ms. DiNota is a certified public accountant qualified in the State of New York and the State of Connecticut.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding the ownership of the Company’s Stock as of May 31, 2006 by: (i) each director and nominee for director; (ii) each of the Executive Officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of any class of the Company’s Stock, based upon information reported to the Company or publicly available reports filed with the SEC.

		Beneficial Ownership
			Percentage of Class
Title of Class	Name and Address of Beneficial Owner	Number of Shares (1)	Owned (2)
Common	Scott L. Glenn (3)	1,690,807	42.1%
	6402 Cardeno Drive
	La Jolla, CA 92037
Common	Eric B. Freedus (4)	4,138	0.1%
	1202 Ketner Blvd., Ste. 6000
	San Diego, CA 92101
Common	H.M. Busby (5)	5,568	0.1%
	3852 Alameda Place
	San Diego, CA 92103
Common	Michael A. Trinkle (5)	60,267	1.5%
	3495 Via Zara Court
	Fallbrook, CA 92028
Common	Ellen Preston (5)	47,816	1.2%
	1825 Sheridan Avenue
	San Diego, CA 92103

Common	All executive officers and directors as a group	1,808,598	45.4%

Common	John Dawson	600,000	15.1%
	Shorehaven Road
	Southport, CT 06855
Common	William and Lisa Barkett	308,456	7.7%
	7544 Eads #F
	La Jolla, CA 92037
Common	Windamere III, LLC (7)	886,000	22.2%
	6402 Cardeno Dr.
	La Jolla, CA 92037
Common	Fog City Fund, LLC	500,000	12.5%
	2100 Green Street, #102
	San Francisco, CA 94123

(1)	This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. These amounts included shares granted under the 2000 Stock Option Plan in excess of Plan limits which are subject to the approval of shareholders at the next annual meeting.

(2)	Percentage ownership is based upon the shares outstanding on April 10, 2006.

(3)	Includes 770,806 shares owned by AF Partners, LLC, which is controlled by Mr. Glenn and 886,000 shares owned by Windamere III, LLC, over which Mr. Glenn shares control (see Note (7) below). Includes options to purchase 34,001 shares which began vesting in 2005. Does not include 74,000 shares which expire on August 10, 2015 and which begin vesting on August 10, 2006.

(4)	Includes vested portion of 500 shares issuable upon exercise of stock options which expire on January 18, 2015, and which began vesting on January 18, 2006 and 10,000 shares issuable upon exercise of stock options which expire on January 25, 2015, and which began vesting on January 25, 2006.

(5)	Includes vested portion of 10,000 shares issuable upon exercise of stock options which expire on January 25, 2015, which began vesting on January 25, 2006.

(6)	Includes 30,000 options granted on January 25, 2005 which became fully vested on December 31, 2005. Does not include 18,000 options granted on August 10, 2005 which begin vesting on August 10, 2006 and are subject to shareholders approval at the next shareholders’ meeting.

(7)	Windamere III, LLC, is under the joint control of Mr. Glenn and St. Paul Traveler’s Companies, Inc., its affiliates Split-Rock Partners, LLC, and St. Paul Fire and Marine Insurance Company, whose business address is 385 Washington Street, St. Paul, Minnesota 55102.
EXECUTIVE COMPENSATION
Compensation of Directors and Executive Officers
     Directors and Executive Officers may be granted options to purchase Common Stock under the Company’s 2000 Stock Incentive Plan (“Plan”). As of August 2005, the Shareholders approved an amendment to the Plan to increase the authorized number of shares to 350,000 shares. On August 10, 2005, the Board of Directors approved an increase to the authorized number of shares from 350,000 to 500,000, which is subject to shareholder approval pursuant to Proposal 3 of this Proxy Statement.
     During 2005, the Board granted stock options to (a) Eric Freedus to purchase 10,500 shares of Planet common stock at an exercise price of $3.00 per share as compensation for serving as a director, (b) Mr. Busby, Mr. Trinkle, Mr. Walsh and Ms. Preston to purchase 10,000 shares each of Planet common stock at an exercise price of $3.00 per share as compensation for serving as directors, (c) Ms. White to purchase 30,000 shares at an exercise price of $3.00 for serving as an officer of the Company, (d) Mr. Megargel to purchase 30,000 shares at an exercise price of $3.00 per share as compensation for serving as an officer of the Company and an additional 18,000 shares at an exercise price of $2.70 per share, (e) Mr. Glenn to purchase 25,000 shares of Planet common stock at an exercise price of $3.00 per share as compensation for serving as an officer of the Company and an additional 74,000 shares at an exercise price of $2.70 per share, (f) Ms. Dinota to purchase 35,000 shares at $2.70 for serving as Chief Financial Officer, and (g) Mr. Steube to purchase 120,000 shares at $2.70 per share for serving as President and CEO of ACP. Some of the options granted to directors and officers were in excess of the shareholder approved Plan limits. Options granted in excess of the Plan limits are subject to the approval of shareholders pursuant to Proposal 3 of this Proxy Statement.
     Directors are reimbursed for reasonable travel expenses incurred in connection with attendance at Board meetings or any committee meetings, or otherwise in connection with their service as a director.

Compensation of Executive Officers
The following table sets forth, for the fiscal years ended December 31, 2005, 2004, and 2003 certain compensation awarded or paid to, or earned by the Company’s Executive Officers.
Summary Compensation Table

		Annual Compensation					Long-Term Compensation
							Awards				Payouts
					Other		Restricted		Securities
					Annual		Stock		Underlying		LTIP	All Other
Name and Principal Position	Year	Salary ($)		Bonus ($)	Compensation ($)		Awards ($)	Options/SARs(#)			Payouts ($)	Compensation ($)
Scott Glenn	2005	$1,289		$—	$—		$—		$99,000	(1)	$—	$—
Chairman, Chief	2004	$—		$—	$—		$—		$100,543	(2)	$—	$—
Executive Officer	2003	$—		$—	$—		$—		$—		$—	$—
Edward J. Steube	2005	$73,076	(3)	$—	$—		$—		$120,000	(3)	$—	$—
Chief Executive Officer,	2004	$—		$—	$—		$—		$—		$—	$—
Subsidiary	2003	$—		$—	$—		$—		$—		$—	$—
Bret Megargel	2005	$155,135	(4)	$—	$—		$—		$48,000	(4)	$—	$—
Vice President,	2004	$—		$—	$—		$—		$—		$—	$—
Secretary Until 4/18/06	2003	$—		$—	$—		$—		$—		$—	$—
Francesca DiNota	2005	$43,846	(5)	$—	$—		$—		$35,000	(5)	$—	$—
Chief Financial Officer	2004	$—		$—	$—		$—		$—		$—	$—
Secretary as of 4/18/06	2003	$—		$—	$—		$—		$—		$—	$—
H.M. Busby	2005	$—		$—	$—		$—		$10,500	(6)	$—	$—
Former Chief Executive	2004	$—		$—	$29,630	(8)	$—		$500	(7)	$—	$—
Officer, President and Chief Financial Officer	2003	$—		$—	$31,677	(9)	$—		$—		$—	$—
Robert J. Petcavich	2005	$—		$—	$—		$—		$—		$—	$—
Former Chairman and	2004	$—		$—	$—		$—		$500	(7)	$—	$—
Chief Technical Officer	2003	$—		$—	$47,180	(9)	$—		$—		$—	$—
Richard C. Bernier	2005	$—		$—	$—		$—		$—		$—	$—
Former Chief Executive	2004	$—		$—	$—		$—		$—		$—	$—
Officer and President	2003	$—		$—	$19,125	(9)	$—	$			$—	$—
Leslie White	2005	$29,670	(10)	$—	$—		$—		$30,000	(11)	$—	$—
Former Chief Financial	2004	$52,031	(10)	$—	$—		$—		$—		$—	$—
Officer and Secretary	2003	$51,445	(10)	$—	$—		$—		$—		$—	$—

(1)	Represents options granted January 25, 2005 for 25,000 shares at an exercise price of $3.50 and begin vesting on January 25, 2006. Options granted on August 10, 2005 for 74,000 shares at an exercise price of $2.70 which begin vesting on August 10, 2006 are subject to approval by the shareholders at the next annual meeting.

(2)	Represents options granted on November 30, 2004, with an exercise price of $3.50 per share. 25,136 of the Options granted vested upon grant, with the balance commencing vesting on November 30, 2005.

(3)	Represents compensation paid from date of Merger on August 11, 2005 through December 31, 2005 and stock options granted on August 10, 2005 at an exercise price of $2.70 per share which begin vesting on August 10, 2006, 16,613 of which are in excess of Plan limits and subject to shareholder approval at the next shareholders’ meeting.

(4)	Represents compensation paid to Mr. Megargel as Vice President of Marketing and Business Development and 30,000 options granted January 25, 2005, with an exercise price of $3.00 which are fully vested as of December 31, 2005. Options granted on August 10, 2005 for 18,000 shares, with an exercise price of $2.70 which begin vesting on August 10, 2006 are in excess of current Plan limits and subject to shareholder approval at the next annual meeting.

(5)	Represents compensation from date of Merger on August 11, 2005 through December 31, 2005 and options granted on August 10, 2005, with an exercise price of $2.70 per share which begin vesting on August 10, 2006, all of which are in excess of Plan limits and are subject to shareholder approval at the next shareholders’ meeting.

(6)	Represents options granted November 17, 2004, for compensation as a director.

(7)	Represents options granted January 25, 2005, for compensation as a director.

(8)	Represents consulting fees paid to Mr. Busby for his services in 2004.

(9)	Represents consulting fees paid for their services in 2003.

(10)	Ms. White is employed by Conception Technologies, L.P., a California limited partnership, and for the past three years has devoted approximately fifty percent (50%) of her time to the Allergy Free business (and after December 1, 2004 to the business of Planet Technologies, Inc.) Allergy Free and Planet reimbursed Conception for approximately fifty percent (50%) of the compensation Conception pays to Ms. White as reflected in the table. In 2005, Ms. White resigned as Chief Financial Officer and the table reflects compensation paid to her until her date of resignation on August 31, 2005.

(11)	Represents options granted January 25, 2005, with an exercise price of $3.00.

Stock Option Grants and Exercises
The Company’s Executive Officers are eligible for grants of options under the Company’s 2000 Stock Incentive Plan (“Plan”). As of December 31, 2005, there were no shares available for grant under the Plan, which was expanded by the Board of Directors to 500,000 in August 2005. Grants in excess of Plan limits are subject to approval by the shareholders at the next annual shareholders’ meeting and are not reflected in the following tables.
The following table sets forth information with respect to the number of securities underlying exercised options held by the Executive Officers as of December 31, 2005, and the value of unexercised in-the-money options (i.e., options for which the current market value of the Common Stock underlying such options exceeds the exercise price):

		Percent of Total	Exercise
	No. of Securities	Options Granted to	Price
Name	Underlying Options	Employees	($/share)	Expiration Date
Scott Glenn	25,000	6.4%	$3.50	January 25, 2015
Chief Executive Officer	74,000	18.8%	$2.70	August 10, 2015
Bret Megargel	30,000	7.6%	$3.00	January 25, 2015
Secretary	18,000	4.6%	$2.70	August 10, 2015
Francesca DiNota	35,000	8.9%	$2.70	August 10, 2015
Chief Financial Officer
Edward J. Steube	120,000	30.5%	$2.00	August 10, 2015
Chief Executive
Officer, Subsidiary
Aggregated Option Exercises Last Fiscal Year and Fiscal Year End Option Values

	Shares		Number of Securities		Value of Unexercised In-the-
	Acquired		Underlying Unexercised		Money Options at Fiscal Year
	on	Value	Options at Fiscal Year End (2)}		End ($) (1)
Name	Exercise(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Bret Megargel	-0-	-0-	30,000	—	$0	$—
Scott Glenn	-0-	-0-	27,230	172,313	$0	$22,220
Edward J. Steube	-0-	-0-	—	120,000	$0	$36,000
Francesca DiNota	-0-	-0-	—	35,000	$0	$10,500

(1)	Calculated based on the estimated fair market value of the Company’s Common Stock as of December 31, 2005, less the exercise price payable upon the exercise of such options. Such estimated fair market value as of December 31, 2005, was $3.00, the last transaction price posted at the close of trading on December 31, 2005.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	343,500	$3.90	None (2)

Equity compensation plans not approved by security holders (1)	154,113	$2.70	N/A

Total	497,613	$3.53	None (2)

(1)	As of April 10, 2006, the Company has granted options exceeding the number of shares authorized by the shareholders under the 2000 Stock Incentive Plan by 154,113 shares. The Board has approved an amendment to the plan to increase the authorized number of shares to 500,000 shares, which will be submitted to the shareholders for approval at the next meeting of shareholders.

(2)	The Company does not have any securities available for issuance under the 2000 Stock Option Plan.
DESCRIPTION OF EMPLOYEE BENEFIT PLANS
2000 Stock Incentive Plan
     Planet’s 2000 Stock Incentive Plan was approved by Planet’s shareholders at its annual meeting of shareholders on May 1, 2000. The Board of Directors reserved 500,000 shares of common stock for issuance under the 2000 Plan, together with any remaining shares of common stock eligible for issuance under the 1995 Stock Option plan which expire unexercised. A committee consisting of Planet’s Board of Directors or appointed Board members has the sole discretion to determine under which plan stock options and bonuses may be granted.
     The purpose of the 2000 Incentive Plan is similar to that of the 1995 Plan, which was to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors and consultants of the Company and to promote the success of the Company’s business. As was the case under the 1995 Plan, under the 2000 Plan, Planet may grant or issue incentive stock options and non-statutory stock options to eligible participants, provided that incentive stock options may only be granted to employees of Planet. The 2000 Stock Incentive Plan also allows shares of common stock to be issued under a Stock Bonus Program through direct and immediate issuances. Similar to stock options granted under the Plan, stock bonus awards may be subjected to a vesting schedule determined by the Board of Directors. Option grants under both plans are discretionary. Options granted under both plans are subject to vesting as determined by the Board, provided that the option vests as to at least 20% of the shares subject to the option per year. The maximum term of a stock option under both plans is ten years, but if the optionee at the time of grant has voting power over more than 10% of the Company’s outstanding capital stock, the maximum term is five years under both plans. Under both plans if an optionee terminates his or her service to Planet, such optionee may exercise only those option shares vested as of the date of termination, and must affect such exercise within the period of time after termination set forth in the optionee’s option. The exercise price of incentive stock options granted under both plans must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. Under both plans the exercise price of options granted to an optionee who owns stock possessing more than 10% of the voting power of Planet’s outstanding capital stock must equal at least 110% of the fair market value of the common stock on the date of grant. Payment of the exercise price may be made in cash, by delivery of other shares of the Company’s common stock or by any other form of legal consideration that may be acceptable to the Board.

401(k) Plan
     The Company provides a defined contribution 401(k) savings plan (the “401(k) Plan”) in which all full-time employees of the Company are eligible to participate. Eligible employees are permitted to contribute pre-tax salary to the 401(k) Plan subject to IRS limitations. Company contributions to the 401(k) Plan are at the discretion of the Board of Directors. There have been no Company contributions to the 401(k) Plan in 2005 or 2004.
EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS
     The Company has entered into an employment agreement with Scott L. Glenn as President/CEO and Chairman of the Board of the Company for a three-year period, which expires on November 29, 2007. The Company has agreed to pay Mr. Glenn a salary of $100 per month (plus healthcare and other benefits) until it is determined by the Board that the Company can afford to pay compensation comparable to CEOs of other similar companies. In exchange for foregoing a salary, the Company granted to Mr. Glenn stock options exercisable at the then fair market value at such time as may be required to main the aggregate number of stock options granted to Mr. Glenn an amount not less than five (5%) percent of the issued and outstanding stock of the Company (on a fully diluted basis) during his three year term of employment.
     During 2005, the Company entered into an employment agreement with the Subsidiary’s President and Chief Executive Officer and director for a four-year period, which expires in 2009. The contract provides for an annual salary of $200,000 (plus healthcare and other benefits) as well as a discretionary bonus for superior performance for exceeding sales, gross profits and profits plans for the year. The Company also granted stock options to acquire 120,000 shares of the Company’s common stock at $2.70 per share with 25% of the options vesting on August 10, 2006, and the balance at the rate of 1/36th of the balance per month, subject to any acceleration as provided under the Company’s 2000 Stock Option Plan.
     In January 2005, the Company agreed to employ Bret Megargel as Vice President of Marketing and Business Development, effective February 1, 2005, at an annualized salary of $96,000. In March 2005, Mr. Megargel’s annual salary was increased to $192,000 and 30,000 shares of stock options at $3.00 with accelerated vesting if certain marketing and development objectives were met by year end. These options became fully vested in December 2005. In December 2005, Mr. Megargel’s compensation was reduced to $100 per month and he was issued 18,000 additional stock options to purchase the Company’s stock at $2.70 per shares under standard vesting as provided by the Company’s 2000 Stock Option Plan.
     The Company has entered into a Consulting Agreement with Leslie White to which she retains the 30,000 options granted to her as Chief Financial Officer plus an hourly rate to be determined.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     On November 30, 2004, Planet acquired all of the assets of Allergy Free, LLC, which is the historical business described in this 10-KSB for approximately 1.65 million shares of Planet stock (after giving effect to the reverse stock split), a convertible note of $274,300, and assumption of debt. The transaction was completed pursuant to an Agreement and Plan of Merger between Planet and Allergy Free, LLC. (“Agreement”) As a result of the acquisition, Allergy Free’s historical financial information is included in the consolidated financial results of Planet. Allergy Free, LLC, was and is controlled by Scott Glenn, who became Planet’s Chairman, President and CEO.
     Windamere III, LLC acquired 586,000 common stock shares in the Company which increased its holding in the Company to 22.2% of the outstanding shares. Fog City Fund, LLC acquired 500,000 common stock shares in the Company. With this acquisition, Fog City now owns 12.5% of the Company’s common stock.
     During 2005, the Company sublet their California office space from a related party in the amount of $109,554.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE SLATE OF CANDIDATES FOR THE BOARD OF DIRECTORS.

PROPOSAL 3
AMENDMENT TO THE 2000 STOCK OPTION PLAN
Introduction
     Subject to Shareholder approval, the Company plans to amend its 2000 Stock Option Plan (the “2000 Plan”) to increase the number of shares of Common Stock issuable under the 2000 Plan from 350,000 shares to 2,000,000 shares. The purpose behind amending the plan is to allow the Company to retain the services of qualified individuals as directors, officers, employees, agents, consultants and independent contractors of the Company. An amendment to the Plan will allow the Company to retain the services of the current Board of Directors and executive officers of the Company and Edward J. Steube as President/CEO of ACP, as a subsidiary of the Company, and be able to use such shares in the future for other similar agreement with other directors and selected employees, officers, agents, consultants and independent contractors of the Company.
     The Company makes no guarantee as to the tax consequences described below with respect to the grant or exercise of an option, or sale of the stock covered by an option.
Description of the 2000 Plan, as Amended
     The number of shares of Common Stock with respect to which awards may be granted pursuant to the 2000 Plan will be sufficient to accommodate the retention of the current Board of Directors and executive officers of the Company and of Edward J. Steube as President/CEO of ACP, as a subsidiary of the Company, and possibly, in the future other key employees, officers and directors. Shares issuable under the 2000 Plan may be either treasury shares or authorized but unissued shares. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company.
     In addition, as consideration for services provided the Company, the following options have been granted by the Company, subject to approval of this Proposal 3:
New Plan Benefits
2000 Plan

Name and Position	Dollar Value	Number of Options
Executive Officers:
Scott Glenn, President	$2.70/share	74,000
Brett Megargel, Vice President*	$2.70/share	18,000
Francesca DiNota, Chief Financial Officer	$2.70/share	35,000
Directors:
Michael Walsh	$2.70/share	10,500
Edward Steube	$2.70/share	16,613

*	For services as a Vice President of the company, Mr. Megargel is no longer a Vice President. Mr. Megargel retains these options pursuant to an employment agreement with the Company.
     Subject to compliance with Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), the 2000 Plan shall be administered by the Board of Directors of the Company (the “Board”) or, in the event the Board shall appoint and/or authorize a committee of two or more members of the Board to administer the 2000 Plan, by such committee (the “Plan Administrator”). Except for the terms and conditions explicitly set forth in the 2000 Plan, and subject to applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”) the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the 2000 Plan, including, without limitation, selection of whether an option will be an incentive stock option or a nonqualified stock option, selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the options.
     Options granted under the 2000 Plan may be “incentive stock options” (“Incentive Options”) within the meaning of Section 422 of the Code or stock options which are not incentive stock options (“Non-Incentive Options” and, collectively with Incentive Options, hereinafter referred to as “Options”). Each Option may be exercised in whole or in part; provided, that only whole shares may be issued pursuant to the exercise of any Option. Subject to any other terms and conditions herein, the Plan Administrator may provide that an Option may not be exercised in whole or in part for a stated period or periods of time during which such Option is outstanding; provided, that the Plan Administrator may rescind, modify, or waive any such limitation (including by the acceleration of the vesting schedule upon a change in control of the Company) at any time and from time to time after the grant date thereof. During an optionee’s lifetime, any Incentive Options granted under the 2004 Plan are personal to such optionee and are exercisable solely by such optionee.
     The Plan Administrator can determine at the time the Option is granted in the case of Incentive Options, or at any time before exercise in the case of Non-Incentive Options, that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, without limitation, federal tax and securities laws and regulations and state corporate law), an Option may be exercised by:
     (a) delivery of shares of Common Stock of the Company held by an optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;
     (b) delivery of a properly executed notice of exercise, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state, or local withholding tax obligations that may arise in connection with the exercise; or
     (c) delivery of a properly executed notice of exercise, together with instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued upon exercise that number of shares of Common Stock having a fair market value equal to the option exercise price.
     To the extent permitted by applicable law, the Plan Administrator may also permit any participant to pay the option exercise price upon exercise of an Option by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the participant exceed the sum of (i) the aggregate option exercise price (less the par value of those shares) plus (ii) any federal, state and local income and employment tax liability incurred by the participant in connection with the option exercise.
     Upon a merger or consolidation in which securities possessing more than 25% of the total combined voting power of the Company’s outstanding securities are transferred to a person different from the person holding those securities immediately prior to such transaction, the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company the sale, transfer or other disposition of all or substantially all of the Company’s assets to an unrelated entity, or a change in the identity of more than three (3) directors over a two-year period each, a (“Corporate Transaction”), any award carrying a right to exercise that was not previously exercisable shall become fully exercisable, the restrictions, deferral limitations and forfeiture conditions applicable to any other award granted shall lapse and any performance conditions imposed with respect to awards shall be deemed to be fully achieved. Notwithstanding the foregoing, any Option granted to an employee shall not become fully vested until such time as the employee experiences an involuntary termination of employment (other than on account of misconduct).
     Incentive Options granted under the 2000 Plan may not be transferred, pledged, mortgaged, hypothecated or otherwise encumbered other than by will or under the laws of descent and distribution, except that the Plan Administrator may permit transfers of awards for estate planning purposes if, and to the extent, such transfers do not cause a participant who is then subject to Section 16 of the Exchange Act to lose the benefit of the exemption under Rule 16b-3 for such transactions.
     Additional rules apply under the Code to the grant of Incentive Options. For instance an Incentive Option must be exercised within 10 years after the date of grant, unless granted to an individual owning more than 10% of the Company’s stock, in which case the exercise period may not exceed five (5) years. Similarly, an Incentive Option must be granted at an exercise price that equals or exceeds 100% of the fair market value of the underlying stock at the time of grant, a threshold that is increased to 110% of such fair market value in the case of a grant to an individual owning more than 10% of the Company’s stock.
     For federal income tax purposes, the grant to an optionee of a Non-Incentive Option generally will not constitute a taxable event to the optionee or to the Company. Upon exercise of a Non-Incentive Option (or, in certain cases, a later tax recognition date), the optionee will recognize compensation income taxable as ordinary income, measured by the excess of the fair market value of the Common Stock purchased on the exercise date (or later tax recognition date) over the amount paid by the optionee for such Common Stock, and will be subject to federal income tax withholding. Upon recognition of income by the optionee, the Company may claim a deduction for the amount of such compensation. The optionee will have a tax basis in the Common Stock purchased equal to the amount paid plus the amount of ordinary income recognized upon exercise of the Non-Incentive Option. Upon the subsequent sale of the Common Stock received upon exercise of the Non-Incentive Option, an optionee will recognize capital gain or loss equal to the difference between the amount realized on such sale and his tax basis in the Common Stock, which may be long-term capital gain or loss if the optionee holds the Common Stock for more than one year from the exercise date.
     For federal income tax purposes, in general, neither the grant nor the exercise of an Incentive Option will constitute a taxable event to the optionee or to the Company, assuming the Incentive Option qualifies as an “incentive stock option” under Code §422. If an optionee does not dispose of the Common Stock acquired upon exercise of an Incentive Option during the statutory holding period, any gain or loss upon subsequent sale of the Common Stock will be long-term capital gain or loss, assuming the shares represent a capital asset in the optionee’s hands. The statutory holding period is the later of two years from the date the Incentive Option is granted or one year from the date the Common Stock is transferred to the optionee pursuant to the exercise of the Incentive Option. If the statutory holding period requirements are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the Incentive Option or the subsequent sale of the Common Stock received upon exercise thereof. If the statutory holding period requirement is not satisfied, the optionee will recognize compensation income taxable as ordinary income on the date the Common Stock is sold (or later tax recognition date) in an amount equal to the lesser of (i) the fair market value of the Common Stock on that date less the amount paid by the optionee for such Common Stock, or (ii) the amount realized on the disposition of the Common Stock less the amount paid by the optionee for such Common Stock; the Company may then claim a deduction for the amount of such compensation income.
     The federal income tax consequences summarized hereinabove are based upon current law and are subject to change.
     The Board may amend, alter, suspend, discontinue or terminate the 2000 Plan at any time, except that any such action shall be subject to shareholder approval at the annual meeting next following such Board action if such shareholder approval is required by federal or state law or regulation or the rules of any exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board of Directors otherwise determines to submit such action for shareholder approval. In addition, no amendment, alteration, suspension, discontinuation or termination to the 2000 Plan may materially impair the rights of any participant with respect to any vested Option granted before amendment without such participant’s consent. Unless terminated earlier by the Board, the 2000 Plan shall terminate upon the earliest to occur of (i) 10 years after the date on which the Board approves the 2004 Plan or (ii) the date on which all shares of Common Stock available for issuance under the 2000 Plan shall have been issued as vested shares. Upon such 2000 Plan termination, all Options and unvested stock issuances outstanding under the 2000 Plan shall continue to have full force and effect in accordance with the provisions of the agreements.
New Plan Benefits
     Previously authorized grants of options to certain executive officers and directors of the Company and its subsidiary, including Ms. Francesca DiNota, Mr. Scott Glenn, Mr. Bret Megargel, and Mr. Michael Walsh would be made effective by this proposed amendment to the Plan. In addition, the amendment to the Plan will allow the Company to retain the services of Mr. Steube as President of the Company’s ACP subsidiary. Information concerning stock option grants to the Company’s executive officers and directors is set forth under “Executive Compensation” beginning on page 26 of this Proxy Statement.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM SHAREHOLDERS WILL BE VOTED IN FAVOR OF PROPOSAL 3.

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Board of Directors has selected J. H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and has further directed that management submit the selection of independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. J. H. Cohn LLP has audited the Company’s financial statements since 2001. Prior to 2001, PricewaterhouseCoopers LLP audited the Company’s financial statements since its inception in 1991. Representatives of J. H. Cohn LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
     Shareholder ratification of the selection of J. H. Cohn LLP as the Company’s independent registered public accounting firm is not required by the Company’s current Bylaws or otherwise. However, the Board is submitting the selection of J. H. Cohn LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.
     The affirmative vote of the holders of a majority of the shares presented in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of J. H. Cohn LLP. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.
Audit Fees
     For professional services rendered by the independent registered public accounting firm for the audit of the Company’s annual financial statements and review of the unaudited financial statements included in the Company’s quarterly reports on Form 10-QSB. The aggregate fees billed by the Company’s independent registered public accounting firm, J.H. Cohn LLP, for 2005 and 2004 were $175,930 and $34,300, respectively.
Audit Related Fees
     The aggregate fees billed in 2005 and 2004 by the Company’s independent registered public accounting firm for assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s financial statements are in the amount of $8,500 and $10,660, respectively.
Tax Fees
     No fees were billed in 2005 and 2004 by the Company’s independent registered public accounting firm for tax compliance, tax advice and tax planning.
All Other Fees
     No fees were billed in 2005 and 2004 by the Company’s independent registered public accounting firm for any other services, other than Audit Fees and Audit Related Fees.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM SHAREHOLDERS WILL BE VOTED IN FAVOR OF PROPOSAL 4.

PROPOSAL 5
OTHER MATTERS
     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
Information attached as Exhibits and incorporated by reference into this Proxy Statement

Exhibit “A” — Planet Form 10KSB Filed With SEC on May 15, 2006	A-
Exhibit “B” — Planet Form 10QSB Filed with the SEC May 22, 2006	B-
Exhibit “C” — Form of Certificate of Incorporation	C-
Exhibit “D” — Bylaws of Delaware Corporation	D-
Exhibit “E” — Agreement and Plan of Merger	E-

By order of the Board of Directors Scott L. Glenn Chief Executive Officer and President

June ___, 2005

EXHIBIT A

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-KSB
ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2005
Commission File No. 0-26804

PLANET TECHNOLOGIES, INC.
(Formerly Planet Polymer Technologies, Inc.)
(Name of small business issuer in its charter)

CALIFORNIA	33-0502606
(State or other jurisdiction of	(IRS Employer identification No.)
incorporation of organization)

96 Danbury Road
Ridgefield, CT	06877
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number (800)-255-3749
Securities registered under Section 12(b) of the Exchange Act:
None
Securities registered under Section 12(g) of the Exchange Act:
Common Stock, No Par Value
Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☐Yes ☑No
Check if there is no disclosure of delinquent filers in response to Items 405 of Regulation S-B in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. ☐
The issuer’s revenues for the year ending December 31, 2005 were $ 3,923,498.
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐Yes ☑No
The aggregate market value of the voting stock held by non-affiliates of the Issuer as of April 10, 2006, was $7,972,736, based on the average of the 4:00 p.m. closing bid and ask prices of $2.00 as reported on the Over-the-Counter Bulletin Board.
As of April 10, 2006, 3,986,368 shares of the Company’s Common Stock were outstanding and no shares of the Company’s Series A Preferred Stock were outstanding.
Transitional Small Business Disclosure Format (check one) ☐ Yes ☑ No

PLANET TECHNOLOGIES, INC.
FORM-10KSB
Year Ended December 31, 2005

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This Annual Report on Form 10-KSB contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that such statements shall be protected by the safe harbors provided for in such sections. Such statements are subject to risks and uncertainties that could cause the Company’s actual results to vary materially from those projected in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our need for additional capital, fluctuations in operating results, continued new product introductions, market acceptance of our new product introductions, new product introductions by competitors, technological changes in the industry and those factors discussed in this section as well as those sections entitled “Risk Factors,” and in “Item 6 — Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
PART I.
Planet Technologies, Inc. (“Planet” or the “Company”) is a California Corporation incorporated on August 23, 1991.
ITEM 1. DESCRIPTION OF BUSINESS
General
On November 30, 2004, Planet acquired the business of Allergy Free, LLC, a company engaged in the business of designing, selling and distributing products for use by allergy sensitive persons, including, without limitation, air filters, room air cleaners, and related allergen avoidance products. Allergy Free acquired its business on or about November 3, 2000, when it acquired substantially all of the assets and business of Allergy Free, L.P., a Delaware limited partnership. The business strategy of Allergy Free has been primarily based upon the marketing and selling of products directly to the consumer by telemarketing to its database of customers, who have purchased Allergy Free’s electrostatic filters. Promotion has been supplemented with direct mail, radio, and Internet advertising. The Company’s proprietary air filters have been marketed under the Allergy Free® trade name.
On August 11, 2005, Planet completed a merger with Allergy Control Products, Inc. (“ACP”). ACP merged into a wholly owned subsidiary of Planet (“New ACP”). Effective August 11, 2005, Planet assigned all of the Allergy Free assets to its wholly owned subsidiary New ACP. The subsidiary was renamed and its ongoing name is “Allergy Control Products” (“the Subsidiary”). References to “us”, “we”, “Planet” and “Company” refer to the consolidated operations of Planet and its Subsidiary.
With the Merger, Planet has added to its stable of allergen control products, and has incorporated ACP’s core business strategy. This core strategy is to supply a complete range of high quality, branded products to physician’s patients who are allergy sufferers, as well as to previous customers. Promotion is executed through (a) distribution of catalogs to physicians’ offices, for subsequent re-distribution to patients, (b) distribution of catalogs directly to previous customers and (c) selective e-commerce marketing initiatives. Customer transactions are primarily handled through our in-bound call center and website. In addition to this core business strategy, we also sell selective products on a wholesale basis to domestic retailers as well as to international distributors.
The allergen avoidance product industry provides products and information that help people suffering from allergies or asthma to reduce the level of exposure to allergens in their environment. Market distribution channels within the industry include catalog direct mail to consumers and through physician offices, the Internet, and traditional retail. Catalog direct mail competitors offering a range of products include National

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Allergy Supply, Mission Allergy, Allergy Buyers Club, Asthma and Allergies Technology, and Allergy Solutions.
Products
Our proprietary products now include Allergy Control® branded bedding products and Allergy Free® branded air filters. We also market a complete range of bedding products, carpet cleaning and laundry products, vacuums, air cleaners and air filters, sinus and breathing aids, respiratory products, dehumidifiers, mold prevention and house cleaning products, pet allergy products and certain allergy-related skin and hair care products.
Allergen Barrier Bedding: Microscopic dust mites, as well as pet dander produce potent allergens that thrive in places such as beds, upholstered furniture, and carpets. We provide a complete line of products that substantially reduce the allergy sufferers’ exposure to these allergens. Bedding products include:
Encasings: We offer three encasing product lines, each with distinct levels of allergen barrier effectiveness, comfort, durability and price. It’s Allergy Control®, Pristine® Complete and Allergy Control Pristine® Relief encasings use micro-fiber fabrics. Allergy Control® Economy encasings use laminated fabrics.
Blankets: We offer Snuggable® blankets, which are made from a top quality 300-weight Polartec® fleece, which has a high level of softness and warmth without extra weight. Allergy sufferers benefit from their use specifically because the blankets hold up exceptionally well through repeated hot water washing, which is the recommended process to eliminate allergens.
Comforters: As with it’s encasings, our comforters are manufactured with the most advanced Pristine® encasing fabric. They deliver complete dust mite and pet allergen protection, are luxuriously soft and breathable similar to fine cotton linens and also includes an anti-microbial treatment. The comforters are available in both light and heavier weights.
Pillows: We offer two Allergy Control® Pristine® Deluxe pillow styles — a contour neck style and a gusseted style. As in the case of our branded comforters, allergy sufferers who use these branded pillows do not require encasings, since the product itself is manufactured with highly effective and comfortable allergen barrier fabric.
Air Filters: Allergy Free® air filters substantially reduce the amount of airborne contaminants, including allergen particles. We currently market three types of filters for forced heating and cooling systems along with vent filtration kits:
Permanent Filters: We offer the Allergy Free® Aller-Pure® Gold Filter, a permanent electrostatic washable filter. The filter is highly efficient in removing airborne particles at the 1-10 micron level. The filter is pleated and offers 2.5 times the filtering surface area of a flat filter, while providing a low resistance that optimizes airflow. We sell all standard filter sizes and also provide custom filters to meet almost any customer need.
Disposable Filters: The Allergy Free® Aller-Pure® MAX (micro allergen extractor) is rated at the highest level for residential filters. It is a pleated filter with actively electrostatic charged media. The disposable filter’s life is 2-3 months and is sold in packages of 4 filters. We offer this filter in all standard sizes.
Flexible filters: We offer the Allergy Free® Aller-Pure® Flex filters for free-standing air conditioning units and other types of heating and cooling systems. The flex filter is comprised of 3 layers and sewn with a trim.

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In addition to Allergy Control® branded bedding products and Allergy Free® branded air filters, we offer a comprehensive line of other third party products for allergy sufferers. The following includes some of the important brand offerings per category in our current product mix:
•	Bedding: Comforel® mattress cushions, Wamsutta® sheets and pillowcases.

•	Carpets and Laundry: Allersearch®, Capture®, DustMite®, Bissell® and De-mite®.

•	Vacuums: A variety of Miele® vacuums, at differing price points.

•	Air Cleaners: Austin Air®, Blueair®, Honeywell® and Whirlpool®..

•	Respiratory (Nebulizers and Compressors): Omron® and Pari® brands.
Product Registrations
We do not directly manufacture any product requiring EPA or FDA registration. We sell products that are registered, where required, by their manufacturers.
Environmental Law
The Company primarily sells goods. The Company does not manufacture any products at this time. Therefore, environmental laws have not materially affected the Company.
Licensed Technology and Intellectual Property
Since January 1, 1997, the Company has licensed technology associated with the production of its Aller-Pure® Gold Permanent Electrostatic Filter under Patent number 6,056,809, Permanent Air Filter and Method of Manufacture. The licensing agreement is for a term of 10 years, the life of the patent or for the period of time in which Planet actively sells the Aller-Pure Gold Permanent filter. The agreement provides a royalty of 1.65% based on net filter sales and is paid monthly. The sales of products under this licensing agreement have been declining at a rapid rate over the last several years due to competitive products being introduced into the market.
Research and Development
We are not actively developing new products, although the Company has historically worked with consultants, filter-testing labs, media manufactures and filter manufacturers to develop new enhanced filters, and various third parties to develop new bedding products and product line extensions. The Company did not spend any money on research and development for the years ended December 31, 2005 and December 31, 2004 respectively.
Government Requirements
Our outbound telemarketing sales practices are regulated at both the federal and state level. The Telephone Consumer Protection Act (the “TCPA”), which was enacted in 1991, authorized and directed the Federal Communications Commission (the “FCC”) to enact rules to regulate the telemarketing industry. In December 1992, the FCC enacted rules, which place restrictions on the methods and timing of telemarketing sales calls. On July 3, 2003, the FCC issued a Report and Order setting forth amended rules and regulations implementing the TCPA. The rules, with a few exceptions, became effective August 25, 2003. These rules included: (1) restrictions on calls made by automatic dialing and announcing devices; (2) limitations on the use of predictive dialers for outbound calls; (3) institution of a national “do-not-call”

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registry in conjunction with the Federal Trade Commission (the “FTC”); (4) guidelines on maintaining an internal “do-not-call” list and honoring “do-not-call” requests; and (5) requirements for transmitting caller identification information. The “do-not-call” restrictions took effect October 1, 2003. The caller identification requirements became effective January 29, 2004. The FCC also included rules restricting facsimile advertisements. These rules became effective January 1, 2005.
The Federal Telemarketing Consumer Fraud and Abuse Act of 1994 authorizes the FTC to issue regulations designed to prevent deceptive and abusive telemarketing acts and practices. The FTC issued its Telemarketing Sales Rule (the “TSR”), which went into effect in January 1996. The TSR applies to most direct teleservices telemarketing calls and certain operator teleservices telemarketing calls and generally prohibits a variety of deceptive, unfair or abusive practices in telemarketing sales.
The FTC amended the TSR in January 2003. The majority of the amendments became effective March 31, 2003. The changes that were adopted that could adversely affect us include, but are not limited to: (1) subjecting a portion of our calls to additional disclosure requirements from which such calls were previously exempt; (2) prohibiting the disclosure or receipt, for consideration, of unencrypted consumer account numbers for use in telemarketing; (3) additional disclosure statements relating to certain products and services; (4) additional authorization requirements for payment methods that do not have consumer protections comparable to those available under the Electronic Funds Transfer Act (“EFTA”) or the Truth in Lending Act; and (5) institution of a national “do-not-call” registry.
In addition to the federal legislation and regulations, there are numerous state statutes and regulations governing telemarketing activities, which do or may apply to us. For example, some states also place restrictions on the methods and timing of telemarketing calls and require that certain mandatory disclosures be made during the course of a telemarketing call. Some states also require that telemarketers register in the state before conducting telemarketing business in the state (see Risk Factors).
Customers of Planet
Our typical customer is an individual allergy sufferer. In addition, a limited number of domestic retailers purchase products for resale to the public. A limited number of international distributors also purchase certain products for resale to various parties located within their respective countries and/or market territories.
Physician offices are an important intermediary between the Company and its customers. The Company receives customer orders from patients of more than 4,000 identified physicians. The Company has no distribution agreements with its referring physicians. The Company is not dependent on any one customer.
Suppliers of Planet
We acquire our raw materials for contract manufactured finished products from a variety of manufacturers. The primary raw material suppliers include: Precision Fabrics Group (Micro-Woven Allergen Barrier Fabric) and Shawmut Mills (Laminated Allergen Barrier Fabric).
Sales and Marketing
We employ staff to perform and manage sales and marketing functions. Outside resources are hired on an as-needed basis to augment the internal effort.
Competition
The Company’s competitors include National Allergy Supply, Mission Allergy, Allergy Buyers Club, Asthma and Allergies Technology, and Allergy Solutions.

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Employees
As of December 31, 2005, the Company had 36 full-time and 9 part-time employees, all of whom are located at our Connecticut facility.
Properties
By December of 2005, our office facility, consisting of approximately 5,400 square feet of leased office space in San Diego, California, subject to a sublease, was closed. All operations were moved to the Subsidiary’s facility during the fourth quarter of 2005. All costs associated with the move have been reflected in operations for 2005.
We now maintain executive offices and warehouse space located in approximately 13,317 square feet of leased space at 96 Danbury Road, Ridgefield, CT 06877, subject to a lease, which terminates September 30, 2007, at a monthly rental amount of $14,288. We lease additional warehouse space in Connecticut as needed from time to time .
Risk Factors
We have experienced losses, we expect future losses and we may not become profitable. For the years ended December 31, 2005, 2004 and 2003, we had net losses of $1,508,195, $773,558 and $574,135, respectively. As of December 31, 2005, we had an accumulated deficit of approximately $5,200,000.
Since we have historically incurred net losses, we expect this trend will continue until some indefinite date in the future. We may not be able to sustain or increase profitability on a quarterly or annual basis.
We will require additional capital, which may not be available. Our capital requirements will depend on many factors, including:
•	the cost of information technology upgrades and enhancements;

•	The cost of developing existing and new markets for our products; and

•	regulatory and associated costs of being a public entity.
At year end 2005, current liabilities exceeded current assets by $303,717. On April 18, 2006, the Board approved borrowing $250,000 from two of our controlling shareholders.
With the borrowings, we anticipate that our existing resources combined with revenues will enable us to maintain our current and planned operations through December 31, 2006. However, changes in our plans or other events affecting our operating expenses, such as acquisition opportunities, may cause us to expend our existing resources sooner than expected.
We may seek additional funding through private placements of stock or strategic relationships. However, the uncertainty as to our future profitability may make it difficult for us to secure additional financing on acceptable terms, if we are able to secure additional financing at all. Insufficient funds may require us to delay, scale back or eliminate some or all of our activities. Our auditors have qualified their report on our financial statements citing that certain conditions raise substantial doubt about our ability to continue as a going concern.
The Company’s management with the participation of the Company’s chief executive officer and chief financial officer have evaluated the effectiveness of the Company’s disclosure controls and procedures. Based on such evaluation, the Company’s chief executive officer and chief financial officer have concluded

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that, as of the end of such period, the Company’s disclosure controls and procedures were not effective due to a material weakness in our internal control over financial reporting.
Amendments to the Telemarketing Sales Rule (the “TSR”). Telemarketing sales rules have had and may continue to have a material impact on both Planet’s revenue and profitability. The addition of a national “do-not-call” list to the growing number of states that already have “do-not-call” lists has reduced the number of households that we may call. Over 50% of the our historical customers have placed their names on the national “do-not-call” list.
In addition to the federal legislation and regulations, there are numerous state statutes and regulations governing telemarketing activities, which do or may apply to our business. For example, some states also place restrictions on the methods and timing of telemarketing calls and require that certain mandatory disclosures be made during the course of a telemarketing call. Some states also require that telemarketers register in the state before conducting telemarketing business in the state.
We are training our telemarketing representatives to handle calls in an approved manner and believe we comply in all material respects with all federal and state telemarketing regulations. There can be no assurance, however, that the Company will not be subject to regulatory challenge and or civil liability for violations of federal or state law.
We are subject to penny stock regulations. Our common stock is not listed or qualified for listing on NASDAQ or any national securities exchange but is only sporadically traded in the over-the-counter market in the so-called OTC Bulletin Board. As a result, an investor will find it difficult to dispose of, and to obtain accurate quotations as to the value of, our common stock.
Our common stock is classified as a penny stock by the Securities and Exchange Commission. The classification severely and adversely affects the market liquidity for our common stock. The Commission has adopted Rule 15g-9, which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, sets forth (i) the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in public offerings and secondary trading and about the commissions payable to the broker-dealer and registered representative, current quotations for the securities and the rights and remedies available to an investor in case of fraud in penny stock transaction. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.
Any inability to adequately retain or protect our employees, customer relationships and proprietary brands’ competitive positioning could harm our ability to compete. Our future success and ability to compete depends in part upon our employees, customer relationships, proprietary brands and trademarks, which we attempt to protect with a combination of trademark and trade secret claims. These legal protections afford only limited protection. Further, despite our efforts, we may be unable to prevent third parties from soliciting our employees or customers or infringing upon or misappropriating our intellectual property. Our employees, customer relationships and intellectual property may not be adequate to provide

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us with a competitive advantage or to prevent competitors from entering the markets for our product and services. Additionally, our competitors could independently develop non-infringing technologies that are competitive with, and equivalent or superior to, our products. We will monitor infringement and/or misappropriation of our proprietary rights. However, even if we do detect infringement or misappropriation of our proprietary rights, litigation to enforce these rights could cause us to divert financial and other resources away from our business operations.
The departure of certain key personnel could harm the financial condition of the Company. Several of our employees are intimately involved in our business and have day-to-day relationships with critical customers. We are not able to afford additional staff to supplement these key personnel. Competition for highly skilled business, product development, marketing and other personnel is intense, and there can be no assurance that we will be successful in recruiting new personnel or in retaining our existing personnel. A failure on our part to retain the services of these key personnel could have a material adverse effect on our operating results and financial condition. We do not maintain key man life insurance on any of our employees.
We face various competitors. We have competitors with comparable characteristics and capabilities that compete for the same group of customers. Our competitors are competent and experienced and are continuously working to take market share away from us. Our competitors may have greater financial, technical, marketing and other resources than we do. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the sales and marketing of their products and services than are available to us.
There are risks associated with our planned growth. We plan to grow our revenues and profits by adding to our existing customer base through internal growth and by the acquisition of other companies.
Management believes that Planet can grow through the acquisitions of other allergy related companies as part of a “roll-up” strategy. The acquisition of other companies is uncertain and contains a variety of business risks, including: cultural differences, the retention of key personnel, competition, protection of intellectual property, profitability, industry changes and others.
Although we do not have an agreement to acquire any specific company at this time, we intend to attempt to expand our operations through the acquisition of other companies. Acquisitions and attempted acquisitions may place a strain on our limited personnel, financial and other resources. Our ability to manage this growth, should it occur, will require expansion of our capabilities and personnel. We may not be able to find qualified personnel to fill additional positions or be able to successfully manage a larger organization.
We have very limited assets upon which to rely for adjusting to business variations and for growing new businesses. While we are likely to look for new funding to assist in the acquisition of other profitable businesses, it is uncertain whether such funds will be available. There can be no assurance that we will be successful in raising a sufficient amount of additional capital, or if we are successful, that we will be able to raise capital on reasonable terms. If we do raise additional capital, our existing shareholders may incur substantial and immediate dilution.
Future sales of our common stock by existing shareholders under Rule 144 could decrease the trading price of our common stock. As of December 31, 2005, a total of approximately 3,874,897 shares of outstanding common stock were “restricted securities” and could be sold in the public markets only in compliance with rule 144 adopted under the Securities Act of 1933 or other applicable exemptions from registration. Rule 144 provides that a person holding restricted securities for a period of one year may thereafter sell, in brokerage transactions, an amount not exceeding in any three-month period the greater of either (i) 1% of the issuer’s outstanding common stock or (ii) the average weekly trading volume in the securities during a period of four calendar weeks immediately preceding the sale. Persons who are not affiliated with the issuer and who have held their restricted securities for at least two years are not subject

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to the volume limitation. Possible or actual sales of our common stock by present shareholders under Rule 144 could have a depressive effect on the price of our common stock. We have filed a registration statement to register many of these shares, which may be sold without the above limitations when and if the registration statement becomes effective. Such sales could also have a depressive effect on the price of our common stock.
Our directors and executive officers beneficially own approximately 45.2% of our stock, including stock options and warrants exercisable within 60 days of January 1, 2006; their interests could conflict with yours; significant sales of stock held by them could have a negative effect on our stock price; shareholders may be unable to exercise control. As a result, our executive officers, directors and affiliate persons will have significant ability to:
•	elect or defeat the election of our directors;

•	amend or prevent amendment of our articles of incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	control the outcome of any other matter submitted to the shareholders for vote.
As a result of their ownership and positions, our directors and executive officers collectively, are able to significantly influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.
Absence of Dividends. We have not paid any cash dividends on our Common Stock since our inception and do not anticipate paying cash dividends in the foreseeable future.
ITEM 2. DESCRIPTION OF PROPERTY
By December of 2005, the Planet office facility, which had been located in approximately 5,400 square feet of leased office space in San Diego, California, subject to a sublease, was closed. All operations were moved to the Subsidiary’s facility during the fourth quarter of 2005. All costs associated with the move have been reflected in the operations of 2005.
The Company maintains executive offices and warehouse space located in approximately 13,317 square feet of leased space at 96 Danbury Road, Ridgefield, CT 06877, subject to a lease, which terminates September 30, 2007, at a monthly rental amount of $14,288. The Company leases additional warehouse space in Connecticut as needed from time to time .
ITEM 3. LEGAL PROCEEDINGS
None.
ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
Previously reported on Form 10QSB.

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PART II.
ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
The Company’s Common Stock trades on the OTC.BB under the symbol “PLNT.OB.” The following table sets forth the high and low sales prices of the Company’s Common Stock for the period from January 1, 2004 through December 31, 2005 as furnished by the OTC.BB. These prices reflect prices between dealers without retail markups, markdowns or commissions, and may not necessarily represent actual transactions. These prices also reflect the reverse stock split effective December 6, 2004:

	Trade Prices
	High	Low
Fiscal year ended December 31, 2004
First Quarter	$12.50	$1.75
Second Quarter	10.50	3.00
Third Quarter	3.50	2.50
Fourth Quarter	3.50	0.70
Fiscal year ended December 31, 2005
First Quarter	3.00	0.70
Second Quarter	4.25	1.25
Third Quarter	5.00	2.70
Fourth Quarter	5.00	1.25
On April 10, 2006, the last reported sale price of the Company’s Common Stock on the Over-the-Counter Bulletin Board was $2.00 per share. As of April 10, 2006, there were approximately 198 holders of record of the Company’s Common Stock with 3,986,368 shares outstanding. The market price of shares of common stock, like that of the common stock of many other emerging growth companies, has been and is likely to continue to be highly volatile.
The Company has never declared or paid a cash dividend. The Company has not paid and does not intend to pay any Common Stock dividends to Common Stock shareholders in the foreseeable future and intends to retain any future earnings to fund the Company’s operations. Any payment of dividends in the future will depend upon the Company’s earnings, capital requirements, financial condition and such other factors as the Board of Directors may deem relevant.
Recent Sales of Unregistered Securities
Previously reported on Form 10QSB.
ITEM 6. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
Overview
The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes. Planet evaluates its estimates and judgments on an on-going basis. Planet bases its estimates on historical experience and on assumptions that it believes to be reasonable under the circumstances. Planet’s experience and assumptions form the basis for its judgments about the carrying value of its assets and liabilities that are not readily apparent from other sources. Actual results may vary from what Planet anticipates and different assumptions or estimates about the future could change Planet’s reported results. Planet believes the following accounting policies are the most critical to Planet, in that they are important to the portrayal of its financial statements and they require Planet’s most difficult, subjective or complex judgments in the preparation of its financial statements:

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Revenue Recognition
The Company recognizes revenues in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (“SAB No. 101”) as amended by SEC Staff Accounting Bulletin No. 104, “Revenue Recognition, revised and updated” (“SAB No. 104”), which stipulates that revenue generally is realized or realizable and earned, once persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee is fixed or determinable and collectibility is reasonably assured. The Company recognizes revenue from product sales upon shipment of goods, with a provision for estimated returns recorded at that time. In addition, a provision for potential warranty claims is provided for at the time of sale, based upon warranty terms and the Company’s prior experience.
Allowances for Doubtful Accounts
Allowances for doubtful accounts receivable are maintained based on historical payment patterns, aging of accounts receivable, and actual write-off history.
Impairment of Long-Lived Assets
In assessing the recoverability of its long-lived assets, Planet must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. If these estimates or their related assumptions change in the future, Planet may be required to record impairment charges for these assets.
Statements of Operations Data
The following tables set forth certain items in Planet’s Statements of Operations for the periods indicated.
Years Ended December 31, 2005 and 2004

	2005	2004	Change	%
Sales	$3,923,498	$1,180,382	$2,743,116	232
Cost of Sales	2,205,079	407,811	1,797,268	441

Gross Profit	1,718,419	772,571	945,848	122

Operating Expenses	3,083,036	1,298,812	1,784,224	137

Loss from Operations	(1,364,617)	(526,241)	(838,376)	159

Other Income (Expense)	(143,578)	(247,317)	103,739	(42)

Net Loss	$(1,508,195)	$(773,558)	$(734,637)	95

The addition of the Subsidiary’s financial results for a portion of the twelve months ended December 31, 2005 resulted in material year over year increases in sales, cost of sales and operating expenses. These increases are not necessarily indicative of future year over year comparisons.
We expect that future gross margins could be somewhat lower than that experienced in the twelve months ended December 31, 2005, as a result of the Subsidiary’s lower margin financial results being included for only a portion of the reporting period.

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The net loss for the twelve months ended December 31, 2005, was $1,508,195, compared to a net loss of $773,558 for the twelve month period ended December 31, 2004. The Company’s net sales increased by $2,743,116 from $1,180,382 for the twelve months ended December 31, 2004, to $3,923,498 for the same period in 2005. The net loss for the 2005 includes costs related to the integration of the entities after the merger as well as amortization of intangibles of $103,096.
The year over year increase in net sales is due to the addition of sales from the Subsidiary from August 12, 2005 through December 31, 2005. This factor also accounts for the year over year decrease in net loss as a percentage of net sales, as the addition of the Subsidiary’s larger and broader base of sales improves Planet’s relative cost efficiency.
Overall gross margin, as a percentage of sales, decreased from 65.5% for the twelve months ended December 31, 2004 to 43.8% for the same period in 2005. This decrease in gross margin is due to the inclusion of the Subsidiary’s sales, which are broadly based and emphasize bedding products, that have a higher cost of sales than Planet’s sales, and are more narrowly focused on higher margin filter product sales.
For the year ended December 31, 2005, total operating expenses increased by $1,784,224 over the operating expenses for the same period in 2004. This increase largely reflects the higher level of sales, as well as general and administrative expenses associated with the larger Subsidiary operation.
Other expenses decreased from $247,317 for the twelve months ended December 31, 2004, to $143,578 for the same period in 2005. The $103,739 decrease in other expenses includes a $185,177 reduction of interest expense related to former shareholder debt that was converted to stock when the Company was purchased in November 2004. This reduction was offset by increases in interest expense related to the amortization of the derivative liability of $81,606.
Years Ended December 31, 2004 and 2003

	2004	2003	Change	%
Sales	$1,180,382	$2,258,213	$(1,077,831)	(47.7)
Cost of Sales	407,811	730,801	(322,990)	(44.2)

Gross Profit	772,571	1,527,412	(754,841)	(49.4)

Operating Expenses	1,298,812	1,874,398	(575,586)	(30.7)

Loss from Operations	(526,241)	(346,986)	(179,255)	51.7

Other Expenses	(247,317)	(227,149)	(20,168)	8.9

Net Loss	$(773,558)	$(574,135)	$(199,423)	(34.7)

Planet’s net sales decreased 47.7% from $2,258,213 for the twelve months ended December 31, 2003, to $1,180,382 for the twelve months ended December 31, 2004. This decrease was due to several factors. First, sales in 2003 were impacted positively both from the effects of radio advertising in late 2002 and early 2003 and from having two active sales locations, with two active telemarketing staffs. For most of 2004, the Company’s San Diego location was the only telemarketing group in operation. Sales in 2004 were negatively impacted by the Do Not Call (“DNC”) legislation which went into effect during the fourth quarter of 2003. Due to DNC requirements, the company was unable to telemarket its products to a segment of its existing customers.

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Cost of Sales decreased 44.2% from $730,801 for the twelve months ended December 31, 2003, to $407,811 for the twelve months ended December 31, 2004, due mainly to the associated decrease in sales revenue (units sold) and a small shift in product mix and higher distribution costs. Overall gross profit, as a percentage of sales, totaled 65.5% for the twelve months ended December 31, 2004, and 67.6% for the twelve months ended December 31, 2003. This change is due to a shift in product mix in the first quarter of 2004 and higher distribution and other costs resulting from the relocation to San Diego. This product mix shift was primarily due to an emphasis in the first quarter of 2004 on the sale of room air cleaners and up-selling across the Company’s product line. The Company expects its profit margin to be impacted in the future by higher distribution costs as compared to 2004 and 2003.
Operating expenses decreased by 30.7% from $1,874,398 for the twelve months ended December 31, 2003, to $1,298,812 for the twelve months ended December 31, 2004. Of the $575,586 decrease, approximately $239,000 was attributable to discontinuing the national radio advertising campaign and the remainder of the decrease was related to decreased headcount and facility expenses with only one location active for most of 2004.
The Other Income(Expense) category includes interest expense of $197,673 and other expenses of $49,644 for the twelve months ended December 31, 2004. While interest expense was up slightly ($8,211) over the prior year, other expenses increased $10,806, or 21.4% over the twelve months ended December 31, 2003. This difference was due mainly to moving costs associated with closing and moving the Company’s Houston operations to San Diego during the first quarter of 2004.
Proforma Statements of Operations Data
The following tables set forth certain items in Planet’s Proforma Statements of Operations for the periods indicated, which combine the operations of Planet and ACP as if the merger had been completed on January 1, 2004.
Years Ended December 31, 2005 and 2004

	2005	2004	Change	%
Sales	$8,671,686	$8,895,035	$(223,349)	(3)
Cost of Sales	5,092,763	4,989,606	103,157	2

Gross Profit	3,578,923	3,905,429	(326,506)	(8)

Operating Expenses	(5,683,907)	(4,738,687)	(945,220)	(20)

Loss from Operations	(2,104,984)	(833,258)	(1,271,726)	(153)

Other Expenses	(206,372)	(258,233)	51,861	20

Net Loss	$(2,311,356)	$(1,091,491)	$(1,219,865)	72

The proforma net loss for the twelve months ended December 31, 2005, was $2,311,356, compared to $1,091,491 for the twelve month period ended December 31, 2004. The Company’s net sales decreased by $223,349 from $8,895,035 to $8,671,686 due to the decrease in sales of Allergy Free related products, which decreased from $1,180,382 in 2004 to approximately $600,000 in 2005. This decrease was offset by an increase in the sales of ACP products. The proforma net loss for the 2005 includes costs related to the integration of the entities after the merger as well as amortization of intangibles of $103,096.
Overall proforma gross margin, as a percentage of sales, decreased from 43.91% for the twelve months ended December 31, 2004 to 41.27% for the same period in 2005. This decrease in gross margin is due to

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large increase in international sales to distributors for ACP which have lower margins than domestic sales. Also, the Allergy Free sales which have a higher gross margin decreased significantly from 2004 to 2005.
Between December 31, 2005 and December 31, 2004, total operating expenses increased $945,220, totaling $5,683,907 for the twelve months ended December 31, 2005, and $4,738,687 for the same period in 2004. This increase includes non-recurring expenses for ACP of $500,000 for termination benefits for a former officer as well as approximately $100,000 in legal and accounting fees related to the merger and the amortization of intangibles of $103, 096. Additionally, public reporting expenses for the Company increased over $150,000 as they were included for two months only in 2004 due to the reverse acquisition.
Proforma other expenses decreased from $258,233 for the twelve months ended December 31, 2004, to $206,372 for the same period in 2005. The $51,861 decrease in other expenses includes a $185,177 reduction of interest expense related to former shareholder debt that was converted to stock when the Company was purchased in November 2004. This reduction was offset by increases related to the amortization of the derivative liability of $81,606 and the loss in the disposal of assets by ACP of $110,218.
Off Balance Sheet Arrangements
None.
Liquidity And Capital Resources
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Successful transition to profitable operations is dependent upon obtaining a level of sales adequate to support the Company’s cost structure. The Company has suffered recurring losses resulting in an accumulated deficit of $5,210,891 as of December 31, 2005. Management intends to continue to finance operations partially through its potential ability to generate cash flows from debt and equity offerings. On April 18, 2006, the Company received a financing commitment of $250,000 from two controlling shareholders. However, there can be no assurance that the Company will be able to obtain additional financing or internally generate cash flows, which may impact the Company’s ability to continue as a going concern. Our independent registered public accounting firm has included an explanatory paragraph in their opinion dated April 11, 2006, that there is substantial doubt about Planet’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the potential inability of the Company to continue as a going concern.
Cash and cash equivalents totaled $436,844 at December 31, 2005. During the period, 1,318,007 shares representing $3,295,000 were sold to investors through a private placement offering. The Company used cash totaling $1,154,015, for its operations during the twelve-month period, the Company also repaid $185,000 of advances from a related party, paid principal payments totaling $137,415 on notes payable and $1,730,855 was used in the acquisition of the Subsidiary.
Inventory levels increased $558,320 from $19,012 at December 31, 2004 to $577,332 at December 31, 2005, reflecting inventory acquired in the Merger. Accounts payable and accrued expenses increased by $924,891, from $578,283 at December 31, 2004 to $1,503,174 at December 31, 2005, reflecting liabilities assumed from the Merger. The higher levels of inventory, accounts payable and accrued expenses largely reflect the addition of the Subsidiary sales, which require higher levels of inventory in order to support the increased level of sales.
On August 11, 2005, Planet completed a merger with Allergy Control Products, Inc. (“ACP”). ACP merged into a wholly owned subsidiary of Planet (“New ACP”). Effective August 11, 2005, Planet

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assigned all of the Allergy Free assets to its wholly owned subsidiary New ACP. The subsidiary was renamed and its ongoing name is “Allergy Control Products” (“the Subsidiary”). References to “us”, “we”, “Planet” and “Company” refer to the consolidated operations of Planet and its Subsidiary.
Investors are encouraged to review our report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2005 and our Registration Statement on Form SB-2 filed on October 12, 2005, which discuss more thoroughly the terms of the merger and which is available through EDGAR at www.sec.gov, and the Company’s Proxy Statement which also is available through EDGAR.
Recent Accounting Pronouncements
In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment” (“SFAS 123R”), a revision of SFAS No. 123, “Accounting for Stock-Based Compensation,” requiring that the compensation cost relating to share-based payment transactions, including grants of employee stock options, be measured and recognized in the financial statements using the fair value of the compensation awards. The provisions of SFAS 123R are effective for us for the first interim or annual reporting period that begins after December 15, 2005; therefore, the Company has adopted the new requirements for the first quarter of fiscal 2006 under the modified-prospective transition method. Adoption of the expensing requirements will reduce the Company’s reported earnings.
In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4” (“SFAS 151”). SFAS 151 clarifies that abnormal inventory costs such as costs of idle facilities, excess freight and handling costs, and wasted materials (spoilage) are required to be recognized as current period charges. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005. The adoption of SFAS 151 is not expected to have a significant impact on the Company’s financial position or results of operations.
ITEM 7. FINANCIAL STATEMENTS
The information required by this item is included in the Appendix attached hereto.
ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES
None.
ITEM 8A. CONTROLS AND PROCEDURES
The Company’s management with the participation of the Company’s chief executive officer and chief financial officer have evaluated the effectiveness of the Company’s disclosure controls and procedures (as such term is defined in Rules 13a — 15(e) and 15d — 15(e) under the Securities Exchange Act) as of the end of the annual period covered by this report. Based on such evaluation, the Company’s chief executive officer and chief financial officer have concluded that, as of the end of such period, the Company’s disclosure controls and procedures were not effective due to material weaknesses in our internal control over financial reporting described below.
•	Insufficient accounting staff with the appropriate level of knowledge and a lack of sufficient historical information regarding sales of ACP products, compounded by the integration of operations from the California location to Connecticut after the Merger with ACP.

•	Insufficient number of staff and lack of adequate data processing support led to the Company’s not being able to file its Form 10-KSB on a timely basis.

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In the process of conducting their audit for the year ended December 31, 2005, J.H. Cohn LLP, our independent registered public accounting firm (“JHC”), identified that:
•	The Company’s warranty reserve calculation for sales from Subsidiary sales and the calculation of deferred taxes was insufficient and

•	The Company did not have adequate resources to meet the reporting requirements of the SEC on a timely basis.
These material weaknesses in the processes and procedures with our accounting and financial reporting function and contributed to post-closing adjustments and delays in the completion and filing of our 2005 Form 10-KSB.
As part of the communications by JHC with our audit committee with respect to JHC’s audit procedures for the year ended December 31, 2005, JHC informed the audit committee that these deficiencies: constituted a material weakness under standards established by the Public Company Accounting Oversight Board, or PCAOB.
The Company has assigned a high priority to the short-term and long-term improvement of our internal control over financial reporting. Actions to address the material weaknesses described above that we will undertake, or have undertaken, include the following, among others:
•	Hiring of additional accounting staff to facilitate the reporting within the time periods specified by the SEC.

•	Implementing new accounting reporting software in the short-term to expedite the reporting function and an upgrade to the overall accounting software system in the long-term so that analysis and evaluation of information can be better processed within the time periods required by the SEC.

•	We have completed the integration of the operations from California to Connecticut and all accounting and reporting is centralized within the Connecticut location.

•	We have implemented a strict warranty return policy which is designed to track and monitor all warranty returns and provide the reporting information required for the warranty reserve on a timely basis.
Except as described above, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.
ITEM 8B. OTHER ITEMS
None.

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PART III.
ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
Directors and Executive Officers.
The names of directors and executive officers and certain information about each person is set forth below:

Name	Age	Principal Occupation
Scott L. Glenn	56	Chairman of the Board of Directors, President and Chief Executive Officer and Business Executive

Eric B. Freedus	56	Director, Attorney

H.M. Busby	67	Director, Private Investor

Michael Trinkle	53	Director, Business Executive

Ellen M. Preston	51	Director, Business Consultant

Edward J. Steube	62	Director, President of Allergy Control Products, Inc.

Michael Walsh	46	Director, Business Executive

Francesca DiNota	43	Chief Financial Officer, Chief Accounting Officer

Bret Megargel	36	Vice President, Secretary
Scott L. Glenn was elected to the Board and appointed Chairman, President and Chief Executive Officer of Planet in November 2004. Since October 2000 he, or an affiliated entity controlled by him, has been the Manager and a member of Allergy Free, LLC. Mr. Glenn is also the Managing Partner of Windamere Venture Partners, and has been since 1996. He also currently serves as a director and founder of GlobalEdge, Inc., Kanisa Pharmaceuticals, Cadence Pharmaceuticals, Oculir, Inc., Somaxon Pharmaceuticals. Previously, from 1988 until 1995, Mr. Glenn served as President/CEO, and then Chairman of Quidel Corporation, a leading point of care diagnostic business. Before serving in those capacities from 1983 through 1988, Mr. Glenn was vice president of development/operations of Quidel. From 1984 to 1992, Mr. Glenn served in numerous management positions, including Division/General Manager at Allergan Pharmaceuticals, Inc. Mr. Glenn has a Bachelor of Science degree in Finance and Accounting from California State University at Fullerton.
Eric B. Freedus was elected to the Board in January 2005. Mr. Freedus has been an attorney in private practice since 1974 and is currently the president of the law firm of Frank and Freedus, APC. Mr. Freedus currently focuses his law practice in the area of special education litigation. Mr. Freedus received his undergraduate degree from the State University of New York at Buffalo in 1971 and his law degree from the University of Toledo in 1974.
H. M. “Mac” Busby has been a director of the Company since August 1997 when he was elected by the members of the Board of Directors to fill a vacancy on the Board. Mr. Busby was President and Chief Executive Officer and Chief Financial Officer of the Company from February 2003 until November 2004. In May 2003, Mr. Busby was appointed Secretary of the Company. Mr. Busby began his career in 1966 at Wisconsin Centrifugal, Inc. which included the position of Manager of Industrial and Public Relations. Mr. Busby has also served as Vice President of Human Relations and Administration for MCA Financial, Inc., a subsidiary of MCA, Inc. Mr. Busby was Chairman of Sun Protective International and Sun-Gard USA. Mr. Busby earned his B.S. in Business Administration from Indiana University.
Michael A. Trinkle currently serves as President of Conception Technologies, LP, and has held the position since 1993. Mr. Trinkle was also a member of Allergy Free, LLC, and served as its President from August 2001 to March 31, 2004. During the 15 years prior to joining Conception Technologies, LP, Mr. Trinkle was employed by Allergan Pharmaceuticals where he held management positions in the areas of operations, sales, marketing, and quality assurance. Mr. Trinkle was elected to the Board in November 2004.

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Ellen M. Preston was a member of Allergy Free, LLC, since October 2000. In addition to being a member of Allergy Free, LLC, since 1998, Ms. Preston has been a business consultant advising medical device companies in the areas of strategic market assessment, business development, brand development and strategy, and communications. From 2000 until 2002, Ms. Preston was a venture partner with Windamere Venture Partners. While with Windamere Venture Partners, Ms. Preston was a founder of Dexcom, Inc., a corporation engaged in the development of an implantable glucose sensor, and founded Miramedica, Inc. a company specializing in computer-aided detection. Ms. Preston served as interim president of Miramedica, Inc., which was sold to Kodak in 2003. From 1997-1998, Ms. Preston was Vice President of Sales and Marketing for Amira Medical, Inc. She held a similar position with Biopsys Medical, Inc. from 1996-1997. Ms. Preston was elected to the Board in November 2004.
Edward Steube served as Chief Executive Officer and Director of Allergy Control Products since 2002. Prior to Joining ACP, he was a member of executive management of New York Bancorp, and prior to that a Principal in the investment banking division of Kidder Peabody and Co, Inc., a subsidiary of GE Capital. Mr. Steube has a B.A. from Princeton University.
Michael Walsh was most recently Executive Chairman at Prometheus Laboratories, a specialty pharmaceutical company, where he also held the positions of President, Chief Operating Officers, and Chief Executive Officer. Previously, Mr. Walsh was with Quidel Corporation in a number of senior executive roles including Director of Worldwide Marketing and Business Development and Director of European Operations. Mr. Walsh has a B.S. from the University of Notre Dame and an M.B.A. from Pepperdine University.
From 1998 through early 2005, Francesca DiNota served in various positions, lastly as Vice President and Chief Financial Officer of Optima, Inc., a privately held ophthalmic goods manufacturer and distributor. Prior to that, Ms. DiNota worked as a certified public accountant for Capossela, Cohen, LLC, a regional public accounting firm. Ms. DiNota graduated from Iona College with a BBA in accounting. Ms. DiNota is a certified public accountant qualified in the State of New York and the State of Connecticut.
Bret Megargel most recently served from 2002 to 2004 as Vice President of Business Development for Avera Pharmaceuticals, Inc., a private pharmaceutical development company. Mr. Megargel is a co-founder of Avera, and during his tenure led the successful licensing or acquisition of three novel pharmaceutical products from global pharmaceutical companies with combined deal value of greater than US$100 million. Prior to the founding of Avera, Mr. Megargel served as a Venture Partner for Windamere Venture Partners, from 1999 to 2003, during his tenure, he served as Vice President of Business Development for MD Edge, Inc., and Director of Business Development for Converge Medical, Inc., and was a member of the founding team of Dexcom, Inc. From 1991 to 1996, Mr. Megargel served as a consultant for Marketing Corporation of America, where he was a case manager for product development, licensing and acquisition, and marketing strategy projects for market leading healthcare clients. Mr. Megargel holds a B.A. in Economics from Dartmouth College, and an M.B.A. from the Stanford University Graduate School of Business.
Board Meetings and Committees
The Board of Directors has an Audit Committee, a Compensation Committee and Nominating Committee. During 2005, The Board of Directors met and approved the following charters and policies: Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, Security Trading Policy and Corporate Ethics and Governance Policy.

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During 2005, each Board member attended 75% or more of the aggregate of the meetings of the Board, and of the meetings of the committees on which he or she served, held during the period for which he or she was a member, respectively.
The Audit Committee has reviewed and discussed the audited financial statements with management, and the Audit Committee has discussed with the independent registered accounting firm the matters required to be discussed under SAS 61. Further the Audit Committee has received the written disclosures and the letter from the independent registered accounting firm required in the Independence Standards Board Standard #1 and has discussed with the independent registered accounting firm their independence. Based on the review of the financial statements and discussions with management and the independent registered accounting firm, the audit committee recommended to the Board of Directors that the audited financial statements be included in this annual report. The Audit Committee is comprised of Mike Trinkle and H. M. Busby. Mr. Busby, as former Chief Financial Officer of Planet, serves as the committee’s financial expert.
Code of Conduct and Ethics
Our Board of Directors has adopted a Code of Ethics that applies to all of our Directors, officers and employees. The Code is available in print, without charge, to any stockholder who requests a copy by writing to us at Planet Technologies, Inc., c/o Allergy Control Products, Inc., 96 Danbury Road, Ridgefield, Connecticut 06877, Attention: Investor Relations. Each of our Directors, officers, including our Chief Executive Officer, Chief Financial Officer and all of our other principal executive officers and employees is required to be familiar with the Code of Ethics and to certify compliance annually. There have not been any waivers of the Code of Ethics relating to any of our executive officers or Directors in the past year.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were filed.
ITEM 10. EXECUTIVE COMPENSATION
Compensation of Directors and Executive Officers
Directors and Executive Officers may be granted options to purchase Common Stock under the Company’s 2000 Stock Incentive Plan (“Plan”). As of August 2005, the Shareholders approved an amendment to the 2000 Incentive Plan to increase the authorized number of shares to 350,000 shares. On August 10, 2005, the Board of Directors approved an increase to the authorized number of shares from 350,000 to 500,000, which is subject to shareholder approval at the next annual shareholders’ meeting.
During 2005, the Board granted stock options to (a) Eric Freedus to purchase 10,500 shares of Planet common stock at an exercise price of $3.00 per share as compensation for serving as a director, (b) Mr. Busby, Mr. Trinkle, Mr. Walsh and Ms. Preston to purchase 10,000 shares each of Planet common stock at an exercise price of $3.00 per share as compensation for serving as a directors, (c) Ms. White to purchase 30,000 shares at an exercise price of $3.00 for serving as an officer of the Company, (d) Mr. Megargel to purchase 30,000 shares at an exercise price of $3.00 per share as compensation for serving

20

as officer of the Company and an additional 18,000 shares at an exercise price of $2.70 per share, (e) Mr. Glenn to purchase 25,000 shares of Planet common stock at an exercise price of $3.00 per share as compensation for serving as an officer of the Company and an additional 74,000 shares at an exercise price of $2.70 per share, (f) Ms. DiNota to purchase 35,000 shares at $2.70 for serving as Chief Financial Officer, and (g) Mr. Steube to purchase 120,000 shares at $2.70 per share for serving as President and CEO of ACP. Some of the options granted to directors and officers were in excess of the shareholder approved Plan limits. Options granted in excess of the Plan limits are subject to the approval of shareholders at the next annual shareholders’ meeting.
Directors are reimbursed for reasonable travel expenses incurred in connection with attendance at Board meetings, or any committee meetings, or otherwise in connection with their service as a director.
Compensation of Executive Officers
The following table sets forth, for the fiscal years ended December 31, 2005, 2004, and 2003 certain compensation awarded or paid to, or earned by the Company’s Executive Officers.

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Summary Compensation Table

		Annual Compensation					Long-Term Compensation
							Awards				Payouts
					Other		Restricted	Securities
					Annual		Stock	Underlying			LTIP	All Other
Name and Principal Position	Year	Salary ($)		Bonus ($)	Compensation ($)		Awards ($)	Options/SARs(#)			Payouts ($)	Compensation ($)
Scott Glenn	2005	$1,289		$—	$—		$—		$99,000	(1)	$—	$—
Chairman, Chief Executive	2004	$—		$—	$—		$—		$100,543	(2)	$—	$—
Officer	2003	$—		$—	$—		$—		$—		$—	$—
Edward J. Steube	2005	$73,076	(3)	$—	$—		$—		$120,000	(3)	$—	$—
Chief Executive Officer,	2004	$—		$—	$—		$—		$—		$—	$—
Subsidiary	2003	$—		$—	$—		$—		$—		$—	$—
Bret Megargel	2005	$155,135	(4)	$—	$—		$—		$48,000	(4)	$—	$—
Vice President,	2004	$—		$—	$—		$—		$—		$—	$—
Secretary Until 4/18/06	2003	$—		$—	$—		$—		$—		$—	$—
Francesca DiNota	2005	$43,846	(5)	$—	$—		$—		$35,000	(5)	$—	$—
Chief Financial Officer	2004	$—		$—	$—		$—		$—		$—	$—
Secretary as of 4/18/06	2003	$—		$—	$—		$—		$—		$—	$—
H.M. Busby	2005	$—		$—	$—		$—		$10,500	(6)	$—	$—
Former Chief Executive	2004	$—		$—	$29,630	(8)	$—		$500	(7)	$—	$—
Officer, President and Chief Financial Officer	2003	$—		$—	$31,677	(9)	$—		$—		$—	$—
Robert J. Petcavich	2005	$—		$—	$—		$—		$—		$—	$—
Former Chairman and	2004	$—		$—	$—		$—		$500	(7)	$—	$—
Chief Technical Officer	2003	$—		$—	$47,180	(9)	$—		$—		$—	$—
Richard C. Bernier	2005	$—		$—	$—		$—		$—		$—	$—
Former Chief Executive	2004	$—		$—	$—		$—		$—		$—	$—
Officer and President	2003	$—		$—	$19,125	(9)	$—	$			$—	$—
Leslie White	2005	$29,670	(10)	$—	$—		$—		$30,000	(11)	$—	$—
Former Chief Financial	2004	$52,031	(10)	$—	$—		$—		$—		$—	$—
Officer and Secretary	2003	$51,445	(10)	$—	$—		$—		$—		$—	$—

(1)	Represents options granted January 25, 2005 for 25,000 shares at an exercise price of $3.50 and begin vesting on January 25, 2006. Options granted on August 10, 2005 for 74,000 shares at an exercise price of $2.70 which begin vesting on August 10, 2006 are subject to approval by the shareholders at the next annual meeting.

(2)	Represents options granted on November 30, 2004, with an exercise price of $3.50 per share. 25,136 of the Options granted vested upon grant, with the balance commencing vesting on November 30, 2005.

(3)	Represents compensation paid from date of Merger on August 11, 2005 through December 31, 2005 and stock options granted on August 10, 2005 at an exercise price of $2.70 per share which begin vesting on August 10, 2006, 16,613 of which are in excess of Plan limits and subject to shareholder approval at the next shareholders’ meeting.

(4)	Represents compensation paid to Mr. Megargel as Vice President of Marketing and Business Development and 30,000 options granted January 25, 2005, with an exercise price of $3.00 which are fully vested as of December 31, 2005. Options granted on August 10, 2005 for 18,000 shares, with an exercise price of $2.70 which begin vesting on August 10, 2006 are in excess of current Plan limits and subject to shareholder approval at the next annual meeting.

(5)	Represents compensation from date of Merger on August 11, 2005 through December 31, 2005 and options granted on August 10, 2005, with an exercise price of $2.70 per share which begin vesting on August 10, 2006, all of which are in excess of Plan limits and are subject to shareholder approval at the next shareholders’ meeting.

(6)	Represents options granted November 17, 2004, for compensation as a director.

(7)	Represents options granted January 25, 2005, for compensation as a director.

(8)	Represents consulting fees paid to Mr. Busby for his services in 2004.

(9)	Represents consulting fees paid for their services in 2003.

(10)	Ms. White is employed by Conception Technologies, L.P., a California limited partnership, and for the past three years has devoted approximately fifty percent (50%) of her time to the Allergy Free business (and after December 1, 2004 to the business of Planet Technologies, Inc.) Allergy Free and Planet reimbursed Conception for approximately fifty percent (50%) of the compensation Conception pays to Ms. White as reflected in the table. In 2005, Ms. White resigned as Chief Financial Officer and the table reflects compensation paid to her until her date of resignation on August 31, 2005.

(11)	Represents options granted January 25, 2005, with an exercise price of $3.00.

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Stock Option Grants and Exercises
The Company’s Executive Officers are eligible for grants of options under the Company’s 2000 Stock Incentive Plan (“Plan”). As of December 31, 2005, there were no shares available for grant under the Plan, which was expanded by the Board of Directors to 500,000 in August 2005. Grants in excess of Plan limits are subject to approval by the shareholders at the next annual shareholders’ meeting and are not reflected in the following tables.
The following table sets forth information with respect to the number of securities underlying exercised options held by the Executive Officers as of December 31, 2005, and the value of unexercised in-the-money options (i.e., options for which the current market value of the Common Stock underlying such options exceeds the exercise price):

	No. of Securities	Percent of Total	Exercise
	Underlying	Options Granted	Price
Name	Options	to Employees	($/share)	Expiration Date
Scott Glenn	25,000	6.4%	$3.50	January 25, 2015
Chief Executive Officer	74,000	18.8%	$2.70	August 10, 2015
Bret Megargel	30,000	7.6%	$3.00	January 25, 2015
Secretary	18,000	4.6%	$2.70	August 10, 2015
Francesca DiNota	35,000	8.9%	$2.70	August 10, 2015
Chief Financial Officer
Edward J. Steube	120,000	30.5%	$2.00	August 10, 2015
Chief Executive Officer, Subsidiary
Aggregated Option Exercises Last Fiscal Year and Fiscal Year End Option Values

	Shares		Number of Securities		Value of Unexercised In-the-
	Acquired		Underlying Unexercised		Money Options at Fiscal Year
	on	Value	Options at Fiscal Year End (2)}		End ($) (1)
Name	Exercise(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Bret Megargel	-0-	-0-	30,000	—	$0	$—
Scott Glenn	-0-	-0-	27,230	172,313	$0	$22,220
Edward J. Steube	-0-	-0-	—	120,000	$0	$36,000
Francesca DiNota	-0-	-0-	—	35,000	$0	$10,500

(1)	Calculated based on the estimated fair market value of the Company’s Common Stock as of December 31, 2005, less the exercise price payable upon the exercise of such options. Such estimated fair market value as of December 31, 2005, was $3.00, the last transaction price posted at the close of trading on December 31, 2005.

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Description of Employee Benefit Plans:
2000 Stock Incentive Plan
In 2000, the Company established a stock option plan, the 2000 Stock Option Plan, which provided for 500,000 shares of common stock for issuance. At the time of the merger with Allergy Free in 2004, the Plan was amended increase the number of shares available to 5,000,000 shares, which were converted to 100,000 shares after the 50:1 stock split. During 2005, the Plan was again amended to increase the number of shares available under the Plan to 350,000. The 2000 Option Plan provides for the discretionary grant of options, stock appreciation rights (“SARs”), and stock bonuses to employees and directors of and consultants to the Company. Options granted under the 2000 Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-statutory stock options.
At December 31, 2005, options granted by the Board Of Directors exceeded Plan authorized shares by 154,113 shares in excess of the Plan limit were granted by the Board of Directors which are subject to Shareholder approval during the next annual Shareholders meeting.
The purpose of the 2000 Stock Option Plan is to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors and consultants of the Company and to promote the success of the Company’s business. Under the Plan, Planet may grant or issue incentive stock options and non-statutory stock options to eligible participants, provided that incentive stock options may only be granted to employees of Planet. The 2000 Stock Option Plan also allows shares of common stock to be issued under a Stock Bonus Program through direct and immediate issuances. Similar to stock options granted under the Plan, stock bonus awards may be subjected to a vesting schedule determined by the Board of Directors. Option grants under the Plan are discretionary. Options granted are subject to vesting as determined by the Board, provided that the option vests as to at least 20% of the shares subject to the option per year. The maximum term of a stock option is ten years, but if the optionee at the time of grant has voting power over more than 10% of the Company’s outstanding capital stock, the maximum term is five years. If an optionee terminates his or her service to Planet, such optionee may exercise only those option shares vested as of the date of termination, and must affect such exercise within the period of time after termination set forth in the optionee’s option. The exercise price of incentive stock options granted must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. The exercise price of options granted to an optionee who owns stock possessing more than 10% of the voting power of Planet’s outstanding capital stock must equal at least 110% of the fair market value of the common stock on the date of grant. Payment of the exercise price may be made in cash, by delivery of other shares of the Company’s common stock or by any other form of legal consideration that may be acceptable to the Board.
401(k) Plan
The Company provides a defined contribution 401(k) savings plan (the “401(k) Plan”) in which all full-time employees of the Company are eligible to participate. Eligible employees are permitted to contribute pre-tax salary to the 401(k) Plan subject to IRS limitations. Company contributions to the 401(k) Plan are at the discretion of the Board of Directors. There have been no Company contributions to the 401(k) Plan in 2005 or 2004.
Employment Agreements and Change in Control Arrangements
The Company has entered into an employment agreement with Scott L. Glenn as President/CEO and Chairman of the Board of the Company for a three-year period, which expires on November 29, 2007. The Company has agreed to pay Mr. Glenn a salary of $100 per month (plus healthcare and other benefits) until

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it is determined by the Board that the Company can afford to pay compensation comparable to CEOs of other similar companies. In exchange for foregoing a salary, the Company granted to Mr. Glenn stock options exercisable at the then fair market value at such time as may be required to main the aggregate number of stock options granted to Mr. Glenn an amount not less than five (5%) percent of the issued and outstanding stock of the Company (on a fully diluted basis) during his three year term of employment.
During 2005, the Company entered into an employment agreement with the Subsidiary’s President and Chief Executive Officer and director for a four-year period, which expires in 2009. The contract provides for an annual salary of $200,000 (plus healthcare and other benefits) as well as a discretionary bonus for superior performance for exceeding sales, gross profits and profits plans for the year. The Company also granted stock options to acquire 120,000 shares of the Company’s common stock at $2.70 per share with 25% of the options vesting on August 10, 2006, and the balance at the rate of 1/36 th of the balance per month, subject to any acceleration as provided under the Company’s 2000 Stock Option Plan.
In January 2005, the Company agreed to employ Bret Megargel as Vice President of Marketing and Business Development, effective February 1, 2005, at an annualized salary of $96,000. In March 2005, Mr. Megargel’s annual salary was increased to $192,000 and 30,000 shares of stock options at $3.00 with accelerated vesting if certain marketing and development objectives were met by year end. These options became fully vested in December 2005. In December 2005, Mr. Megargel’s compensation was reduced to $100 per month and he was issued 18,000 additional stock options to purchase the Company’s stock at $2.70 per shares under standard vesting as provided by the Company’s 2000 Stock Option Plan.
The Company has entered into a Consulting Agreement with Leslie White to which she retains the 30,000 options granted to her as Chief Financial Officer plus an hourly rate to be determined.

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ITEM. 11 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCK HOLDER MATTERS
Equity Compensation Plan Information

	(a)	(b)	(c)
Number of securities
	Number of	Weighted-	remaining available for
	securities to be	average exercise	future issuance under
	issued upon	price of	equity compensation
	exercise of	outstanding	plans (excluding
	outstanding options,	options, warrants	securities reflected in
Plan category	warrants and rights	and rights	column (a))
Equity compensation plans approved by security holders	343,500	$3.90	None (2)
Equity compensation plans not approved by security holders (1)	154,113	$2.70	N/A

Total	497,613	$3.53	None (2)

(1)	As of April 10, 2006, the Company has granted options exceeding the number of shares authorized by the shareholders under the 2000 Stock Incentive Plan by 154,113 shares. The Board has approved an amendment to the plan to increase the authorized number of shares to 500,000 shares, which will be submitted to the shareholders for approval at the next meeting of shareholders.

(2)	The Company does not have any securities available for issuance under the 2000 Stock Option Plan.
The following table sets forth certain information regarding the ownership of the Company’s Stock as of March 1, 2006 by: (i) each director and nominee for director; (ii) each of the Executive Officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of any class of the Company’s Stock, based upon information reported to the Company or publicly available reports filed with the SEC.

		Beneficial Ownership
			Percentage of Class
Title of Class	Name and Address of Beneficial Owner	Number of Shares (1)	Owned (2)
Common	Scott L. Glenn (3)	1,690,807	42.1%
	6402 Cardeno Drive
	La Jolla, CA 92037
Common	Eric B. Freedus (4)	4,138	0.1%
	1202 Ketner Blvd., Ste. 6000
	San Diego, CA 92101
Common	H.M. Busby (5)	5,568	0.1%
	3852 Alameda Place
	San Diego, CA 92103
Common	Michael A. Trinkle (5)	60,267	1.5%
	3495 Via Zara Court
	Fallbrook, CA 92028
Common	Ellen Preston (5)	47,816	1.2%
	1825 Sheridan Avenue
	San Diego, CA 92103
Common	Brett Megarge(6)l	30,000	0.7%
	3912 Alameda Place
	San Diego, CA 92103
Common	All executive officers and directors as a group	1,838,598	45.2%
Common	John Dawson	600,000	15.1%
	Shorehaven Road
	Southport, CT 06855
Common	William and Lisa Barkett	308,456	7.7%
	7544 Eads #F
	La Jolla, CA 92037
Common	Windamere III, LLC (7)	886,000	22.2%
	6402 Cardeno Dr.
	La Jolla, CA 92037
Common	Fog City Fund, LLC	500,000	12.5%
	2100 Green Street, #102
	San Francisco, CA 94123

26

(1)	This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. These amounts included shares granted under the 2000 Stock Option Plan in excess of Plan limits which are subject to the approval of shareholders at the next annual meeting.

(2)	Percentage ownership is based upon the shares outstanding on April 10, 2006.

(3)	Includes 770,806 shares owned by AF Partners, LLC, which is controlled by Mr. Glenn and 886,000 shares owned by Windamere III, LLC, over which Mr. Glenn shares control (see Note (7) below). Includes options to purchase 34,001 shares which began vesting in 2005. Does not include 74,000 shares which expire on August 10, 2015 and which begin vesting on August 10, 2006.

(4)	Includes vested portion of 500 shares issuable upon exercise of stock options which expire on January 18, 2015, and which began vesting on January 18, 2006 and 10,000 shares issuable upon exercise of stock options which expire on January 25, 2015, and which began vesting on January 25, 2006.

(5)	Includes vested portion of 10,000 shares issuable upon exercise of stock options which expire on January 25, 2015, which began vesting on January 25, 2006.

(6)	Includes 30,000 options granted on January 25, 2005 which became fully vested on December 31, 2005. Does not include 18,000 options granted on August 10, 2005 which begin vesting on August 10, 2006 and are subject to shareholders approval at the next shareholders’ meeting.

(7)	Windamere III, LLC, is under the joint control of Mr. Glenn and St. Paul Traveler’s Companies, Inc., its affiliates Split-Rock Partners, LLC, and St. Paul Fire and Marine Insurance Company, whose business address is 385 Washington Street, St. Paul, Minnesota 55102.
ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
On November 30, 2004, Planet acquired all of the assets of Allergy Free, LLC, which is the historical business described in this 10-KSB for approximately 1.65 million shares of Planet stock (after giving effect to the reverse stock split), a convertible note of $274,300, and assumption of debt. The transaction was completed pursuant to an Asset Purchase Agreement between Planet and Allergy Free, LLC. (“Agreement”) As a result of the acquisition, Allergy Free’s historical financial information is included in the consolidated financial results of Planet. Allergy Free, LLC, was and is controlled by Scott Glenn, who became Planet’s Chairman, President and CEO.
Windamere III, LLC acquired 586,000 common stock shares in the Company which increased its holding in the Company to 22.2% of the outstanding shares. Fog City Fund, LLC acquired 500,000 common stock shares in the Company. With this acquisition, Fog City now owns 12.5% of the Company’s common stock.

27

During 2005, the Company sublet their California office space from a related party in the amount of $109,554.
ITEM 13. EXHIBITS.
(a) 1. Financial Statements. Financial statements are attached as the Appendix to this report. The index to the financial statements is found on page F-1 of the Appendix.
      2. Exhibits.

Exhibit Number	Description.
2.1(8)	Asset Purchase Agreement dated March 18, 2004, between the Company and Allergy Free.

2.2(12)	Amendments to Asset Purchase Agreement dated March 18, 2004.

2.3(14)	Form of Agreement and Plan of Merger dated March 7, 2005, with Allergy Control Products and Jonathon T. Dawson.

3.1(1)	Restated Articles of Incorporation of the Registrant.

3.2(1)	Restated Bylaws of the Registrant.

3.3(11)	Certificate of Amendment of Articles of Incorporation of Company dated November 30, 2004.

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3.

4.2(1)	Specimen Stock Certificate.

10.1(1)	Form of Indemnity Agreement entered into between the Registrant and certain of its executive officers and directors.

10.5(1)	Agreement to Assign Proprietary Rights between the Registrant and Dr. Robert J. Petcavich.

10.8(3)	Registrants 2000 Stock Incentive Plan (the “2000 Plan).

10.9(3)	Form of Incentive Stock Option Grant under the 2000 Plan.

10.10(3)	Form of Non-statutory Stock Option Grant under the 2000 Plan.

10.11(5)	Warrant to purchase Common Stock, March 20, 2001, issued by the Registrant to LBC Capital Resources, Inc.

10.12(6)	Form of Sale and License Agreement dated March 2003 with Agway, Inc. (animal feed products).

10.13(6)	Form of Sale and License Agreement dated March 2003 with Agway, Inc. (fruit and vegetable products).

10.14(6)	Form of First Amendment to License Agreement with Agway, Inc.

10.16(6)(7)	Form of Purchase Sale and License Agreement dated May 1, 2003, with Ryer Enterprises, LLC.

28

Exhibit Number	Description.
10.17(9)	Form of Amendment dated January 31, 2004, to Purchase, Sale and License Agreement with Ryer Enterprises, LLC.

10.18(10)	Form of Royalty Contract dated on or about June 2004 with Ryer, Inc.

10.19(13)	Form of Employment Agreement with Scott Glenn.

10.20(13)	Form of subscription agreement for 2004 private placement.

10.22 (14)	Form of Sub-Lease Agreement dated November 1, 2003, with Conception Technologies, L.P.

10.23 (14)	Form of License Agreement dated January 1, 1997, and amendments thereto, with Rick L. Chapman.

10.24 (14)	Form of Supply Agreement dated January 27, 2004, with American Metal Filter Company.

10.25 (14)	Form of Royalty Liquidation Trust dated as of November 29, 2004, with U.S. Bank.

10.26 (14)	Form of employment agreement effective February 1, 2005, with Bret Megargel

10.27(15)	Form of employment agreement effective August 2005, with Edward Steube

10.28	Form of employment agreement effective October 1, 2005, with Tina Mendoza

10.29	Form of agreement effective August 2005, with Crystal Research.

11.1(2)(4)	Statement of Computation of Common and Common Equivalent Shares.

14.1 (14)	Code of Business Conduct and Ethics.

23.1 (15)	Consent of J.H. Cohn LLP.

31.1	Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(1)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form SB-2, as amended (No. 33-91984 LA) and incorporated herein by reference.

(2)	Previously filed as an exhibit to the Registrant’s Annual Report on Form 10-KSB filed for the fiscal year ended December 31, 1999 and incorporated herein by reference.

(3)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (No. 333-38500) filed on June 2, 2000 and incorporated herein by reference.

29

(4)	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000.

(5)	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001.

(6)	Previously filed as an exhibit to the Registrant’s Annual Report on Form 10-KSB filed for the fiscal year ended December 31, 2002 and incorporated herein by reference.

(7)	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003.

(8)	Previously filed as an exhibit to the Registrant’s Form 8K filed March 23, 2004 Report.

(9)	Previously filed as an exhibit to the Registrant’s Annual Report on Form 10-KSB for the quarter ended December 31, 2003.

(10)	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.

(11)	Previously filed as an exhibit to the Registrant’s Form 8K filed December 16, 2004 Report.

(12)	Previously filed as an exhibit to Registrant’s Proxy Statement dated October 20, 2004.

(13)	Previously filed as an exhibit to Registrant’s SB-2 dated February 4, 2005.

(14)	Previously filed as an exhibit to the Registrant’s Annual Report on Form 10-KSB for the quarter ended December 31, 2004.

(15)	Previously filed as an exhibit to the Registrant’s SB-2/A dated October 12, 2005.
ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES
Audit Fees
For professional services rendered by the independent registered public accounting firm for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-QSB. The aggregate fees billed or to be billed by the Company’s independent registered public accounting firm, J.H. Cohn LLP, for 2005 and 2004 were $175,930 and $34,300, respectively.
Audit Related Fees
The aggregate fees billed in 2005 and 2004 by the Company’s independent registered public accounting firm for assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s financial statements are in the amount of $8,500 and $10,660, respectively.
Tax Fees
No fees were billed in 2005 and 2004 by the Company’s independent registered public accounting firm for tax compliance, tax advice and tax planning.
All Other Fees
No fees were billed in 2005 and 2004 by the Company’s independent registered public accounting firm for any other services, other than Audit Fees and Audit Related Fees.

30

SIGNATURES
In accordance with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PLANET TECHNOLOGIES, INC.

Dated May 11, 2006	By: /s/ Scott L. Glenn

Scott L. Glenn
Chief Executive Officer

Dated May 11, 2006	By: /s/ Francesca DiNota

Francesca DiNota
Chief Financial Officer and Principal Accounting Officer
In accordance with the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ellen Preston Ellen Preston	Director	May 11, 2006

/s/ H. M. Busby H. M. Busby	Director	May 11, 2006

/s/ Michael Trinkle Michael Trinkle	Director	May 11, 2006

/s/ Eric Freedus Eric Freedus	Director	May 11, 2006

/s/ Mike Walsh Mike Walsh	Director	May 11, 2006

/s/ Ed Seube Ed Steube	Director	May 11, 2006

31

Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Directors
Planet Technologies, Inc.
We have audited the accompanying consolidated balance sheet of Planet Technologies, Inc. and Subsidiary as of December 31, 2005, and the related consolidated statements of operations, shareholders’ equity (deficiency) and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Planet Technologies, Inc. as of December 31, 2005, and their results of operations and cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has experienced recurring net losses resulting in an accumulated deficit of $5,210,891 as of December 31, 2005. In addition, the Company has a working capital deficiency of $303,717 as of December 31, 2005. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ J.H. Cohn LLP
Jericho, New York
April 11, 2006

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$436,844
Accounts receivable, less allowance for doubtful accounts of $4,311	274,727
Inventory, net	577,332
Other current assets	115,560

Total current assets	1,404,463

Property and equipment, net	70,756
Intangibles, net	1,441,904
Goodwill	1,363,025

Total	$4,280,148

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,153,831
Accrued expenses	349,344
Derivative liability	118,282
Accrued warrant liability	67,500
Current portion of note and capital lease	19,223

Total current liabilities	1,708,180
Convertible note payable to shareholder	81,606

Total liabilities	1,789,786

Commitments

Shareholders’ equity:
Preferred stock, no par value, 4,250,000 shares authorized, no shares issued or outstanding	—
Series A convertible preferred stock, no par value, 750,000 shares authorized, no shares issued or outstanding	—
Common stock, no par value, 20,000,000 shares authorized, 3,986,368 shares issued and outstanding	7,693,296
Additional paid-in capital	7,957
Accumulated deficit	(5,210,891)

Total shareholders’ equity	2,490,362

Total	$4,280,148

See notes to consolidated financial statements.

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Net sales	$3,923,498	$1,180,382
Cost of sales	2,205,079	407,811

Gross profit	1,718,419	772,571

Operating expenses:
Selling	1,081,233	597,575
General and administrative	2,001,803	701,237

Totals	3,083,036	1,298,812

Loss from operations	(1,364,617)	(526,241)

Other income (expense):
(Loss) gain on sale of assets	(47,414)	899
Other expenses	—	(50,543)
Interest expense	(14,558)	(197,673)
Charge for change in derivative liability	(81,606)	—

Totals	(143,578)	(247,317)

Net loss	$(1,508,195)	$(773,558)

Net loss per share, basic and diluted	$(0.52)	$(0.46)

Weighted average shares used in computing net loss per share attributable to common shareholders, basic and diluted	2,902,613	1,687,270

See notes to consolidated financial statements.

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIENCY)
YEARS ENDED DECEMBER 31, 2005 AND 2004

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid-in Capital	Deficit	Total
Beginning, January 1, 2004	1,655,670	$2,310,885		$(2,929,138)	$(618,253)
Common stock issued in association with the reverse acquisition, at $1.39 per share	130,691	182,411			182,411
Issuance of common stock for cash, at $2.50 per share	258,000	645,000			645,000
Common stock issued for services rendered, at $2.50 per share	24,000	60,000			60,000

Net loss				(773,558)	(773,558)

Balance at December 31, 2004	2,068,361	3,198,296		(3,702,696)	(504,400)

Issuance of common stock for cash, at $2.50 per share	1,318,007	3,295,000			3,295,000
Issuance of common stock for investment in ACP, at $2.00 per share	600,000	1,200,000			1,200,000
Fair value of stock options issued to non-employees for services at $2.71 per share			$7,957		7,957
Net loss				(1,508,195)	(1,508,195)

Balance at December 31, 2005	3,986,368	$7,693,296	$7,957	$(5,210,891)	$2,490,362

See notes to consolidated financial statements.

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Operating activities:
Net loss	$(1,508,195)	$(773,558)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	183,288	82,763
Non — cash charge for change in derivative liability	81,606	—
Non — cash charge for change in accrued warrant liability	67,500	—
Loss (gain) on disposal of assets	47,414	(899)
Issuance of stock for services	—	60,000
Issuance of options at fair value for services	7,957	—
Changes in operating assets and liabilities, net of effects from purchase of ACP:
Accounts receivable	(162,032)	3,682
Other assets	(24,311)	65,128
Inventory	280,313	(9,763)
Interest payable	(8,543)	180,567
Accounts payable	48,533	(120,965)
Accrued expenses	(316,973)	77,212

Net cash used in operating activities	(1,303,443)	(435,833)

Investing activities:
Cost of acquiring company, net of cash acquired	(1,581,427)	—
Purchase of property and equipment	(25,794)	—
Proceeds from sale of property and equipment	—	2,363

Net cash (used in) provided by investing activities	(1,607,221)	2,363

Financing activities:
(Repayment to) advance from related party	(185,000)	120,000
Principal payment on notes payable	(137,415)	(205,069)
Principal payments on notes payable to shareholder	—	(21,543)
Proceeds from issuance of investors’ notes payable	—	142,000
Proceeds from stock sales	3,295,000	645,000

Net cash provided by financing activities	2,972,585	680,388

Net increase in cash and cash equivalents	61,921	246,918
Cash and cash equivalents, beginning of year	374,923	128,005

Cash and cash equivalents, end of year	$436,844	$374,923

Supplemental disclosure of cash flow data:
Interest paid	$14,558	$17,175

Non-cash transactions:
Common stock issued in connection with acquisition	$1,200,000

Fair value of derivative liability related to convertible debt	$252,757

Common stock issued in connection with reverse acquisition		$182,411

See notes to consolidated financial statements.

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — The Company:
Planet Technologies, Inc. (“Planet” or the “Company”) formerly known as Planet Polymer Technologies, Inc. (“Planet Polymer”) was incorporated in August, 1991, in the State of California, and, since August 12, 2005, has been engaged in the business of designing, manufacturing, selling and distributing common products for use by allergy sensitive persons, including, without limitation, air filters, bedding, room air cleaners, and related allergen avoidance products. The business strategy is primarily based upon promotion of products directly to the consumer through direct mail and telemarketing to the Company’s database of customers who have purchased the Allergy Free Electrostatic Filter.
On November 30, 2004, Planet acquired the business of Allergy Free, LLC (“Allergy”) for approximately 1.65 million shares of Planet stock (after giving effect to a 50:1 reverse stock split), a convertible note of $274,300 bearing interest at 5.5% per annum and due and payable within three years, and assumption of debt. As a result, Allergy owned approximately 92.7% of the voting shares of Planet. Since the stockholders of Allergy received the majority of the voting shares of Planet, the former managing member of Allergy continued on as the president of the Company, and representatives of Allergy hold three of the five seats on the Company’s Board of Directors, the merger was accounted for as a recapitalization of Allergy, whereby Allergy was the accounting acquirer (legal acquiree) and Planet was the accounting acquiree (legal acquirer). Since, at the closing, Planet was a non-operating shell corporation no longer meeting the definition of a business as defined in EITF Consensus 98-3, “Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business”, the transaction was equivalent to Allergy issuing stock for the net liabilities of Planet, accompanied by a recapitalization. The accounting was identical to that resulting from a reverse acquisition, except that there were no adjustments to the historic carrying values of the assets and liabilities. Accordingly, the 2004 accompanying statements of operations and cash flows are the historical financial statements of Allergy Free.
Prior to acquiring Allergy, Planet Polymer was an advanced materials company that developed and licensed unique polymer materials. All operations related to Planet Polymer have been discontinued.
On August 11, 2005, Planet acquired Allergy Control Products, Inc. (“ACP”). ACP merged into a wholly-owned subsidiary of Planet (“New ACP”). The subsidiary will continue to use the name “Allergy Control Products”. Effective August 11, 2005, Planet assigned all of the Allergy assets to its wholly-owned subsidiary, New ACP. Pursuant to the terms of the merger transaction, the shareholder of ACP was issued 600,000 shares of Planet common stock. In addition, ACP’s debt to its shareholder in the amount of $1,500,000 was paid in full by Planet (see Note 15 herein).
Note 2 — Summary of significant accounting policies:
Basis of presentation:
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Successful transition to profitable operations is dependent upon obtaining a level of sales adequate to support the Company’s cost structure. The Company has suffered recurring losses resulting in an accumulated deficit of $5,210,891 and a working capital deficiency of $303,717 as of December 31, 2005. Management intends to continue to finance the operations of the Company through cash flow from operations and by raising additional capital from the sale of its stock. However, there can be no assurance that the Company will be able to obtain such financing or internally generate cash flows from operations, which may impact the Company’s ability to continue as a going concern. The accompanying consolidated balance sheet does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the potential inability of the Company to continue as a going concern.

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 2 — Summary of significant accounting policies (continued):
Principles of Consolidation:
The consolidated financial statements include Planet Technologies, Inc. and its wholly owned subsidiary, Allergy Control Products, Inc. All intercompany transactions and balances have been eliminated in consolidation.
Use of estimates:
The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. The accounting estimates that require management’s most difficult and subjective judgments include provisions for bad debts, warranty reserve, depreciable/amortizable lives, impairment of long-lived assets, accounting for goodwill and intangible assets, the fair value of the Company’s common stock, the fair value of options issued for services, the allocation of proceeds from the bridge loans to equity instruments and other reserves. Because of the uncertainly in such estimates, actual results may differ from these estimates.
Reclassification:
Certain reclassifications have been made in the 2004 consolidated financial statements to conform with the 2005 presentation.
Cash and cash equivalents and concentration of credit risk:
The Company maintains its cash in bank deposit accounts at various financial institutions. Highly-liquid investments with original maturities of three months or less when purchased are considered to be cash equivalents. As of December 31, 2005, the Company had a cash balance that exceeded the Federal Deposit Insurance Corporation limitation for coverage of $100,000 by approximately $296,000.
Inventory:
Inventory consists of finished products which are purchased from established vendors, and raw material which is maintained for manufacturing of its mattress encasings. Inventory is stated at the lower of cost, determined by the First-In, First-Out method, or market. Inventory is reduced by provisions for excess and slow moving items commensurate with known or estimated exposures.
Property and equipment:
Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets ranging from two to ten years. Leasehold improvements are amortized over the shorter of their useful lives or the term of the related lease.

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 2 — Summary of significant accounting policies (continued):
Goodwill and Other Intangibles Assets:
Goodwill represents the excess of cost over fair value of net assets acquired through acquisition. In accordance with SFAS No. 141, “Business Combination”, (“SFAS 141”), all business combinations must be accounted for under the purchase method of accounting. SFAS No. 142, “Goodwill and Other Intangibles Assets”, eliminates the amortization of goodwill and certain other intangible assets and requires an evaluation of impairment by applying a fair-value based test. Application of the goodwill impairment test requires significant judgments including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the Company, the useful life over which cash flows will occur, and determination of the Company’s cost of capital. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment. There were no changes in the carrying amount of goodwill at December 31, 2005.
Other intangible assets include a customer list and website costs which are amortized, on a straight-line basis, over 6 and 3 years, respectively. The Company follows the impairment provisions and disclosure requires of SFAS No. 142. Accordingly, intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. There were no changes in the carrying amount of the intangibles at December 31, 2005.
Stock-based compensation:
Statement of Financial Accounting Standards No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation”, provides for the use of a fair value-based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”, which only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. The Company has elected to account for employee stock options using the intrinsic value method under APB 25. By making that election, it is required by SFAS 123 and SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” to provide pro forma disclosures of net loss as if a fair value-based method of accounting had been applied.
During 2005 and 2004, the Company granted options to its employees and Board of Directors at the fair value of the common stock. Options expire 10 years from the date of grant. Management expects options to be held to expiration. The weighted-average fair value of these options using the Black-Scholes option-pricing model was as follows:

	2005	2004
Volatility	176-221%	223-227%
Dividend yield	—	—
Risk free interest rate	4.02-4.40%	4.27%
Vesting period	4 years	4 years
Expected life	10 years	10 years
Had compensation cost for the Company’s stock-based compensation plans been determined based on the fair value method at the grant dates for awards under the Company’s plans, the Company’s net loss and net loss per share for 2005 and 2004 would have been increased to the pro forma amounts indicated below.

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 2 — Summary of significant accounting policies (continued):
Stock-based compensation (concluded):

	2005		2004
		Loss per Share		Loss per Share
		- Basic and		- Basic and
	Net Loss	Diluted	Net Loss	Diluted
As reported	$(1,508,195)	$(0.52)	$(773,558)	$(0.46)
Stock-based compensation expense assuming a fair value-based method had been used for all awards	(278,000)	(0.10)	(95,306)	(0.06)

Pro forma	$(1,786,195)	$(0.62)	$(868,864)	$(0.52)

In accordance with the provisions of SFAS 123, all other issuances of common stock, warrants, stock options or other equity instruments to non-employees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). Generally, the fair value of any options, warrants or similar equity investments will be estimated based on the Black-Scholes option-pricing model.
During 2005, the Board of Directors granted 154,113 options in excess of the shareholder authorized 2000 Stock Option Plan limit of 350,000 shares. As such, these options are subject to shareholder approval at the next shareholders’ meeting and have been excluded from the calculation above. Had these options been approved on December 31, 2005 the fair value of these additional options would have been $50,226, resulting in an additional $.02 loss per share, basic and diluted.
At December 31, 2005, compensation expense related to the unvested portion of stock options outstanding totaled $1,050,942, which will be recorded in future periods.
Net loss per share:
Net loss per share is computed using the weighted average number of shares of common stock outstanding and is presented for basic and diluted loss per share. Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing net by the weighted average number of common shares outstanding during the period increased to include, if dilutive, the number of additional common shares what would have been outstanding if the potential common shares had been issued.
The Company has excluded all convertible preferred stock and outstanding stock options and warrants from the calculation of diluted loss per share because all such securities are considered anti-dilutive. Accordingly, diluted loss per share equals basic loss per share. The total number of potential common shares excluded from the calculation of diluted loss per share for the years ended December 31, 2005 and 2004 was 343,500 and 468,494, respectively.
Advertising:
The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations were $26,232 and $57,139 in 2005 and 2004, respectively.

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 2 — Summary of significant accounting policies (concluded):
Revenue recognition:
The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (“SAB No. 101”) as amended by SEC Staff Accounting Bulletin No. 104, “Revenue Recognition”, revised and updated (“SAB No. 104”), which stipulates that revenue generally is realized or realizable and earned, once persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee is fixed or determinable and collectibility is reasonably assured. The Company recognizes revenue from product sales upon shipment of goods, with a provision for estimated returns recorded at that time. In addition, a provision for potential warranty claims is provided for at the time of sale, based upon warranty terms and the Company’s prior experience.
Shipping and handling costs:
The Company expenses shipping and handling costs as incurred as part of cost of sales. Shipping and handling revenue is included in net sales.
Income taxes:
The Company accounts for income taxes using the liability method. Current income tax expense is the amount of income taxes expected to be payable for the current year. Deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end (“temporary differences”) based on enacted laws and statutory rates applicable for the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that is considered more than likely not to be realized.
401(k) plan:
The Company provides a defined contribution 401(k) savings plan (the “401(k) Plan”) in which all full-time employees of the Company are eligible to participate. Eligible employees may contribute pre-tax amounts to the 401(k) Plan subject to the Internal Revenue Code limitations. Company contributions to the 401(k) Plan are at the discretion of the Board of Directors. There were no Company contributions in 2005 and 2004.
Valuation of long-lived assets:
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 3 — Inventory:
Inventory as of December 31, 2005 consists of the following:

Raw materials	$256,413
Finished goods	411,644

Total	668,057
Less reserve for obsolescence	90,725

Total	$577,332

Note 4 — Property and equipment:
Property and equipment as of December 31, 2005 consists of the following:

Furniture and fixtures	$28,042
Transportation equipment	16,761
Computer equipment	135,357

Total	180,160
Less accumulated depreciation and amortization	(109,404)

Total	$70,756

Note 5 — Intangibles
With the acquisition of ACP, the Company acquired significant intangibles in the form of a customer list and website in the amounts of $1,500,000 and $45,000. The values of the intangibles are amortized on a straight-line basis over 6 and 3 years, respectively. The accumulated amortization on the intangibles as of December 31, 2005 was $103,096.
Estimated amortization expense for each of the years in the five-year period ending December 31, 2010 and thereafter are:

Years ending December 31,
2006	$265,000
2007	265,000
2008	259,164
2009	250,000
2010	250,000
Thereafter	152,740

Total	$1,441,904

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 6 — Warranty reserve:
The Company accrues an estimate of its exposure to warranty claims based on both current and historical product sales data and warranty costs incurred. The air filters produced and sold by the Company carry a ten-year warranty. Additionally, the Company has warranties on its encasing products which vary from five years to lifetime. The warranty policies for the encasings have varied over the years and the reserve reflects coverage for sales from 1993 through the current period. The Company assesses the adequacy of its recorded warranty liability quarterly and adjusts the amount as necessary. The warranty liability is included in accrued expenses in the accompanying consolidated balance sheet. As of December 31, 2005, the warranty accrual was $290,517. The majority of the warranty accrual relates to products that were sold by ACP prior to the acquisition in August of 2005. Changes in the Company’s warranty liability were as follows:

	2005	2004
Warranty accrual, beginning of year	$130,961	$130,961
Warranties issued during the year	(5,173)	296
Acquired warranty accrual	149,427	—
Increase (decrease) to warranty accrual	15,302	(296)

Totals	$290,517	$130,961

Note 7 — Convertible notes payable to shareholder:
As of December 31, 2005, the Company has a subordinated convertible note payable to a shareholder. The uncollateralized note payable is due on December 1, 2007; however, the Company intends to pay down the note payable with monthly principal and interest payments of $12,085 until full satisfaction of the note payable in October 2006. Interest is due quarterly. At any time, the holder of the note may, at its sole and exclusive option, convert all or any part of the principal and accrued interest outstanding into shares of common stock at a conversion price of $2.50 per share by giving written notice to the Company specifying the amount of note principal and/or accrued interest to be converted at a price per share of common stock equal to the fair value.
The Company has determined that the embedded conversion feature of the note payable to the shareholder is subject to the provisions of SFAS No. 133 and therefore the Company accounted for the embedded conversion feature as a liability in accordance with the guidance of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (EITF 00-19”). Accordingly the Company recorded the fair value of the embedded conversion portion of the note as a derivative liability. The associated derivative liability for the conversion feature of the debt has been valued at fair value using the Black-Scholes pricing model. As of January 1, 2005, the fair value of the liability was $252,757, which is being amortized over the term of the note. Through December 31, 2005, the Company recorded a charge for derivative financial instruments of $81,606 related to the change in the fair value of the embedded conversion feature.

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 8 — Warrant Liability:
During 2005, the Company entered into an agreement with Crystal Research to prepare a Market Study. In exchange for the Study, Crystal Research received $30,000 and 25,000 warrants. As the warrants have not been issued as of December 31, 2005, the Company valued the warrants using the Black-Scholes pricing model using the following assumptions; (1) common stock fair value of $2.70 (2) expected volatility of 221%, (3) risk free interest rate of 4.40%, (4) life of 4 years, (5) no dividend, resulting in a fair value of $67,500, which was recorded as a warrant liability at December 31, 2005. Upon issuance of the warrants, the warrant liability will be reclassified to additional paid-in capital.
Note 9 — Income taxes:
The differences between income tax benefit provided at the Company’s effective rate and the federal statutory rate (34%) at December 31, 2005 and 2004 are as follows:

	2005	2004
Income tax benefit at statutory rate	$(513,000)	$(263,010)
State taxes, net of Federal benefit	(82,000)	(46,413)
Other	(1,000)	69,000
Increase in valuation allowance	596,000	240,423

Total	$—	$—

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets (liabilities) at December 31, 2005 and 2004 are as follows:

	2005	2004
Net operating loss carryforwards	$703,000	$4,636,000
Product warranty reserve	116,000	52,000
Intangibles	(577,000)	—
Tax credit carryforwards	—	142,000
Other reserves	65,000	33,000
Less: valuation allowances	(307,000)	(4,863,000)

Net deferred tax assets	$—	$—

As the ultimate realization of the potential benefits of the Company’s net operating loss carryforwards is considered unlikely by management, the Company has offset the deferred tax assets attributable to those potential benefits through a valuation allowance in 2005 and 2004 and, accordingly, the Company did not recognize any benefit from income taxes in the accompanying consolidated statement of operations.
At December 31, 2005 and 2004, the Company had federal and state net operating loss carryforwards of approximately $1,765,000 each, after application of the Section 382 “Change of Ownership” limitation. The federal tax loss will begin to expire in calendar year 2011, while the state tax loss carryforwards will expire through 2014.

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 9 — Income taxes (concluded):
During 2004, as a result of the reorganization and acquisition of Allergy Free LLC assets and business operations, the Company experienced a change of ownership event as defined in Section 382 of the IRS Code. Accordingly, utilization of the net operating loss carryforwards and credits will be subject to substantial annual limitation due to the ownership change limitations provided by the IRS Code of 1986, as amended, and similar state provisions. The annual limitation will result in the expiration of the net operating losses and credits before utilization.
The acquisition of the Subsidiary qualified as a Section 368(a) of the IRS Code reorganization which resulted in a tax-free transaction between the parties. As assets and liabilities are recorded at fair value for financial statement purposes, non taxable business combinations generally give rise to differences between the assigned values for financial statement purposes and the tax basis of assets and liabilities, and therefore, result in the recognition of deferred tax assets and liabilities at the acquisition date.
Note 10 — Shareholders’ equity:
Warrants:
At December 31, 2005, warrants to purchase 1,000 shares of the Company’s common stock at an exercise price of $208.125 per share were outstanding. The warrants expire in 2006.
All of the warrants outstanding are exercisable. All per share rights and benefits are subject to anti-dilution and other adjustments upon the occurrence of certain events.
Options:
In 2000, the Company established a stock option plan, the 2000 Stock Option Plan (“Plan”), which provided for 500,000 shares of common stock for issuance. At the time of the merger with Allergy Free in 2004, the Plan was amended to increase the number of shares available to 5,000,000 shares, which were converted to 100,000 shares after the 50:1 stock split. During 2005, the Plan was again amended to increase the number of shares available under the Plan to 350,000. The Plan provides for the discretionary grant of options, stock appreciation rights (“SARs”), and stock bonuses to employees and directors of and consultants to the Company. Options granted under the Plan may be either “incentive stock options,” as defined in Section 422 of the IRS Code of 1986, as amended, or non-statutory stock options.
Under the Plan, the terms of stock options granted are determined by the Board of Directors. Stock options may be granted for periods of up to ten years at a price per share not less than the fair market value of the Company’s common stock at the date of grant for incentive stock options and not less than 85% of the fair market value of the Company’s common stock at the date of grant for non-statutory stock options. In the case of stock options granted to employees, directors or consultants who, at the time of grant of such options, own more than 10% of the voting power of all classes of stock of the Company, the exercise price shall be no less than 110% of the fair market value of the Company’s common stock at the date of grant. Additionally, the term of stock option grants is limited to five years if the grantee owns in excess of 10% of the voting power of all classes of stock of the Company at the time of grant. The vesting provisions of individual options may vary but in each case will provide for vesting of at least 20% per year of the total number of shares subject to the option.

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 10 — Shareholders’ equity (concluded):
Stock Options:
A summary of stock option activity during for 2005 and 2004 follows:

	2005		2004
	Underlying	Weighted Avg	Underlying	Weighted Avg
	Shares	Exercise Price	Shares	Exercise Price
Outstanding, beginning of year	105,413	$4.40	15,670	$40.82
Granted	238,887	2.96	102,543	3.48
Exercised	—	—	(7,500)	4.03
Forfeited/expired	(1,800)	22.50	(5,300)	94.81

Outstanding, end of year	342,500	$3.30	105,413	$4.40

The weighted average fair value of options granted was $2.90 and $3.48 for the years ended December 31, 2005 and 2004, respectively. The following table summarizes information about stock options outstanding and exercisable at December 31, 2005:

	Options Outstanding			Options Exercisable
		Weighted Average
		Remaining	Weighted		Weighted
Exercise Price or	Number of	Contractual Live	Average	Number of	Average
Price Range	Shares	(years)	Exercise Price	Shares	Exercise Price
$2.50 to $3.50	341,680	9.20	$3.12	60,300	$3.19
$22.50	360	5.35	22.50	360	22.50
$125.00	460	4.33	125.00	460	125.00

	342,500	9.19	3.30	61,120	$4.22

At December 31, 2005, there were no shares of the Company’s common stock available for future grant under the 2000 Stock Option Plan and the Board of Directors granted 154,113 options in excess of the shareholder authorized 2000 Stock Option Plan limit of 350,000 shares. As such, these options are subject to shareholder approval at the next shareholders’ meeting and have been excluded from the total options outstanding and options exercisable calculations above.
Issuance of Common Stock for Cash
On or about August 1, 2005, the Company completed a private placement of 1,106,000 shares of common stock at a price of $2.50 per share, for a total cash amount of $2,765,000. Additionally, the Company had issued 212,007 shares at various dates for additional cash proceeds of $530,000.
Note 11 — Operating leases:
The Company leases its office and warehouse facility under a non-cancelable operating lease expiring in October 2007. The lease requires the Company to pay property taxes and maintenance charges. The Company also leases a vehicle and office equipment under non-cancelable operating leases that expire through January 2010. Total rent expense for all operating leases was $204,507 and $163,991 in 2005 and 2004, respectively.

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 11 — Operating leases (concluded):
Future minimum lease payments on these leases are:

Years ending December 31,
2006	$199,240
2007	149,198
2008	11,666
2009	9,972
2010	831

Total	$370,907

During 2005, the Company sublet the California office space from a related party. Total rent expense was $109,554 and $163,991 in 2005 and 2004, respectively.
Note 12 — Commitments:
License agreements:
The Company has a license agreement with a third party for use of its design to manufacture air filters. The license agreement provides for royalty payments based on a percentage of net sales of certain products. The term of the license agreement is the longer of (i) the life of the licensed patent or (ii) ten years from date of first commercial sale of the product, or January 1, 1997. Royalty expenses under the license agreement was $3,958 and $12,128 in 2005 and 2004, respectively.
Employment contracts:
During 2005, the Company entered into an employment agreement with ACP’s’ President and Chief Executive Officer for a four-year period, which expires in 2009. The contract provides for an annual salary of $200,000 (plus healthcare and other benefits). The Company also granted stock options to acquire 120,000 shares of the Company’s common stock at $2.70 per share with 25%, of the options vesting on August 10, 2006, and the balance at the rate of 1/36th of the balance per month, subject to any acceleration as provided under the Company’s 2000 Stock Option Plan.
The Company entered into an employment contract with Bret Megargel to serve as Vice President of Marketing and Business Development in February 2005, with an annual compensation of $192,000 and 30,000 shares of stock options at $3.00 with accelerated vesting if certain marketing and development objectives were met by year end. These options became fully vested in December 2005. In December 2005, Mr. Megargel’s compensation was reduced to $100 per month and he was issued 18,000 additional stock options to purchase the Company’s stock at $2.70 per shares under standard vesting as provided by the Company’s 2000 Stock Option Plan.
The Company also entered into a contract for a one year period with Tina Mendoza, the Company’s Outbound Calling Sales Manager, for an annual salary of $62,000, reimbursement of relocation expenses, housing allowance, healthcare and other benefits, plus $25,000 bonus after six months and another $25,000 bonus if Ms. Mendoza completes one year of service. In addition, Ms. Mendoza was granted 10,000 stock options of which 50% would become vested upon completion of six months of service. If Ms. Mendoza completes the remaining six months of service, the other 5,000 options would also become fully vested. If Ms. Mendoza leaves the Company after six months of service, the remaining options would vest in the normal vesting period. The contract requires Ms. Mendoza to set up an Outbound calling center at the new corporate offices in Connecticut.
Note 13 — Related party transactions:
During 2004, the Company received advances from a related party, which bear interest at 5.5% per annum with no fixed repayment terms. In 2005, the Company repaid the total outstanding advances in the amount of $185,000.

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 14-— Purchases from significant vendors:
During 2005 and 2004, the Company made purchases from two significant vendors that each accounted for more that 10% of total purchases. Purchases from these vendors accounted for approximately 33% and 54% of total purchases in 2005 and 2004, respectively.
Note 15-— Acquisition:
On August 11, 2005, Planet acquired 100% of ACP. ACP has become a subsidiary of Planet and Planet issued and delivered to the sole-shareholder of ACP 600,000 shares of Planet common stock (or 300 shares of Planet common stock for each one share of ACP common stock outstanding). As a result, the sole-shareholder of ACP owns approximately 22% of the voting shares of Planet. As additional consideration, Planet paid $1,500,000 in cash to Jonathan T. Dawson in full payment of all indebtedness of ACP.
The business combination was accounted for under the purchase accounting method, with Planet as the accounting acquirer, as defined by SFAS 141. In accordance with SFAS 141, Planet allocated the purchase price to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. In accordance with SFAS 141 and EITF Consensuses 95-19 and 99-12, the value of the shares of Planet’s common stock issued totaling $1,200,000 is based on the average market price of $2.00 for two days before and after the two companies reached agreement on the purchase price and the proposed transaction was announced. The total purchase price was $2,849,937, comprising of the $1,500,000 cash payment to Mr. Dawson, $1,200,000 of common stock issued and $149,937 in acquisition costs.
The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

Current assets	$1,085,910
Equipment and improvements	71,498
Customer list	1,500,000
Website costs	45,000
Goodwill	1,363,025

Total assets acquired	4,065,433

Current liabilities	(1,193,332)
Long-term debt	(22,164)

Total liabilities assumed	(1,215,496)

Net assets acquired	$2,849,937

The Company does not expect to deduct goodwill for tax purposes. The results of operations for the Company include the results of operations of ACP from August 12, 2005, the date of acquisition. The proforma operating results if the merger had been completed at the beginning of the periods is presented below.

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 15-— Acquisition (concluded):
Included in the proforma operating results for the year ended December 31, 2005 are non-recurring expenses of $500,000 for termination benefits for a former ACP officer as well as approximately $100,000 in legal and accounting fees related to the merger.
The proforma information is as follows:

	Year ended December 31,
	2005	2004
Sales	$8,671,686	$8,895,035

Net loss	$(2,311,356)	$(1,091,491)

Net loss per share, basic and diluted	$(0.71)	$(0.48)

EXHIBIT B

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 10-QSB
(MARK ONE)

☑	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For Quarterly Period Ended March 31, 2006

☐	TRANSITION REPORT UNDER TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
Commission File Number: 0-26804
PLANET TECHNOLOGIES, INC.
(Formerly Planet Polymer Technologies, Inc.)

(Exact name of small business issuer as specified in its character)

CALIFORNIA	33-0502606

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

96 Danbury Road, Ridgefield, Connecticut	06877

(Address of principal executive offices)	(Zip Code)
(800) 255-3749

(Issuer’s telephone number, including area code)
Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☑ YES      ☐ NO
Check whether the issuer is a shell company as defined in Regulation 12b-2 of the Exchange Act. ☐ YES      ☑ NO
Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date:

Class	Outstanding at May 15, 2006

Common Stock, no par value	3,986,368

1

PART 1 — FINANCIAL INFORMATION
PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$307,314	$436,844
Accounts receivable, less allowance for doubtful accounts of $4,311	285,501	274,727
Inventory, net	621,203	577,332
Other current assets	147,420	115,560

Total current assets	1,361,438	1,404,463

Equipment and improvements, net	54,659	70,756
Intangibles, net	1,375,654	1,441,904
Goodwill	1,363,025	1,363,025

Totals	$4,154,776	$4,280,148

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of note and capital lease	$17,310	$19,223
Accounts payable and accrued expenses	1,711,646	1,503,175
Derivative liability	83,495	118,282
Accrued warrant liability	47,602	67,500

Total current liabilities	1,860,053	1,708,180

Convertible notes payable to shareholder, net of current portion	83,494	81,606

Total liabilities	1,943,547	1,789,786

Commitments

	—	—
Shareholders’ equity:
Preferred stock, no par value, 4,250,000 shares authorized, no shares issued or outstanding	—	—
Series A convertible preferred stock, no par value, 750,000 shares authorized, no shares issued or outstanding	—	—
Common stock, no par value, 20,000,000 shares authorized, 3,986,368 shares issued and outstanding	7,693,296	7,693,296
Additional paid-in capital	66,420	7,957
Accumulated deficit	(5,548,487)	(5,210,891)

Total shareholders’ equity	2,211,229	2,490,362

Totals	$4,154,776	$4,280,148

See notes to unaudited condensed consolidated financial statements

2

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended March 31,
	2006	2005
Sales	$2,317,828	$221,526
Cost of sales	1,385,931	75,505

Gross profit	931,897	146,021

Operating expenses:
Selling	369,053	161,194
General and administrative	895,047	218,985

Total operating expenses	1,264,100	380,179

Loss from operations	(332,203)	(234,158)

Other expense	(2,001)	(1,949)
Interest expense	(1,504)	(4,922)
Charge for change in derivative liability	(1,888)	—

Net loss	$(337,596)	$(241,029)

Net loss per share, basic and diluted	$(.08)	$(.11)

Weighted average shares used in computing net loss per share — basic and diluted	3,986,368	2,159,961

See notes to unaudited condensed consolidated financial statements

3

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (UNAUDITED)
Three Months Ended March 31, 2006

	Common Stock		Additional	Accumulated	Total
	Shares	Amount	Paid-in Capital	Deficit
Balance at January 1, 2006	3,986,368	$7,693,296	$7,957	$(5,210,891)	$2,490,362

Stock-based compensation			55,044		55,044
Change in fair value of options granted to consultant			3,419		3,419

Net loss				(337,596)	(337,596)

Balance at March 31, 2006	3,986,368	$7,693,296	$66,420	$(5,548,487)	$2,211,229

See notes to unaudited condensed consolidated financial statements

4

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2006	2005
Operating activities:

Net loss	$(337,596)	$(241,029)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	82,347	15,941
Non-cash charge for change in derivative liability	1,888	—
Non-cash change in fair value of warrant liability	(19,898)	—
Non-cash charge for stock- based compensation	55,044	—
Non-cash charge for change in fair value of options granted to consultant	3,419	—
Changes in operating assets and liabilities:
Accounts receivable	(10,774)	(2,438)
Inventory	(43,871)	(786)
Other current assets	(31,860)	(12,720)
Interest payable	—	(6,794)
Accounts payable and accrued expenses	208,471	(145,361)

Net cash used in operating activities	(92,830)	(393,187)

Financing activities:
Repayments of advances from related party	—	(100,000)
Payment of vendor promissory note	(1,913)	—
Principal payment on notes payable	(34,787)	(32,930)
Proceeds from issuance of common stock	—	280,000

Net cash (used in) provided by financing activities	(36,700)	147,070

Net decrease in cash and cash equivalents	(129,530)	(246,117)

Cash and cash equivalents, beginning of period	436,844	374,923

Cash and cash equivalents, end of period	$307,314	$128,806

Supplementary disclosure of cash flow data:
Cash paid for interest	$1,532	$11,947

See notes to unaudited condensed consolidated financial statements

5

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation
The accompanying unaudited condensed consolidated financial statements of Planet Technologies, Inc. and subsidiary (“Planet” or the “Company”) have been prepared in accordance with the interim reporting requirements of Form 10-QSB, pursuant to the rules and regulations of the Securities and Exchange Commission. The December 31, 2005 balance sheet has been derived from audited financial statements at that date. However, the financial statements do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements.
In management’s opinion, all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2006, are not necessarily indicative of results that may be expected for the year ending December 31, 2006. For additional information, refer to the Company’s financial statements and notes thereto for the fiscal year ended December 31, 2005 included in the Company’s most recent Annual Report on Form 10-KSB.
2. Going Concern
The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Successful transition to profitable operations is dependent upon attaining a level of sales adequate to support the Company’s cost structure. The Company has suffered recurring losses resulting in an accumulated deficit of $5,548,487 as of March 31, 2006. Management intends to finance operations primarily through cash flow from operations and by raising additional capital from the sale of its stock. However, there can be no assurance that the Company will be able to obtain such financing or internally generate cash flows from operations, which may impact the Company’s ability to continue as a going concern. The accompanying unaudited condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the potential inability of the Company to continue as a going concern.
3. Acquisition
On August 11, 2005, Planet acquired Allergy Control Products, Inc. (“ACP”). ACP merged into a wholly-owned subsidiary of Planet (“New ACP”). The subsidiary continues to use the name “Allergy Control Products”. Effective August 11, 2005, Planet assigned all of the Allergy assets to its wholly-owned subsidiary, New ACP. Pursuant to the terms of the merger transaction, the shareholder of ACP was issued 600,000 shares of Planet common stock. In addition, ACP’s debt to its shareholder in the amount of $1,500,000 was paid in full by Planet.
The results of operations for the Company include the results of operations of ACP from August 11, 2005, the date of acquisition. The proforma operating results if the merger had been completed at January 1, 2005 is as follows:

Three Months Ended
March 31, 2005
Sales	$2,379,481

Net loss	$(323,990)

Net loss per share, basic and diluted	$(0.12)

6

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
4. Accounting Policies
Revenue Recognition
The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (“SAB No. 101”) as amended by SEC Staff Accounting Bulletin No. 104, “Revenue Recognition”, revised and updated (“SAB No. 104”), which stipulates that revenue generally is realized or realizable and earned, once persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee is fixed or determinable and collectibility is reasonably assured. The Company recognizes revenue from product sales upon shipment of goods. In addition, a provision for potential warranty claims is provided for at the time of sale, based upon warranty terms and the Company’s prior experience.
Warranty Reserve
The Company accrues an estimate of its exposure to warranty claims based on both current and historical product sales data and warranty costs incurred. The air filters produced and sold by the Company carry a ten-year warranty. Additionally, the Company has warranties on its encasing products which vary from five years to lifetime. The warranty policies for the encasings have varied over the years and the reserve reflects coverage for sales from 1993 through the current period. The Company assesses the adequacy of its recorded warranty liability quarterly and adjusts the amount as necessary. The warranty liability is included in accrued expenses in the accompanying condensed consolidated balance sheet. As of March 31, 2006, the warranty accrual was $290,517. The majority of the warranty accrual relates to products that were sold by ACP prior to the acquisition in August of 2005.
Inventory
Inventory as of March 31, 2006 consists of the following:

Raw materials	$320,593
Finished goods	378,117

Total	698,710
Less reverse for obsolescence	77,507

Total	$621,203

Loss Per Share
Net loss per share is computed using the weighted average number of shares of common stock outstanding and is presented for basic and diluted loss per share. Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period.
The Company has excluded all convertible preferred stock and outstanding stock options and warrants from the calculation of diluted loss per share because all such securities are considered anti-dilutive. Accordingly, diluted loss per share equals basic loss per share. The total number of potential common shares excluded from the calculation of diluted loss per share for the three months ended March 31, 2006 was 394,434, and for the three months ended March 31, 2005 was 391,208.
5. Stock-Based Compensation
In 2000, the Company established a stock option plan, the 2000 Stock Option Plan (“Plan”), which provided for 500,000 shares of common stock for issuance. At the time of the merger with Allergy Free in 2004, the Plan was amended to increase the number of shares available to 5,000,000 shares, which were converted to 100,000 shares after the 50:1 stock split. During 2005, the Plan was again amended to increase the number of shares available under the Plan to 350,000. The Plan provides for the discretionary grant of options, stock appreciation rights (“SARs”), and stock bonuses to employees and directors of and consultants to the Company. Options

7

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
5. Stock-Based Compensation (continued)
granted under the Plan may be either “incentive stock options,” as defined in Section 422 of the IRS Code of 1986, as amended, or non-statutory stock options.
Under the Plan, the terms of stock options granted are determined by the Board of Directors. Stock options may be granted for periods of up to ten years at a price per share not less than the fair market value of the Company’s common stock at the date of grant for incentive stock options and not less than 85% of the fair market value of the Company’s common stock at the date of grant for non-statutory stock options. In the case of stock options granted to employees, directors or consultants who, at the time of grant of such options, own more than 10% of the voting power of all classes of stock of the Company, the exercise price shall be no less than 110% of the fair market value of the Company’s common stock at the date of grant. Additionally, the term of stock option grants is limited to five years if the grantee owns in excess of 10% of the voting power of all classes of stock of the Company at the time of grant. The vesting provisions of individual options may vary but in each case will provide for vesting of at least 20% per year of the total number of shares subject to the option.
Prior to January 1, 2006, the Company accounted for stock-based compensation under the disclosure only provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 “Accounting for Stock-Based Compensation”. As permitted under this Standard, compensation cost was recognized using the intrinsic value method in accordance with the provisions of APB No. 25, “Accounting for Stock Issued to Employees” and related interpretations. Effective January 1, 2006, the Company has adopted SFAS No. 123R, “Share-Based Payment” using the modified-prospective transition method. Under this transition method, compensation cost recognized in the first quarter of 2006 includes (a) compensation cost for all stock options granted prior to, but not yet vested as of December 31, 2005, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all stock options granted on or subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123R. Results for prior periods have not been restated.
APB No. 25 did not require any compensation expense to be recorded in the financial statements if the exercise price of the award was not less than the market price on the date of grant. Since all options granted by the Company had exercise prices equal to or greater than the market price on the date of grant, no compensation expense was recognized for stock option grants prior to January 1, 2006. During the quarter ended March 31, 2006, the Company recognized stock-based compensation expenses of $55,044, or $.01 per share, related to outstanding stock options according to the provisions of SFAS No. 123R, using the prospective transition method.
In November 2005, the Finance and Accounting Standards Board (the “FASB”) issued FASB Staff Position No. FAS 123R-3, “Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards [“FAS 123R-3”].” The Company has elected to adopt the alternative transition method provided in FAS 123R-3 for calculating the tax effects of share-based compensation pursuant to SFAS 123R. The alternative transition method includes a simplified method to establish the beginning balance of the additional paid-in capital pool related to the tax effects of employee share-based compensation, which is available to absorb tax deficiencies recognized subsequent to the adoption of SFAS 123R.
The following table illustrates the effect on net loss and per share information had the Company accounted for share-based compensation in accordance with SFAS No. 123R for the quarter ended March 31, 2005:

	2005
		Loss per Share
		- Basic and
	Net Loss	Diluted
As reported	$(241,029)	$(0.11)
Stock-based compensation expense assuming a fair value-based method had been used for all awards	(46,000)	(0.02)

Pro forma	$(287,029)	$(0.13)

8

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
5. Stock-Based Compensation (concluded)
The above stock based compensation cost was determined under the fair value based method and was calculated using the Black-Scholes option valuation model with the following weighted average assumptions:

2005
Volatility	221%
Dividend yield	—
Risk free interest rate	4.22%
Vesting period	4 years
Expected life	10 years
The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions, are fully transferable, and do not include a discount for large block trades. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility, expected life of the option and other estimates. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. Management believes that there will be no forfeitures and expects the options to be held until their expiration date based on the fact that they are primarily held by board members. This will be evaluated on a continuing basis.
During the quarter ended March 31, 2005, the Company granted options to it’s employees and Board of Directors at the weighted-average fair value of $2.90.
The table below summarizes stock option activity pursuant to our plan for the three months ended March 31, 2006:

Weighted
Average
		Weighted	Remaining	Aggregate
	Underlying	Avg Exercise	Contractual	Intrinsic
	Shares	Price	Life (years)	Value
Outstanding, beginning of period	342,500	$3.30	8.94	$—
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited/expired	—	—	—

Outstanding, end of period	342,500	$3.30	8.94	$—

	—	—	—	—
Exercisable, end of period	99,793	$2.59	7.98	$—

During 2005, the Board of Directors granted 154,113 options in excess of the shareholder authorized 2000 Stock Option Plan limit of 350,000 shares. As such, these options are subject to shareholder approval at the next shareholders’ meeting and have been excluded from the calculation above. Had these options been approved, the Company would have recorded an additional $25,113 of stock-based compensation for the period ended March 31, 2006, resulting in an additional $.01 loss per share, basic and diluted.
At March 31, 2006, unrecorded compensation expense related to the unvested portion of stock options outstanding totaled $551,812, which will be recognized over the next 3.25 years. In accordance with the provisions of SFAS 123R, all other issuances of common stock, warrants, stock options or other equity instruments to non-employees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). Generally, the fair value of any options, warrants or similar equity investments will be estimated based on the Black-Scholes option-pricing model and adjusted at the end of each reporting period.

9

PLANET TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
6. Convertible notes payable to shareholder
As of March 31, 2006, the Company has a subordinated convertible note payable to a shareholder. The uncollateralized note payable is due on December 1, 2007; however, the Company intends to pay down the note payable with monthly principal and interest payments of $12,085 until full satisfaction of the note payable in October 2006. Interest is due quarterly. At any time, the holder of the note may, at its sole and exclusive option, convert all or any part of the principal and accrued interest outstanding into shares of common stock at a conversion price of $2.50 per share by giving written notice to the Company specifying the amount of note principal and/or accrued interest to be converted at a price per share of common stock equal to the fair value.
The Company has determined that the embedded conversion feature of the note payable to the shareholder is subject to the provisions of SFAS No. 133 and, therefore, the Company accounted for the embedded conversion feature as a liability in accordance with the guidance of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”). Accordingly, the Company recorded the fair value of the embedded conversion portion of the note as a derivative liability. The associated derivative liability for the conversion feature of the debt has been valued at fair value using the Black-Scholes option pricing model. As of January 1, 2005, the fair value of the liability was $252,757, which is being amortized over the term of the note. For the three months ended March 31, 2006, the Company recorded a charge for derivative financial instruments of $1,888 related to the change in the fair value of the embedded conversion feature.

10

PART 1—FINANCIAL INFORMATION
Item 2— Management’s Discussion and Analysis of Financial Condition and Results of Operation
Planet Technologies, Inc. and Subsidiary
Except for the historical information contained herein, the discussion in this report contains forward-looking statements that involve certain risks and uncertainties. The Company’s actual results could differ materially from those discussed in this report. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and in the Company’s Form 10-KSB for the fiscal year ended December 31, 2005.
OVERVIEW
Planet Technologies, Inc. (“Planet” or the “Company”) formerly known as Planet Polymer Technologies, Inc. (“Planet Polymer”) was incorporated in August, 1991, in the State of California, and, since November 30, 2004, at which time the company acquired Allergy Free, LLC, is engaged in the business of designing, manufacturing, selling and distributing common products for use by allergy sensitive persons, including, without limitation, air filters, bedding, room air cleaners, and related allergen avoidance products. The business strategy is primarily based upon promotion of products directly to the consumer by telemarketing to the Company’s database of customers who have purchased the Allergy Free Electrostatic Filter.
On August 11, 2005, Planet completed a merger with Allergy Control Products, Inc. (“ACP”). ACP merged into a wholly-owned subsidiary of Planet (“New ACP”). Effective August 11, 2005, Planet assigned all of the Allergy Free assets to its wholly-owned subsidiary New ACP. The subsidiary was renamed and its ongoing name is “Allergy Control Products” (“the Subsidiary”). References to “us”, “we”, “Planet” and “Company” refer to the consolidated operations of Planet and its Subsidiary.
With the merger, Planet has added to its stable of allergen control products, and has incorporated ACP’s core business strategy to supply a complete range of high quality products to physician’s patients who are allergy sufferers, as well as to previous customers. Promotion is executed through (a) distribution of catalogs to physicians’ offices, for subsequent re-distribution to patients, (b) distribution of catalogs directly to previous customers and (c) selective e-commerce marketing initiatives. Customer transactions are primarily handled through ACP’s in-bound call center and its website. In addition to this core business strategy, ACP also sells selective products on a wholesale basis to domestic retailers as well as to international distributors.
Products include ACP’s own Allergy Control® branded bedding products, which are effective barriers to the transmission of dust mite allergen and pet dander. ACP also markets other bedding products, carpet cleaning and laundry products, vacuums, air cleaners and air filters, sinus and breathing aids, respiratory products, dehumidifiers, mold prevention and house cleaning products, pet allergy products and certain allergy-related skin and hair care products.
Market distribution channels (non-wholesale) for allergen avoidance products include: physician-directed sales, direct to consumer sales, the Internet and retail. In the physician-directed sales segment, ACP’s primary competitors are National Allergy Supply, Asthma and Allergies Technology, Allergy Solutions and Mission Allergy.
Planet has an accumulated deficit of $5,548,487 as of March 31, 2006.
RESULTS OF OPERATIONS
The inclusion of ACP’s financial results for the three months ended March 31, 2006 resulted in material year over year increases in sales, cost of sales and operating expenses for each of those reporting periods. These increases are not necessarily indicative of future year over year comparisons.
Resources currently are being committed to test marketing of a) ACP’s non-filter product lines to Allergy’s customer base, b) Allergy’s filter product lines to ACP’s customer base and c) ACP’s consumer catalog to

11

PART 1 — FINANCIAL INFORMATION
Item 2— Management’s Discussion and Analysis of Financial Condition and Results of Operation
Planet Technologies, Inc. and Subsidiary
Allergy’s customer base. Future gross margins will reflect the results of these test marketing efforts and their impact on the future blend of sales for product lines with varying gross margins.
Three months ended March 31, 2006 compared to three months ended March 31, 2005
The net loss for the three months ended March 31, 2006, was $337,596 compared to a net loss of $241,029 for the three-month period ended March 31, 2005. The Company’s sales increased by $2,096,302 from $221,526 for the three months ended March 31, 2005, to $2,317,828 for the same period in 2006. This increase was due to sales of the Subsidiary which accounted for approximately 92% of sales for the period.
Gross profit increased to $931,897 for the three months ended March 31, 2006, from $146,021 for the same period in 2005, reflecting the increase in revenues. Overall gross margin, as a percentage of sales, decreased period over period from 66% for the three months ended March 31, 2005 to 40% for the same period in 2006. This decrease in gross margin is due to the inclusion of ACP’s sales which have a lower gross profit margin.
Operating expenses increased period over period, totaling $1,264,100 for the three months ended March 31, 2006, and $380,179 for the same period in 2005. This $883,921 increase reflects the inclusion of ACP’s operating costs.
Other expenses decreased $1,478, from $6,871 for the three months ended March 31, 2005, to $5,393 for the same period in 2006. Of this decrease, approximately $3,400 is due to a reduction of interest expense related to the debt approaching maturity. This decrease was partially offset by amortization of derivative costs of $1,888.
Proforma Three months ended March 31, 2006 compared to three months ended March 31, 2005
The following tables set forth certain items in Planet’s Proforma Statements of Operations for the periods indicated, which combine the operations of Planet and ACP as if the merger had been completed on January 1, 2005.

	2006	2005	Change	%
Sales	$2,317,828	$2,379,481	$(61,653)	(3)
Cost of Sales	1,385,931	1,371,968	(13,963)	(1)

Gross Profit	931,897	1,007,513	(75,616)	(8)

Operating Expenses	(1,264,100)	(1,325,094)	60,994	5

Loss from Operations	(332,203)	(317,581)	(14,622)	(5)

Other Expense	(5,393)	(6,409)	1,016	16

Net Loss	$(337,596)	$(323,990)	$(13,606)	(4)

The Company’s net sales decreased by $61,653 from $2,379,481 to $2,317,828 due to the decrease in sales of Allergy Free related products, which decreased from $221,526 in 2005 to approximately $132,000 in 2006. The decrease is the result of increased competition from mass merchandisers. This decrease was offset by an increase in the sales of ACP products.
Overall proforma gross margin, as a percentage of sales, decreased from 42% for the three months ended March 31, 2005 to 40% for the same period in 2006. This decrease in gross margin is due to large increase in international sales to distributors for ACP which have lower margins than domestic sales. Also, the Allergy Free sales which have a higher gross margin decreased from 2005 to 2006.
Between March 31, 2006 and March 31, 2005, total operating expenses decreased $60,994, totaling $1,264,100 for the three months ended March 31, 2006, and $1,325,094 for the same period in 2005. This decrease reflects

12

PART 1 — FINANCIAL INFORMATION
Item 2— Management’s Discussion and Analysis of Financial Condition and Results of Operation
Planet Technologies, Inc. and Subsidiary
the reduction of costs associated with the consolidation of all operations into one location. The decrease was partially offset by stock-based compensation expense of $55,044 as well as amortization of intangibles of $66,250 and increasing public entity expenses associated with the audit of a larger operating entity.
Proforma other expenses decreased from $6,409 for the three months ended March 31, 2005, to $5,393 for the same period in 2006. The $1,016 decrease in other expenses includes a $3,400 reduction of interest expense related to the debt approaching maturity. This decrease was partially offset with the amortization of derivative costs of $1,888.
The proforma net loss for the three months ended March 31, 2006, was $337,596, compared to $323,990 for the three month period ended March 31, 2005. The proforma net loss for 2006 includes stock-based compensation of $55,044 and the amortization of intangibles of $66,250.
Off Balance Sheet Arrangements
None.
LIQUIDITY AND CAPITAL RESOURCES
The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Successful transition to profitable operations is dependent upon attaining a level of sales adequate to support the Company’s cost structure. The Company has suffered recurring losses resulting in an accumulated deficit of $5,548,487 as of March 31, 2006. Management intends to finance operations primarily through cash flow from operations and by raising additional capital from the sale of its stock. However, there can be no assurance that the Company will be able to obtain such financing or internally generate cash flows from operations, which may impact the Company’s ability to continue as a going concern. The accompanying unaudited condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the potential inability of the Company to continue as a going concern.
Cash and cash equivalents totaled $307,314 at March 31, 2006. During the period, the Company used cash totaling $92,830 for its operations and the Company paid principal payments totaling $36,700 on notes payable.
Inventory levels increased $43,871 from $577,332 at December 31, 2005 to $621,203 at March 31, 2006, reflecting inventory levels required to handle increasing sales demand. Accounts payable and accrued expenses increased by $208,471, from $1,503,175 at December 31, 2005 to $1,711,646 at March 31, 2006, reflecting liabilities associated with catalog purchases which is normal for this time of year.
On August 11, 2005, Planet completed a merger with Allergy Control Products, Inc. (“ACP”). ACP merged into a wholly-owned subsidiary of Planet (“New ACP”). Effective August 11, 2005, Planet assigned all of the Allergy Free assets to its wholly-owned subsidiary New ACP. The subsidiary was renamed and its ongoing name is “Allergy Control Products” (“the Subsidiary”).
Investors are encouraged to review our report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2005 and our Registration Statement on Form SB-2 filed on October 12, 2005, which discuss more thoroughly the terms of the merger and which is available through EDGAR at www.sec.gov, and the Company’s Proxy Statement which also is available through EDGAR.

13

PART 1 — FINANCIAL INFORMATION
Item 3 — Controls and Procedures
Planet Technologies, Inc. and Subsidiary
The Company’s management with the participation of the Company’s chief executive officer and chief financial officer have evaluated the effectiveness of the Company’s disclosure controls and procedures (as such term is defined in Rules 13a – 15(e) and 15d – 15(e) under the Securities Exchange Act) as of the end of the period covered by this report. Based on such evaluation, the Company’s chief executive officer and chief financial officer have concluded that, as of the end of such period, the Company’s disclosure controls and procedures were not effective due to material weaknesses in our internal control over financial reporting described below.
•	Insufficient accounting staff with the appropriate level of knowledge and a lack of sufficient historical information regarding sales of ACP products.

•	Insufficient number of staff and lack of adequate data processing support.
In the process of conducting their audit for the year ended December 31, 2005, J.H. Cohn LLP, our independent registered public accounting firm (“JHC”), identified material weaknesses in the processes and procedures with our accounting and financial reporting function which were addressed as part of the communications by JHC with our audit committee. JHC informed the audit committee that these deficiencies constituted a material weakness under standards established by the Public Company Accounting Oversight Board.
During the first quarter of 2006, the Company has assigned a high priority to the short-term and long-term improvement of our internal control over financial reporting. Actions to address the material weaknesses described above that we will undertake, or have undertaken, include the following, among others:
•	Hiring of additional qualified accounting staff to facilitate the reporting within the time periods specified by the SEC.

•	Implementing new accounting reporting software in the short-term to expedite the reporting function and an upgrade to the overall accounting software system in the long-term so that analysis and evaluation of information can be better processed within the time periods required by the SEC.
Except as described above, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

14

PART II — OTHER INFORMATION
Planet Technologies, Inc. and Subsidiary
Item 1 — Legal Proceedings:
     None
Item 2 — Changes in Securities and Use of Proceeds:
     None
Item 3 — Defaults upon Senior Securities:
     None
Item 4 — Submission of Matters to a Vote of Security Holders:
     None
Item 5 — Other Information
     None
Item 6 — Exhibits:
     (a) Exhibits
Exhibit 31.1 Certification of Principal Executive Officer and Financial Officer pursuant to Section 302 of the Sarbanes Oxley Act of 2002.
Exhibit 32.1 Certification of Principal Executive Officer and Financial Officer pursuant to Section 906 of the Sarbanes Oxley Act of 2002.

15

Planet Technologies, Inc.
SIGNATURES
In accordance with the requirements of Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 22, 2006	Planet Technologies, Inc.
/s/ Scott L. Glenn
Scott L. Glenn
Chief Executive Officer

/s/ Francesca DiNota
Francesca DiNota
Chief Financial Officer and Chief Accounting Officer

16

EXHIBIT C
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ALLERGY CONTROL PRODUCTS, INC.
          1. The name of this corporation is
PLANET TECHNOLOGIES, INC.
          2. The address of its registered office in the State of Delaware is:
Corporation Trust Center
1209 Orange Street
City of Wilmington, County of New Castle, 19801.
The name of its registered agent at such address is:
Corporation Trust Company
          3. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
          4. The amount of the total authorized capital stock of this corporation is Fifty Million (50,000,000) shares; Forty-Five Million (45,000,000) common stock shares, par value $0.01, and Five Million (5,000,000) preferred stock shares, par value $1.00. The board of directors is authorized to fix by resolution or resolutions the powers, preferences, rights and the qualifications in respect of each class of stock of the corporation.
          5. The board of directors is authorized to make, alter or repeal the bylaws of this corporation. Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

          6. No director of this corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived any improper personal benefit.
          7. Neither the amendment nor repeal of Article 7, nor the adoption of any provision of the certificate of incorporation inconsistent with Article 7, shall eliminate or reduce the effect of Article 6 in respect of any matter occurring, or any cause of action, suit or claim that, but for Article 6 would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
          I, THE UNDERSIGNED, do certify that, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of this Amended and Restated Certificate of Incorporation and that this amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, said corporation has caused this Amended and Restated Certificate of Incorporation to be signed this                      day of                     , 2006.

,CEO

EXHIBIT D
BYLAWS
OF
PLANET TECHNOLOGIES, INC.
A Delaware Corporation
ARTICLE I
OFFICES
          Section 1. Principal Office. The principal office of the Corporation shall be 96 Danbury Road, Ridgefield, Connecticut 06877.
          Section 2. Registered Office. The registered office of the Corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware may, but need not, be identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.
          Section 3. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS’ MEETINGS
          Section 1. Annual Meeting. The annual meeting of the holders of shares of each class or series of stock as are entitled to notice thereof and to vote thereat pursuant to applicable law for the purpose of electing directors and transacting such other proper business as may come before it shall be held in each year, commencing with the year 2006, at the principal office of the Corporation, or at such other time and place as may be designated by the Board of Directors. At the annual meeting, the stockholders shall elect a Board of Directors, consider reports of the affairs of the Corporation and transact such other business as may properly be brought before the meeting.
          Section 2. Special Meetings. In addition to such special meetings as are provided by law, special meetings of the holders of any class or series or of all classes or series of the Corporation’s stock for any purpose or purposes may be called at any time by the President, Vice President, Secretary, Assistant Secretary or the Board of Directors or by any stockholder or stockholders holding in the aggregate ten percent (10%) or more of the voting power of all stockholders, and may be held on such day, at such time and at such place as shall be designated by the Board of Directors.

          Section 3. Notice of Meetings and Adjourned Meetings. Except as otherwise provided by law, written notice of any meeting of stockholders shall be given either by personal delivery or by mail to each stockholder of record. Notice of each meeting shall be in such form as is approved by the Board of Directors and shall state the date, place and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, such written notice shall be given not less than 10 nor more than 60 days before the date of the meeting. Except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened, presence in person or by proxy of a stockholder shall constitute a waiver of notice of such meeting. Except as otherwise provided by law, the business that may be transacted at any such meeting shall be limited to and consist of the purpose or purposes stated in such notice. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless additional notice is required by law or by the Certificate of Incorporation.
          Section 4. Quorum. Except as otherwise provided by law, the holders of a majority of the Corporation’s stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, without regard to class or series, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of shares of stock, present or represented by proxy, may adjourn any meeting from time to time without notice other than announcement at the meeting, except as otherwise required by law, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.
          Section 5. Organization. Meetings of the stockholders shall be presided over by the Chairman of the Board of Directors or, in the absence thereof, by the President or any Vice President, or in the absence of any of such officers, by a chairman to be chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary or, in the absence thereof, any Assistant Secretary or any person appointed by the President shall act as secretary of all meetings of the stockholders.
          Section 6. Voting. Each stockholder of voting common stock of record, as determined pursuant to Section 7 of this Article II, shall be entitled to one vote, in person or by proxy, for each share of such stock registered in such holder’s name on the books of the Corporation. Election of directors need not be by written ballot, and, unless otherwise provided by law, no vote on any question before the meeting need be by ballot unless the Chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot, each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Except as otherwise provided by law or these Bylaws, all elections of directors and all other matters before the stockholders shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote in the election or on the question. In the election of directors, votes shall not be cumulated.

          Section 7. Stockholders Entitled to Vote. Except as otherwise provided by law, the Board of Directors may fix a date not more than 60 days nor less than 10 days prior to the date of any meeting of stockholders, or in the case of corporate action by written consent in accordance with the terms of Section 9 of this Article II, not more than 60 days prior to such action, as a record date for the determination of the stockholders of voting common stock entitled to vote at such meeting and any adjournment thereof, or to act by written consent, and in such case only stockholders of record on the date so fixed shall be entitled to vote at such meeting and any adjournment thereof, or to act by written consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date.
          Section 8. Order of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairman to be in order.
          Section 9. Action by Written Consent. Unless otherwise provided by law, any action required or permitted to be taken by the stockholders or the Corporation may be taken without notice and an actual meeting if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Except as provided above, no action shall be taken by the stockholders by written consent.
          Section 10. Proxies. Every person entitled to vote or execute consents may do so either in person or by one or more agents authorized to act by a written proxy executed by the person or by one or more agents authorized to act by a written proxy executed by the person or such person’s duly authorized agent and filed with the Secretary of the corporation; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy. The manner or execution, suspension, revocation, exercise and effect of proxies is governed by law.
          Section 11. Inspectors of Election. Before any meeting or shareholders, the Board of Directors may appoint any persons, other than nominees for office, to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or proxy shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

These inspectors shall:
          (a) Determine the number of shares outstanding and the voting power of each, the shares represent at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;
          (b) Receive votes, ballots, or consents;
          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;
          (d) Count and tabulate all votes or consents;
          (e) Determine when the polls shall close;
          (f) Determine the result; and
          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.
ARTICLE III
DIRECTORS
          Section 1. Management. The property, affairs and business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by these Bylaws directed or required to be exercised or done by the stockholders.
          Section 2. Number and Term. The authorized number of directors of the corporation shall be not less than a minimum of five (5) nor more than a maximum of nine (9) (which maximum number in no case shall be greater than two times said minimum, minus one) and the number of directors presently authorized is seven (7). The exact number of directors shall be set within these limits from time to time (a) by approval of the Board of Directors, or (b) by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of shareholders pursuant to Section 13 herein above. Any amendment of these bylaws changing the maximum of minimum number of directors may be adopted only by the affirmative vote of a majority of the outstanding shares entitled to vote; provided, an amendment reducing the minimum number of directors to less than five (5), cannot be adopted if votes cast against its adoption at a meeting or the shares not consenting to it in the case of action by written consent are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.

          No reduction of the authorized number of directors shall remove any director prior to the expiration of such director’s term of office. Directors shall be elected at the annual meeting of the stockholders to serve for one year or until their successors are elected and have qualified. The term of office of the directors shall begin immediately after election. Elections for directors need not be by ballot unless a stockholder demands election by ballot at the election and before the voting begins, or unless these Bylaws so require. No director may be elected by written consent without a meeting of stockholders except by unanimous written consent of all shares entitled to vote for the election of the director. The authorized number of directors may be changed by amendment to this Section adopted by the vote or written consent of the stockholders entitled to exercise majority voting power.
          Section 3. Quorum and Manner of Action. At all meetings of the Board of Directors, a majority of the total number of directors holding office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or these Bylaws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at such adjourned meeting. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.
          Section 4. Vacancies. Except as otherwise provided by law, in the case of any increase in the number of directors or of any vacancy in the Board of Directors, however created, the additional director or directors may be elected, or the vacancy or vacancies may be filled, by majority vote of the directors remaining on the whole Board although less than a quorum, or by the sole remaining director. If one or more directors shall resign, effective at a future date, such vacancy or vacancies shall be filled as provided herein. Except as otherwise provided by law, any director elected or chosen as provided herein shall serve for the unexpired term of office and until a successor is elected and qualified or until earlier resignation or removal. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of the term of office.
          Section 5. Resignations. A director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately upon receipt of notice thereof by the Corporation unless a certain effective date is specified therein, in which event it will be effective upon such date. Acceptance of any resignation shall not be necessary to make it effective.
          Section 6. Removals. Except as provided by the Certificate of Incorporation, any director may be removed with or without cause, and another person may be elected to serve for the remainder of such term by the holders of a majority of the shares of the Corporation entitled to vote in the election of directors. If any vacancy so created shall not be filled by the stockholders, such vacancy may be filled by the directors as provided in Section 4 of this Article III.

          Section 7. Annual Meetings. The annual meeting of the Board of Directors shall be held, if a quorum be present, immediately following each annual meeting of the stockholders at the place such meeting of the stockholders took place, for the purpose of organization and transaction of any other business that might be transacted at a regular meeting thereof, and no notice of such meeting shall be necessary. If a quorum is not present, such annual meeting may be held at any other time or place that may be specified in a notice given in the manner provided in Section 9 of this Article III for special meetings of the Board of Directors.
          Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the principal office of the Corporation at such times as shall be determined from time to time by resolution of the Board of Directors or written consent of all the members of the Board, provided that meetings of the Board of Directors will in all events be held at least once each calendar quarter. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.
          Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Secretary or by any director stating the purpose or purposes of such meeting. Notices of special meetings, if mailed, shall be mailed to each director not later than two days before the day the meeting is to be held or if otherwise given in the manner permitted by these Bylaws, not later than the day before such meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in any notice unless required by these Bylaws and, unless limited by law, any and all business may be transacted at a special meeting.
          Section 10. Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.
          Section 11. Place of Meetings. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, at any office or offices of the Corporation, or at any other place as they may from time to time by resolution determine.
          Section 12. Minutes of Meetings. Minutes of all meetings shall be taken and shall be kept in the minute book of the Corporation.
          Section 13. Compensation of Directors. Directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed honorarium or fee, and reimbursement of any expense of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed a like honorarium or fee for attending committee meetings.

          Section 14. Waiver of Notice. When the entire Board of Directors is present at any Board meeting, however called or noticed, and a written consent thereto is signed on the records of such meeting, or if a majority of the Board are present, and if those not present sign a written waiver of notice of such meeting, whether prior to or after the holding of such meeting, which waiver is then filed with the Secretary of the Corporation, the transactions thereof are as valid as if had at a meeting regularly called and noticed.
          Section 15. Action by Unanimous Written Consent. Unless otherwise restricted by law or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.
          Section 16. Participation in Meetings by Telephone. Members of the Board of Directors may participate in a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.
ARTICLE IV
COMMITTEES OF THE BOARD
          Section 1. Membership and Authorities. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the authorized directors, designate one or more directors to constitute an Executive Committee and such other committees as the Board may determine, each of which committees to the extent provided in such resolution or resolutions or in these Bylaws shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, except in those cases where the authority of the Board of Directors is specifically denied to the Executive Committee or such other committee or committees by law or these Bylaws, and may authorize the seal of the Corporation to be affixed to all papers that may require it, but no such committee shall have the power or authority to (a) amend the Certificate of Incorporation; (b) adopt an agreement of merger or consolidation; (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or (e) amend these Bylaws and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger under Section 253 of the Delaware General Corporate Law. The designation of an Executive Committee or other committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.
          Section 2. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.

          Section 3. Minutes of Meetings. Each committee designated by the Board shall keep regular minutes of its proceedings and report the same to the Board when required.
          Section 4. Vacancies. Unless otherwise restricted by law, the Board of Directors may designate one or more of its members as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of and to dissolve any committee.
          Section 5. Telephone Meetings. Members of any committee designated by the Board may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.
          Section 6. Action Without Meeting. Unless otherwise restricted by law or these Bylaws, any action required or permitted to be taken at any meeting of any committee designated by the Board may be taken without a meeting if all members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of such committee.
ARTICLE V
OFFICERS
          Section 1. Number and Title. The elected officers of the Corporation shall be chosen by the Board of Directors. The Board of Directors shall elect a President and a Secretary. The Board of Directors may also choose a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and one person may hold any two or more of these offices.
          Section 2. Term of Office; Vacancies. So far as is practicable, and except to the extent a written employment agreement is entered into with any such officer with a term in excess of one year, all elected officers shall be elected by the Board of Directors at the annual meeting of the Board of Directors in each year, and except as otherwise provided in this Article V, shall hold office until the next such meeting of the Board of Directors in the subsequent year and until their respective successors are elected and qualify or until their earlier resignation or removal. All appointed officers shall hold office at the pleasure of the Board of Directors. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

          Section 3. Removal of Elected Officers. Except as restricted by the terms of a written employment agreement, any elected officer may be removed at any time, either for or without cause, by the affirmative vote of a majority of the authorized directors, at any regular meeting or at any special meeting called for such purpose.
          Section 4. Resignations. Any officer may resign at any time upon written notice of resignation to the Board of Directors, or to the President or to the Secretary of the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.
          Section 5. Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by these Bylaws.
          Section 6. President/Chief Executive Officer. The President shall perform whatever duties and shall exercise all powers that are given by the Board of Directors. The President shall be ex officio a member of all standing committees; shall have general and active management of the business of the Corporation; shall implement the general directives, plans and policies formulated by the Board of Directors and shall further have such duties, responsibilities and authorities as may be assigned by the Board of Directors. The President may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors, or these Bylaws, to another officer or agent of the Corporation. In the absence of the President, the President’s duties shall be performed and powers exercised by a Vice President of the Corporation as may have been designated by the President with the right reserved to the Board of Directors to make such designation or supersede any designation so made by the President.
          Section 7. Vice President. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall, upon request, perform all the duties of the President, and when so acting shall have all the power of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or these Bylaws.
          Section 8. Secretary. The Secretary, if available, shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings of the meetings in a book to be kept for that purpose and shall, upon request, perform like duties for any committee of the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors and committees thereof and shall perform such other duties incident to the office of Secretary or as may be prescribed by the Board of Directors or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, as well as any Assistant Secretary or other person whom the Board of Directors may designate, shall have authority to affix the same to any instrument requiring it, and when so affixed the seal may be attested by the Secretary’s signature or by the signature of any Assistant Secretary or other authorized person so affixing such seal.
          Section 9. Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to such office, together with such other powers and duties as may be assigned by the Board of Directors, the President or the Secretary. The Assistant Secretary, or such other person as may be designated by the President, shall exercise the powers of the Secretary during that officer’s absence or inability to act.
          Section 10. Treasurer. The Treasurer shall have custody of and be responsible for the corporate funds and securities, keep full and accurate accounts of receipts and disbursements in the books of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation and shall perform all other duties incident to the position of Treasurer, or as may be prescribed by the Board of Directors or the President. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, monies and other property of whatever kind belonging to the Corporation and in the possession or under the control of the Treasurer.
          Section 11. Subordinate Officers. The Board of Directors may (a) appoint such other subordinate officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board of Directors may from time to time determine, or (b) delegate to any committee or officer the power to appoint any such subordinate officers or agents.
          Section 12. Salaries and Compensation. The salary or other compensation of officers shall be fixed from time to time by the Board of Directors. The Board of Directors may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of Section 11 of this Article V.
          Section 13. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, any officer shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI
INDEMNIFICATION
          Section 1. Indemnification of Directors and Officers. (a) The Corporation shall indemnify and hold harmless any person who was or is a witness, a party or is threatened to be made a party to or involved in any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person or a person of whom such person is the legal representative is or was, at any time prior to or during which this Article VI is in effect, a director, officer, employee or agent of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, whether the basis of such claim, action, suit, or proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent, against any liability, loss or expense (including attorneys’ fees), judgment, fine, penalty, excise tax pursuant to the Employee Retirement Income Security Act of 1974, amount paid in settlement and other liabilities actually and reasonably incurred or suffered by such person in connection with such claim, action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, create a presumption that such person had reasonable cause to believe that his conduct was unlawful.
          (b) The Corporation shall indemnify and hold harmless any person who was or is a witness, a party or is threatened to be made a party to or involved in any threatened, pending or completed claim, action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person or a person of whom such person is the legal representative is or was, at any time prior to or during which this Article VI is in effect, a director, officer, employee or agent of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such claim, action, suit or proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent, against all expenses (including attorneys’ fees) and amounts paid in settlement, actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such claim, action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to the amounts paid in settlement, the settlement is determined to be in the best interests of the Corporation; provided that no indemnification shall be made under this subsection (b) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence, recklessness or willful misconduct in the performance of his duty to the Corporation unless and only to the extent that the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses which the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall deem proper.
          (c) Any indemnification under subsections (a) and (b) (unless ordered by the Delaware Court of Chancery or other court of appropriate jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors not parties to such claim, action, suit or proceeding, (2) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel, selected by the Board of Directors or (3) by the stockholders. In the event a determination is made under this subsection (c) that the director, officer, employee or agent has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.
          (d) Notwithstanding the other provisions of this Article VI, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any claim, action, suit or proceeding referred to in subsection (a), or in defense of any issue or matter therein, such person shall be indemnified against all expenses (including attorney’s fees) actually and reasonably incurred in connection therewith.
          (e) The right of indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in appearing at, participating in or defending any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, and shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized by this Article VI.
          (f) It is the intention of the Corporation to indemnify the persons referred to in this Article VI to the fullest extent permitted by law with respect to any claim, action, suit or proceeding arising from events which occur at any time prior to or during which this Article VI is in effect. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be or become entitled to under any law, the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators or other legal representatives of such person.
          (g) The indemnification provided by this Article VI shall be subject to all valid and applicable laws and, if this Article VI or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article VI shall be regarded as modified accordingly and, as so modified, shall continue in full force and effect.
ARTICLE VII
CORPORATE RECORDS AND REPORTS — INSPECTION
          Section 1. Records. The Corporation shall maintain adequate and correct accounts, books and records of its business and properties at its principal place of business in the State of California, as fixed by the Board of Directors from time to time.
          Section 2. Inspection of Books and Records. All books and records of the Corporation shall be open to the inspection of the Directors and stockholders from time to time and in the manner provided in Section 220 of the Delaware General Corporation Law.
          Section 3. Checks. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.
          Section 4. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors no officer, agent or employee shall have any power or authority to bind the Corporation in any material matter by any contract or engagement or to pledge its credit to any significant extent or to render it liable for any material purpose or to any significant amount.
ARTICLE VIII
CERTIFICATES AND TRANSFER OF SHARES
          Section 1. Certificates for Shares. Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

          Section 2. Transfer on the Books. Upon surrender to the Secretary or transfer agent by the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
          Section 3. Lost, Stolen or Destroyed Certificates. Where the holder of a share certificate claims that the certificate has been lost, stolen or destroyed, the holder shall deliver an affidavit of such facts to the Board of Directors and shall, if the directors require, give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate on the issuance of a new certificate thereof or whereupon a new certificate shall be issued in the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed or if the owner so requests before the Corporation has notice that the shares represented by such certificate have been acquired by a bona fide purchaser.
          Where a share certificate has been lost, stolen or destroyed and the owner fails to notify the Corporation of that fact within a reasonable time after notice thereof, and the Corporation registers a transfer of the shares represented by the certificate before receiving such a notification, the owner is precluded from asserting against the Corporation any claim to a new certificate.
          If after the issue of a new certificate as a replacement for a lost, stolen or destroyed certificate, a bona fide purchaser of the original certificate presents it for registration of transfer, the Corporation must register the transfer unless registration would result in over-issue. In addition to any rights on the indemnity bond, the Corporation may recover the new certificate from the person to whom it was issued or any assignee thereof except a bona fide purchaser.
          Section 4. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, and which shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.
          Section 5. Fixing Date for Determination of Stockholders of Record for Certain Purposes. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of capital stock or notice of or participation in any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days prior to the date of payment of such dividend or other distribution or allotment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock may be exercised or the date of such other action. In such case, only such stockholders of record on the date so fixed shall be entitled to receive any such dividend or other distribution or allotment of rights, or to exercise such rights or for any other purpose, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.
          (b) If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
          Section 6. Registered Stockholders. Except as expressly provided by law or these Bylaws, the Corporation shall be entitled to treat registered stockholders as the only holders and owners in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof.
          Section 7. Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered owners thereof, or by their legal representatives or their duly authorized attorneys, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, by whom they shall be cancelled and new certificates shall thereupon be issued.
ARTICLE IX
CREDITORS
     Section 1. Creditors. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders of any class of them, any court of equitable jurisdiction within the state of Delaware may, on the application in a summary way of this Corporation, or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware code or on the application of trustees in dissolution of or any receiver or receivers appointed for this Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE X
MISCELLANEOUS PROVISIONS
          Section 1. Corporate Seal. If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
          Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
          Section 3. Notice and Waiver of Notice. Whenever notice is required to be given to any director or stockholder under the provisions of applicable law, or of these Bylaws, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid (unless prior to the mailing of such notice he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address in which case such notice shall be mailed to the address designated in the request), and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, cable or other form of recorded communication or by personal delivery, telephone or electronic facsimile. Whenever notice is required to be given under any provision of law or these Bylaws, a waiver thereof in writing or by electronic facsimile or by telegraph, cable or other form of recorded communication, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by these Bylaws.
ARTICLE XI
AMENDMENTS TO BYLAWS
          Section 1. By Stockholders. New Bylaws may be adopted or these Bylaws may be repealed or amended at the annual meetings, or any other meeting of the stockholders called for that purpose, by affirmative vote of stockholders entitled to exercise a majority of the voting power of the Corporation or by written assent of such stockholders.
          Section 2. Powers of Directors. Subject to the right of the stockholders to adopt, amend or repeal Bylaws, as provided in Section 1 of this Article X, the Board of Directors may adopt,

amend or repeal any of these Bylaws other than a Bylaw or amendment thereof changing the authorized number of directors.
          Section 3. Record of Amendments. Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written consent was filed shall be stated in such book.
Article XII
INCORPORATION BY REFERENCE
          Whenever any reference is made in these Bylaws to any legislative enactment whether law, statute or ordinance such enactment shall be deemed incorporated by reference herein.
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CERTIFICATE OF SECRETARY
          The undersigned hereby certifies that:
          (1) She is the duly elected and acting Secretary of Planet Technologies, Inc., a Delaware corporation; and
          (2) The foregoing Bylaws constitute the Bylaws of such corporation as duly adopted by the Board of Directors on June ___, 2006.
          IN WITNESS WHEREOF, I have executed this Certificate of Secretary as of June ___, 2006.

Francesca DiNota, Secretary

EXHIBIT E
AGREEMENT AND PLAN OF MERGER OF
ALLERGY CONTROL PRODUCTS, INC.,
A DELAWARE CORPORATION
AND
PLANET TECHNOLOGIES, INC.,
A CALIFORNIA CORPORATION
THIS AGREEMENT AND PLAN OF MERGER, dated this ___day of June 2006 (the “Agreement”), is made by and between Allergy Control Products, Inc., a Delaware corporation (“New Planet”), and Planet Technologies, Inc., a California corporation (“Old Planet”). New Planet and Old Planet are collectively referred to hereinafter as the “Constituent Corporations.”
R E C I T A L S
     A. New Planet is a corporation duly organized and existing under the laws of the State of Delaware. New Planet is a wholly owned subsidiary of Old Planet.
     B. Old Planet is a corporation duly organized and existing under the laws of the State of California and has a total authorized capital stock of 25,000,000 shares. The number of shares of preferred stock of Old Planet authorized to be issued is 5,000,000, (the “Old Planet Preferred Stock”). The number of shares of common stock (the “Old Planet Common Stock”) authorized to be issued is 20,000,000.
     C. New Planet will have a total authorized stock of 50,000,000 shares; 45,000,000 common stock shares at $0.01 par value and 5,000,000 preferred stock at $1.00 par value.
     D. The Board of Directors of each of the Constituent Corporations has determined that it is reasonable, advisable, fair and in the best interests of each of the Constituent Corporations and each of the Constituent Corporations’ stockholders that Old Planet merge with and into New Planet upon the terms and conditions herein provided.
     E. The respective Boards of Directors and stockholders of New Planet and Old Planet have approved this Agreement and have directed that this Agreement be executed by the undersigned officers.
NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, New Planet and Old Planet hereby agree, subject to the terms and conditions hereinafter set forth, as follows:
I. MERGER
1.1 Merger. In accordance with the provisions of this Agreement, the General Corporation Law of the State of Delaware and the California Corporations Code, Old Planet shall be merged with and into New Planet (the “Merger”), the separate existence of Old Planet shall cease and

New Planet shall be, and is herein sometimes referred to as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be Planet Technologies, Inc.
1.2 Effectiveness of the Merger. The Merger shall become effective in accordance with Section 6018 of the California Corporations Code and Section 252 of the General Corporation Law of the State of Delaware. The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date.”
1.3 Effect of the Merger. Upon the Effective Date, the separate existence of Old Planet shall cease and New Planet, as the Surviving Corporation: (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date; (ii) shall be subject to all actions previously taken by its and Old Planet’s Board of Directors; (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Old Planet in the manner more fully set forth in Section 259 of the General Corporation Law of the State of Delaware; (iv) shall continue to be subject to all of the debts, liabilities and obligations of New Planet as constituted immediately prior to the Effective Date; and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Old Planet in the same manner as if New Planet had itself incurred them, all as more fully provided under the applicable provisions of the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California.
II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS
2.1 Certificate of Incorporation. In conjunction with the Merger, an amended, Certificate of New Planet attached hereto as Exhibit “A” and incorporated herein by this reference, shall be deemed, as of the Effective Date, the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law. The Certificate of Incorporation provides for a total of 50,000,000 shares authorized; 45,000,000 common stock shares with a $0.01 par value, and 5,000,000 preferred stock shares with a $1.00 par value.
2.2 Bylaws. The Bylaws of New Planet as attached hereto as Exhibit “B” and incorporated herein by this reference, shall be deemed as of the Effective Date in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.
2.3 Directors and Officers. The directors and officers of Old Planet immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.
III. MANNER OF CONVERSION OF STOCK
3.1 Old Planet Common Stock. Upon the Effective Date, each share of Old Planet Common Stock issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of New Planet Common Stock. No fractional shares interests of New Planet Common Stock shall be issued upon such conversion, but shall, instead, be paid in cash by New Planet to the holder of such shares.
3.2 Old Planet Equity Incentive Plans.
     (a) Upon the Effective Date, the Surviving Corporation shall assume the obligations of Old Planet under Old Planet’s 2000 Stock Option Plan, 1992 Stock Option Plan and any other stock option grants, purchase rights or plans (collectively, the “Plans”). Each outstanding and unexercised option to purchase Old Planet Common Stock (an “Option”) under the Plans shall become, subject to the provisions in paragraph (c) of this Section 3.3, an option to purchase the Surviving Corporation’s Common Stock. No other changes in the terms and conditions of such options will occur.
     (b) One (1) share of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise of Options to purchase each one (1) share of Old Planet Common Stock so reserved immediately prior to the Effective Date.
     (c) No “additional benefits” (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionholders pursuant to the assumption of their Options.
3.3 New Planet Common Stock. Upon the Effective Date of the Merger, each share of New Planet Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by New Planet, or the holder of such shares or any other person, be cancelled and returned to the status of authorized and unissued shares of New Planet Common Stock.
3.4 Exchange of Certificates. On or after the Effective Date, each holder of an outstanding certificate representing shares of Old Planet Common Stock, may be asked to surrender the same to New Planet for cancellation, and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of New Planet Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Old Planet Common Stock shall be deemed for all purposes to represent the number of shares of New Planet Common Stock into which such shares of Old Planet Common Stock were converted in the Merger.
The registered owner on the books and records of the Surviving Corporation or its transfer agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of New Planet Common Stock by such outstanding certificate as provided above.

Each certificate representing New Planet Common Stock, New Planet Series A Convertible Preferred Stock or New Planet Redeemable Preferred Stock, as the case may be, so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Old Planet so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.
If any certificate for shares of New Planet stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Constituent Corporation’s transfer agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of New Planet that such tax has been paid or is not payable.
IV. CONDITIONS TO THE MERGER
The obligations of the Constituent Corporations under this Agreement are subject to the fulfillment, or the waiver by the parties, on or before the Effective Date, of each of the following:

4.1	The shareholders of Old Planet shall have approved the Merger.

4.2	The sole stockholder of New Planet shall have approved the Merger.

4.3	All consents required to be obtained by the Constituent Corporations to effect the Merger shall have been obtained.
V. GENERAL
5.1 Further Assurances. From time to time, as and when required by New Planet or by its successors or assigns, there shall be executed and delivered on behalf of Old Planet such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary to vest or perfect in or conform of record or otherwise by New Planet the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Old Planet and otherwise to carry out the purposes of this Agreement, and the officers and directors of New Planet are fully authorized in the name and on behalf of Old Planet or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.
5.2 Abandonment. At any time before the Effective Date, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Old Planet or of New Planet, or of both, notwithstanding the approval of this Agreement by the shareholders of Old Planet or the sole stockholder of New Planet. In the event of the termination of this Agreement, the Agreement shall become void and of no effect and there shall be no obligations on either Constituent Corporation or their respective Board of Directors or stockholders with respect thereto.
5.3 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.
5.4 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle 19801, and The Corporation Trust Center is the registered agent of the Surviving Corporation at such address.
5.5 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 96 Danbury Road, Ridgefield, Connecticut 06877, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.
5.6 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California Corporations Code.
5.7 Counterparts. To facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Allergy Control Products, Inc., a Delaware corporation, and the Board of Directors of Planet Technologies, Inc., a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

ALLERGY CONTROL PRODUCTS, INC.
a Delaware corporation

By:	/s/ Edward J. Steube

Edward J. Steube President

PLANET TECHNOLOGIES, INC.
a California corporation

By:	/s/ Scott L. Glenn

Scott L. Glenn Chief Executive Officer

PLANET TECHNOLOGIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 1, 2006
     The undersigned shareholder of Planet Technologies, Inc., a California corporation, hereby acknowledges the receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Planet Technologies, Inc. to be held on August 1, 2006 at 10:00 a.m., local time, and hereby appoints MICHAEL TRINKLE and SCOTT L. GLENN, and each of them, as attorneys and proxies of the undersigned, each with full power of substitution, to vote all of the shares of stock of PLANET TECHNOLOGIES, INC. which the undersigned may be entitled to vote at such meeting, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR FOR ALL PROPOSALS AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW
MANAGEMENT RECOMMENDS A VOTE FOR ALL PROPOSALS
PROPOSAL 1: Approval of reincorporation from California to Delaware.

☐	FOR
☐	AGAINST
☐	ABSTAIN
PROPOSAL 2: To elect directors to hold office until next Annual Meeting of Shareholders and until their successors are elected.

☐	FOR all nominees listed below (except as marked to the contrary below).
☐	WITHHOLD AUTHORITY to vote all nominees listed below.

Nominees:	Scott L. Glenn, Eric B. Freedus, H.M. Busby, Michael Trinkle, Ellen Preston, Michael Walsh and Edward Steube.
To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) below:

PROPOSAL 3: To amend the 2000 Stock Option Plan TO INCREASE THE AUTHORIZED SHARES FROM 350,000 TO 2,000,000 SHARES.

☐	FOR
☐	AGAINST
☐	ABSTAIN
PROPOSAL 4: To ratify the selection of J.H. Cohn LLP, as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2006.

☐	FOR
☐	AGAINST
☐	ABSTAIN
THIS PROXY HAS BEEN SOLICITED BY OR FOR THE BENEFIT OF THE BOARD OF DIRECTORS OF THE COMPANY. I UNDERSTAND THAT I MAY REVOKE THIS PROXY ONLY BY WRITTEN INSTRUCTIONS TO THAT EFFECT, SIGNED AND DATED BY ME, WHICH MUST BE ACTUALLY RECEIVED BY THE COMPANY PRIOR TO THE COMMENCEMENT OF THE ANNUAL MEETING.
DATED:                     , 2006

Signature(s)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.
THE DEADLINE FOR THE RETURN OF YOUR PROXY IS July 31, 2006

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